An Appraisal Report



                                       Of


                               The Bi - Lo Center
                    A 51,844 SF Neigborhood shopping center
                       835 New Smithville Road/Highway 56
                     McMinnville, Warren County, Tennessee



                            Effective Date Of Report
                                October 21, 1997



                                Specifically For
                              Mr. Lawrence Miller
                         Debt and Equity Markets Group
                      Merrill Lynch Mortgage Capital, Inc.
                               WFC - North Tower
                               250 Vessey Street
                         New York, New York 10281-1326



                                       By
                       Huber & Lamb Appraisal Group, Inc.
                         109 Westpark Drive, Suite 320
                        Brentwood, Tennessee 37027-5032

HUBER & LAMB APPRAISAL GROUP, INC.
109 Westpark Drive, Suite 320                                Murray W. Huber, RM
Brentwood, Tennessee  37027
Phone 615/371-8575                                           James E. Lamb, MAI
Fax 615/370-1216

December 1, 1997

Mr. Lawrence Miller
Debt and Equity Markets Group
Merrill Lynch Mortgage Capital, Inc.
WFC - North Tower
250 Vessey Street
New York, New York 10281-1326

RE:   An Appraisal Assignment of Bi - Lo Center
      A 51,844 SF Neigborhood shopping center Building
      835 New Smithville Road/Highway 56
      McMinnville, Warren County, Tennessee

Dear Mr. Miller:

At your request and authorization, we have appraised the above-referenced property for the purpose of estimating its current market value as of October 21, 1997, assuming an individual property sale. In addition, you have requested the estimated value of the subject assuming it is part of a 18 property portfolio sale. The property rights being appraised are the leased fee interest in the subject property. It is our understanding that the report will be used to assist in real estate mortgage finance underwriting of the subject property.

Assuming Single Asset Property Sale

Based on the inspection of the property and the investigations and analyses undertaken, we have formed the opinion that, as of October 21, 1997 and subject to the Assumptions and Limiting Conditions set forth in the attached report, the market value of the leased fee interest in the subject property is:

                   Four Million Four Hundred Thousand Dollars
                                  ($4,400,000)

Assuming Portfolio Sale

Based on the inspection of the property and the investigations and analyses undertaken, we have formed the opinion that, as of October 21, 1997 and subject to the Assumptions and Limiting Conditions set forth in the attached report, the market value of the leased fee interest in the subject property, assuming the property is sold as part of the 18 property portfolio described herein, is:

                   Four Million Eight Hundred Thousand Dollars
                                  ($4,800,000)

Marketing Period: The marketing period is estimated to be 12 months, assuming the subject is placed on the market at the final value estimate conclusion above.

Mr. Lawrence Miller
November 25, 1997
Page 2


Marketing Period: The marketing period is estimated to be 12 months, assuming the subject is placed on the market at the final value estimate conclusion above.

Three approaches to value were utilized in the valuation process for the subject development. These included the cost approach, the sales comparison approach and the income capitalization approach.

The narrative appraisal report that follows contains the identification of the property, the assumptions and limiting conditions, pertinent facts about the area and the subject property, comparable data, the results of the investigations and analyses, and the reasoning leading to the conclusions contained herein. Our analysis, opinions, and conclusions were developed, and this report has been prepared in accordance with the Uniform Standards of Professional Appraisal Practice published by the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Practice of the Appraisal Institute.

As requested by the client, the following statements relate to the permitted use of the subject appraisal report.

o The report may be relied upon by Merrill Lynch Mortgage Capital Inc. in determining whether to make a loan evidenced by a note (the "Property Note") secured by the Property.

o The report may be relied upon by any purchaser in determining whether to purchase the Property Note for this transaction from Merrill Lynch Mortgage Capital Inc.

o The report may be relied upon by any Rating Agency in rating securities issued by Merrill Lynch Mortgage Capital Inc. and representing an interest in the Mortgage Note.

o The report may be included with and referred to in materials offering the Property Note or an interest in the Property Note for sale.

The uses previously described are considered to be consistent with the client's intended uses of the report. However, no other entity other than the previously described entities may rely upon this appraisal report without prior written consent from the appraiser.

Mr. Lawrence Miller
November 25, 1995
Page 3


We appreciate the opportunity to be of service to you. Should you have any questions concerning this appraisal, please do not hesitate to contact this office. For further information, your attention is directed to the following report.

Respectfully submitted,
HUBER & LAMB APPRAISAL GROUP, INC


/s/ James E. Lamb                                /s/ Craig A. Johnson

James E. Lamb, MAI                               Craig A. Johnson
State Certified Real Estate Appraiser            Associate Appraiser
Licensee #CG-557                                 State Certified General
                                                 Real Estate Appraiser
                                                 Licensee #CG-1200

                                                               TABLE OF CONTENTS
================================================================================

Summary of Important Facts and Conclusions .................................   1
The Appraisal Assignment ...................................................   3
  Identification of Subject Property .......................................   3
  Purpose & Use of The Appraisal Report ....................................   3
  Property Rights Being Appraised ..........................................   3
  Significant Dates of Appraisal Assignment ................................   3
  Scope of the Appraisal ...................................................   4
  Subject Property Sales History ...........................................   4
Definition of Terms ........................................................   5
Assumptions and Limiting Conditions ........................................   9
Warren County Area Analysis ................................................  12
  City/County Map ..........................................................  18
  Regional Map .............................................................  19
Shopping Center Market Analysis ............................................  20
Neighborhood Analysis ......................................................  25
  Neighborhood Map .........................................................  28
Site Analysis ..............................................................  29
  Plot Plan ................................................................  31
  Plat Map .................................................................  32
  Flood Plain Map ..........................................................  33
Description of Improvements ................................................  34
  Plot Plan ................................................................  38
Photographs of Subject Property ............................................  39
Subject Property Zoning ....................................................  42
  Zoning Map ...............................................................  44
Highest and Best Use .......................................................  45
Real Estate Tax Analysis ...................................................  49
Appraisal Procedure ........................................................  51
Land Valuation .............................................................  53
  Land Sales ...............................................................  55
    Comparable Land Sales Map ..............................................  58
  Land Valuation Summary ...................................................  59
Cost Approach ..............................................................  65
  Subject's Marshall Valuation Cost Data ...................................  66
  Analysis of Depreciation .................................................  68
  Cost Approach Summary ....................................................  72
Sales Comparison Approach ..................................................  73
  Comparable Improved Sales Data ...........................................  75
    Comparable Improved Sales Map ..........................................  86
  Sales Comparison Approach Analysis .......................................  87
    Sales Comparison Approach Reconciliation ...............................  91
Income Capitalization Approach .............................................  92

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(C) 1997 Huber & Lamb Appraisal Group, Inc.                               Page 1
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                                                      Table of Contents, cont'd.
================================================================================

  Comparable Improved Rental Data .........................................   94
    Comparable Improved Rental Map ........................................  104
  Potential Gross Income Analysis .........................................  105
  Expense Analysis ........................................................  109
  Stabilized Operating Statement ..........................................  112
  Direct Capitalization Rate Analysis .....................................  113
    Subject's Potential Mortgage Terms Analysis ...........................  114
    Debt Coverage Ratio Analysis: A Test of Reasonableness ................  115
  Discounted Cash Flow Analysis ...........................................  116
    Discounted Cash Flow Summary ..........................................  126
  Income Capitalization Approach Reconciliation ...........................  129
Certification of Value ....................................................  130
Introduction to Segregated Market Value Estimates .........................  132
Appraisal of the Bi-Lo Center (Single Tenant) .............................  133
  Comparable Bi-Lo Center Sales Data ......................................  136
  Sales Comparison Approach ...............................................  146
  Income Capitalization Approach ..........................................  150
  Correlation and Final Estimate Value ....................................  155
  Appraisal of the Bi-Lo Center Excluding the Bi-Lo .......................  158
    Cost Approach .........................................................  160
    Sales Comparison Approach .............................................  162
    Income Capitalization Approach ........................................  166
    Correlation and Final Estimate Value ..................................  174
Certification of Values ...................................................  177
Portfolio Sale Market Value Estimates .....................................  180
Certification of Value - Portfolio Sale ...................................  186
Summary of Qualifications .................................................  188
Addenda ...................................................................  192

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(C) 1997 Huber & Lamb Appraisal Group, Inc.                               Page 2
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                                                      SUMMARY OF IMPORTANT FACTS
                                                                   & CONCLUSIONS
================================================================================

Valuation Conclusion:
 Single Asset Sale
  As Is Value Estimate:                   $4,400,000
   Cost Approach:                         $4,100,000
   Sales Comparison Approach:             $4,400,000
   Income Capitalization Approach:        $4,440,000

  Interest Appraised:                     leased fee

  Value Estimate's Implied Units of Comparison:
   Value/SF:                              $84.87/SF
   GIM:                                   9.24x
   Overall Rate:                          10.09%

As Is Portfolio Sale Value                $4,800,000
Estimate:

  Special Limiting Condition: The portfolio sale value estimate specifically assumes the subject property is part of the 18 property portfolio defined herein.

  Estimated Marketing Period:             12 months, assuming the subject is
                                          placed on the market at the final
                                          value estimate conclusion above.

Significant Appraisal Dates:
  Date of Appraisal Report:               November 25, 1997
  Effective Date Of Appraisal:            October 21, 1997
  Date of Inspection:                     October 21, 1997

Location:
  Physical Location:                      Northeast corner of North Chancery
                                          Street and New Smithville Road/Highway
                                          56.
  City:                                   McMinnville
  County:                                 Warren
  State:                                  Tennessee

Legal Description:
  Tax Map/Parcel:                         059K- D -041.00

Property Description:
  Land Area:                              5.110
   Acres:                                 222,583
   Square Feet:                           C-2 General Commercial District

  Improvements:
   Property Type:                         Neigborhood shopping center


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                               Page 1
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                               Summary of Important Facts & Conclusions, cont'd.
================================================================================

   Tenancy:                               Multi-tenant
   Size (Gross Building Area)             51,844 SF
   Size (Net Rentable Area)               51,844 SF
   Year Built:                            1984; 1995 addition
   Physical Occupancy at Completion       100%

Highest and Best Use:
 As Vacant:                               Hold for investment and/or development
                                          as an office or retail services use.

 As Improved:                             Continued use as a shopping center on
                                          a multi-tenant basis.

Estimated Income Operating Data:
 Gross Potential Income:                  $532,160
 Stabilized Vacancy:                      5% of local shop space only
 Net Operating Income:                    $443,747


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                               Page 2

                                                        THE APPRAISAL ASSIGNMENT
================================================================================

Identification of Subject Property

Property Name:                          BiLo Center
Property Type:                          Community shopping center
General Location:                       Northeast corner of North Chancery
                                        Street and New Smithville Road/Highway
                                        56
City:                                   McMinnville
County:                                 Warren
State:                                  Tennessee
Tax Map/Parcel:                         059K - D - 041.00
Metes & Bounds Description:             See Addenda

Purpose & Use Of The Appraisal Report

Purpose of Report:                      Estimate the "as is" market value of
                                        subject property. The reader is referred to the Definition of Terms section of the report for the definition of market value as utilized in this analysis.

Client's Intended Use of Report:        Assist in real estate mortgage finance
                                        underwriting of the subject property.

Property Rights Being Appraised

      The property rights being appraised are the leased fee interest in the subject property. The reader is referred to the Definition of Terms section of the report for the definition of leased fee as utilized in this analysis.

Significant Dates of Appraisal

      The subject property is being appraised as of the effective date presented below. The appraised property is subject to the market influences and economic conditions that existed on that date. The Date of the Report represents the approximate date the appraisal report was performed and/or completed.

Date of Appraisal Report:               November 20, 1997
Effective Date Of Appraisal:            October 17, 1997
Date of Inspection:                     October 17, 1997

Scope Of The Appraisal

      In preparing this appraisal report, the appraisers have completed several steps to assemble the data and form the opinions presented in this written report.

      1. Considered the complexity of the property and the appraisal assignment in the context of the purpose and intended use of the appraisal report.

      2. Analyzed the McMinnville economy and the subject neighborhood to determine the market conditions that effect the subject's market value.

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(C) 1997 Huber & Lamb Appraisal Group, Inc.                               Page 3
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                                               The Appraisal Assignment, cont'd.
================================================================================

      3.    Inspected the subject property and surrounding neighborhood.

      4. Gathered physical and/or factual data on the subject recorded data, physical characteristics of the site and improvements, and legal restrictions imposed by the municipal government.

      5. Analyzed the data gathered and determined their affects on market value in conjunction with the highest and best use of the real estate as if vacant and as improved.

      6. Considered the appropriateness of the three traditional appraisal approaches to value including the cost approach, sales comparison approach and the income capitalization approach.

      7. The application and process of each valuation approach are detailed in their respective report sections; however, the appraisers have thoroughly researched market data in each approach and have presented the most pertinent data and the reasoning and opinions leading to the conclusion of market value via each approach to value.

      8. Reconciled the analysis and value indications by the three approaches to value into a final market value conclusion.

Subject Property Sales History

      The following summarizes the most recent sales transaction and prior sales history of the subject property:

Current Owner of Record:           R & M Centers, Ltd.

Most Recent Transaction Data:
    Transaction Date:              November 7, 1986
    Grantor:                       JKH Investments, Joint Venture
    Consideration:                 $2,330,000
    Deed Book/Page:                246 / 882
    Comparison to
    Concluded Value:               The 1986 transaction is beyond the mandatory
                                   three year period for a review. Since the current transaction amount is undisclosed, it would be difficult to compare values on an unknown.

Current Contracts:                 The subject property is under contract for
                                   sale at an undisclosed price.

Current Listing:                   Not listed for sale

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(C) 1997 Huber & Lamb Appraisal Group, Inc.                               Page 4

                                                             DEFINITION OF TERMS
================================================================================

1. Market Value - The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      1.    Buyer and seller are typically motivated;

      2. Both parties are well informed or well advised, and acting in what they consider their own best interests;

      3.    A reasonable time is allowed for exposure in the open market;

      4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

      5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

            Sources:    1.    Comptroller of the Currency; 12 CFR Part 34
                              Section 34.42(f) of Federal Regulations.

                        2. FDIC Final Rule on Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (FIRREA), effective September 19, 1990, as defined in 12 CFR Part 323.4.a.10.

2. Highest and Best Use - That reasonable and probable use that will support the highest present value, as defined, as of the effective date of the appraisal. Alternatively, that use, from among reasonably probable and legal alternative uses, found to be physically possible, appropriately supported, financially feasible, and which results in the highest land value.

3. Market Rent - The rental income that a property would most probably command on the open market; indicated by current rents paid and asked for comparable space as of the date of appraisal.

4. Market Price - The amount actually paid, or to be paid for a property in a particular transaction. This differs from market value in that it is an accomplished or historic fact, whereas market value is and remains an estimate until proven. Market price involves no assumption of prudent conduct by the parties, of absence of undue stimulus or of any other condition basic to the market value concept.

5. Appreciation - Increase in value due to increase in cost to reproduce, value over the cost, or value at some specified earlier point in time, brought about by greater demand, improved economic conditions, increasing price levels, reversal

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(C) 1997 Huber & Lamb Appraisal Group, Inc.                               Page 5
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                                                   Definitions of Terms, cont'd.
================================================================================

      of depreciating environmental trends, improved transportation facilities, direction of community or area growth, or other factors.

6. Depreciation - A loss of utility and hence value from any cause. An effect caused by deterioration and/or obsolescence.

7. Investment Value - The value of an investment to a particular investor, based on his or her investment requirements; as distinguished from market value, which is impersonal and detached.

8. Functional Obsolescence - Impairment of functional capacity or efficiency. Functional obsolescence reflects the loss in value brought about by such factors as overcapacity, inadequacy, and changes in the art, that affect the property item itself or its relation with other items comprising a larger property. The inability of a structure to perform adequately the function for which it is currently employed.

9. External Obsolescence - Impairment of desirability or useful life arising from factors external to the property, such as economic forces or environmental changes which affect supply-demand relationships in the market. Loss in the use and value of a property arising from the factors of external obsolescence is to be distinguished from loss in value from physical deterioration and functional obsolescence, both of which are inherent in the property. Also referred to as locational or economic obsolescence.

10. Fee Simple Estate - Absolute ownership unencumbered by any other interest or estate; subject only to the limitations of eminent domain, escheat, police power, and taxation.

11. Leased Fee Estate - An ownership interest held by a landlord with the right of use and occupancy conveyed by lease to others; usually consists of the right to receive rent and the right to repossession at the termination of the lease.

12. Leasehold Estate - The right to use and occupy real estate for a stated term and under certain conditions; conveyed by a lease.

13. Present Value - The current monetary value. It is the today's cash lump sum which represents the current value of the right to collect future payments. It is the discounted value of aggregate future payments.

14. Gross Sales Proceeds - The total amount of invoiced sales, before deducting returns, allowances, etc. over the forecasted sellout period.

15. Forecasting - Predicting a future happening or condition based on past trends and the perceptions of market participants, tempered with analytical judgment concerning the continuation of these trends and the realization of these perceptions in the future.

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(C) 1997 Huber & Lamb Appraisal Group, Inc.                               Page 6
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                                                   Definitions of Terms, cont'd.
================================================================================

16. Overall Capitalization Rate - An income rate for a total property that reflects the relationship between a single year's net operating income expectancy or an annual average of several years' income expectancies and total price or value; used to convert net operating income into an indication of overall property value.

17. Discount Rate - A rate of return on capital used to convert future payments or receipts into present value.

18. Internal Rate of Return - The annualized rate of return on capital that is generated or capable of being generated within an investment or portfolio over the period of ownership; similar to the equity yield rate; often used to measure profitability after income taxes, i.e., the after-tax equity yield rate; the rate of discount that makes the net present value of an investment equal to zero; discounts all returns from an investment, including returns from its termination, to equal the original investment.

19. Retail Value - The term "retail" refers to the aggregate sum of all the individual unit values as of the date of the appraisal. Generally applied to residential lot sales or condominium developments.

      Source of Definitions: The American Institute of Real Estate Appraisers, The Dictionary of Real Estate Appraisal; American Institute of Real Estate Appraisers and Society of Real Estate Appraisers, Real Estate Terminology, Ed. Byrl N Boyce (Cambridge, MA: Ballinger Publishing Company, 1981); or standard industry definitions.

Supplemental Definitions

1. Market Value "As Is" on Appraisal Date: An estimate of the market value of a property in the condition observed upon inspection and as it physically and legally exists without hypothetical conditions, assumptions, or qualifications as of the date the appraisal is prepared.

2. Prospective Value Upon Completion of Construction: The Value presented assumes all proposed construction, conversion, rehabilitation is hypothetically completed, or under other specified hypothetical conditions, as of the future date when such construction completion is projected to occur. If anticipated market conditions indicate that stabilized occupancy is not likely as of the date of completion, this estimate shall reflect the market value of the property in its then "as-is" leased state (future cash flows must reflect additional lease-up costs, including tenant improvements and leasing commissions, for all areas not pre-leased). For properties where individual units are to be sold over a period of time, this value should represent that point in time when all construction and development costs have been expended for that phase, or those phases, under valuation.

3. Prospective Value Upon Achieving Stabilized Occupancy: The value presented assumes the property has attained the optimum level of long-term occupancy, which an income-producing real estate project is expected to achieve under

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(C) 1997 Huber & Lamb Appraisal Group, Inc.                               Page 7
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                                                   Definitions of Terms, cont'd.
================================================================================

      competent management after exposure for leasing in the open market for a reasonable period of time at terms and conditions comparable to competitive offerings. The date of stabilization must be estimated and stated within the report.

4. Proposed Tract Development: Means a project of five units or more that is constructed, or is to be constructed, as a single development. A tract development may be units in a subdivision, condominium project, timeshare project, or any similar project meant to be sold as individual units over a period of time.

5. Fair Value - The cash price that might reasonably be anticipated in a current sale under all conditions requisite to a fair sale, A "fair sale" means that buyer and seller are each acting prudently, knowledgeably, and under no necessity to buy or sell. Current sale" means that the property is exposed to the open market for a reasonable time considering the property type and local market conditions. When a current sale is unlikely, i.e., when it is unlikely that the sale can be completed within 12 months, the appraiser should discount to present value any and all cash flows which might be generated by the property to obtain the estimate of fair value. These cash flows include, but are not limited to, those arising from ownership, development, operation, and sale of the property. The discount applied should reflect the appraiser's judgement of what a prudent, knowledgeable purchaser under no necessity to buy would be willing to pay to purchase the property in a current sale. Whenever the appraiser believes that more than one year is necessary for a fair sale of the property, the appraiser shall state and justify the estimated holding period, cash flows and the discount rate applied.

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(C) 1997 Huber & Lamb Appraisal Group, Inc.                               Page 8

                                             ASSUMPTIONS AND LIMITING CONDITIONS
================================================================================

      Standard Rule 2-2g of the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute requires the appraiser to clearly and accurately set forth all facts, assumptions and conditions that affect the analysis, opinions and conclusions upon which the appraisal is based. In compliance therewith, and to assist the reader in interpreting this report, such assumptions and limiting conditions are set forth as follows:

1. Title is assumed to be marketable and free and clear of all liens and encumbrances, easements, and restrictions except those specifically discussed in the report. The property is appraised assuming it to be under responsible ownership and competent management and available for its highest and best use.

2. No opinion is intended to be expressed for legal matters or that would require specialized investigation or knowledge beyond that ordinarily employed by real estate appraisers, notwithstanding the fact that such matters may be discussed in the report.

3. The date of value to which the opinions expressed in this report apply is set forth in the letter of transmittal. The appraiser assumes no responsibility for economic or physical factors occurring at some later date which may affect the opinion herein stated.

4. The valuation is reported in dollars of currency prevailing on the date of appraisal.

5. Maps, plats, and exhibits included herein are for illustration only as an aid in visualizing matters discussed within the report. They should not be considered as surveys or relied upon for any other purpose.

6. All information and comments pertaining to this and other properties included in the report represent the personal opinion of the appraiser, formed after examination and study of the subject and other properties. While it is believed the information, estimates and analyses are correct, the appraiser does not guarantee them and assumes no liability for errors in fact, analysis or judgement.

7. Neither all nor any part of the contents of this report (especially any conclusions as to value, the identity of the appraiser or the firm with which he is connected, or any reference to the Appraisal Institute or the MAI or RM designation) shall be disseminated to the public through advertising media, public relations media, news media, sales media or any other public means of communication without prior written consent and approval of the undersigned.

8. The appraiser is not required to give testimony or to appear in court by reason of this appraisal, unless prior arrangements have been made.

9. The distribution of the total valuation in this report between land and improvements applies only under the existing program of utilization. The separate valuations for land and buildings must not be used in conjunction with any other appraisal and are invalid if so used.

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(C) 1997 Huber & Lamb Appraisal Group, Inc.                               Page 9

================================================================================

10. Certain information concerning market and operating data was obtained from others. This information is verified and checked, where possible, and is used in this appraisal only if it is believed to be accurate and correct. However, such information is not guaranteed.

11. Real Estate Values are influenced by a large number of external factors. The data contained herein is all of the data we consider necessary to support the value estimate. We have not knowingly withheld any pertinent facts, but we do not guarantee that we have knowledge of all factors which might influence the value of the subject. Due to rapid changes in the external factors, the value estimate is considered reliable only as of the date of the appraisal.

12. Opinions of value contained herein are estimates. There is no guarantee, written or implied, that the subject property will sell for such amounts.

13. It is assumed that there are no hidden or unapparent conditions of the property, subsoil, or structures which would render it more or less valuable. No responsibility is assumed for such conditions or for engineering which may be required to discover such factors.

14. If the subject of the appraisal is an improved property, the appraiser has personally inspected the -property and finds no obvious evidence of structural deficiencies except as stated in this report; however, no responsibility for hidden defects or conformity to specific governmental requirements, such as fire, building and safety, earthquake, or occupancy codes can be assumed without provision of specific professional or governmental inspections.

15. Unless otherwise stated in this report, the existence of hazardous material, which may or may not be present on the property, was not observed by the appraiser. The appraiser has no knowledge of the existence of such materials on or in the property. The appraiser, however, is not qualified to detect such substances. The presence of substances such as asbestos, urea-formaldehyde foam insulation, or other potentially hazardous materials may affect the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for any expertise or engineering knowledge required to discover them. The client is urged to retain an expert in this field, if desired.

16. We have not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the Americans with Disabilities Act (aka, ADA). It is possible that a compliance survey of the property together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since we have no direct evidence relating to this issue, we did not consider possible non-compliance with the requirements of ADA in estimating the value of the property.

17. The value estimate assuming a portfolio sale specifically assumes the property is sold as part of the 17 property portfolio described within the attached report. As

--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 10

================================================================================

      is the case with any value estimate, the portfolio sale value estimate is based on a sale within a typical marketing period of 12 months or less. Any fluctuations in market conditions can possibly have more significant effects on portfolio value than individual property sales.

--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 11

                                              McMINNVILLE/WARREN COUNTY ANALYSIS
================================================================================

Location

      McMinnville, the county seat, is near the geographic center of Warren County, which covers an area of 431 square miles. McMinnville is approximately 75 miles from Nashville, 69 miles from Chattanooga and 126 miles from Knoxville.

Climate

      The south central Tennessee climate is temperate. The seasons differ markedly so there are no extreme conditions of any duration. Temperatures average 43 degrees fahrenheit in winter and 77 degrees fahrenheit in summer, with normal temperature of 60 degrees fahrenheit. Average annual precipitation is 54 inches. The mean annual snowfall is estimated at 8 inches.

History

      Established in November 1807 by an act of the Tennessee General Assembly, a rich and proud history is the foundation upon which McMinnville and Warren County are built. "The Trail of Tears", a recently designated National Historic Trail, winds through Warren County. The Civil War saw nine devastating invasions of the county. Various sites serve as reminders of battles fought, with headstones of fallen soldiers located in many of the cemeteries.

Population

      =======================================================================
                                   POPULATION
      =======================================================================
                                1970      1980      1990      1996      1997
      -----------------------------------------------------------------------
      McMinnville              10,622    11,227    11,194      N/A       N/A
      -----------------------------------------------------------------------
      Warren County            26,972    32,653    32,992    35,556    36,200
      -----------------------------------------------------------------------
      County Growth                       5,681       339     2,564       644
      -----------------------------------------------------------------------
      Source: Tennessee Dept. of Economic and Community Development for 1970 through 1990; Tennessee Economic Development Center 1996 & 1997
      =======================================================================

      The compounded growth rate for Warren County in the 1990's has been at or slightly below 2%. The city data indicates virtually no change from 1980 through 1992. The trend of slow to no city growth has been relatively common in similar sized counties in Tennessee. In general, the noted trends are not anticipated to change in the foreseeable future.

Employment Data

Employment

      Recent employment trends for Warren County have generally reflected a steady increase. For a community the size of McMinnville, this is somewhat unusual as compared to similar sized communities removed from metropolitan areas in the State

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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 12

================================================================================

of Tennessee. The following chart summarizes the recent employment trends for Warren County.

                                Employment Trends

================================================================================
  Year             1990      1991     1992     1993      1994     8/97
--------------------------------------------------------------------------------
  Labor Force     16,840    17,150   17,740   18,530    19,220   20,630
--------------------------------------------------------------------------------
  Employment      15,640    15,640   16,300   17,240    18,180   18,830
--------------------------------------------------------------------------------
  Unemployment     1,200     1,510    1,440    1,290     1,040    1,800
--------------------------------------------------------------------------------
  Unempl. Rate      7.1%      8.8%     8.1%     7.0%      5.4%     8.7%
--------------------------------------------------------------------------------
  Job Growth                   000      660      940       940      N/A
================================================================================

      The August 1997 data represents a single month's data as compared to the other years representing annual averages. The August 1996 unemployment was 6.0%. However, the increase actually brings the unemployment back up to historical trends.

Labor Force

      The 1997 Warren County non-agricultural labor force estimates, which are the latest available data, are summarized as follows:

        =========================================================
              Labor Force Data                    Warren County
        ---------------------------------------------------------
        Total:                                             14,790
        ---------------------------------------------------------
        Goods Producing:                                    8,130
        ---------------------------------------------------------
         Manufacturing:                                     7,490
        ---------------------------------------------------------
         Construction/Mining:                                 640
        ---------------------------------------------------------
        Service Producing:                                  6,660
        ---------------------------------------------------------
         Transportation/Communications/Utilities:             280
        ---------------------------------------------------------
         Trade:                                             2,540
        ---------------------------------------------------------
         Finance/Institutional/Real estate:                   320
        ---------------------------------------------------------
         Services:                                          1,900
        ---------------------------------------------------------
         Government:                                        1,620
        =========================================================

      The county has earned the title of "Nursery Capital of the World" with over 400 nurseries located here. Along with the giant nursery industry, 45 other widely diversified industries are also located in the county.

      The following table provides a list of the largest manufacturing employers within the McMinnville and Warren County area.

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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 13

================================================================================

                  ============================================
                  Largest Manufacturing Employers By Number Of
                                    Employees
                  ============================================
                  APAC Tennessee, Inc.                   80
                  --------------------------------------------
                  Aquatech, Inc.                        459
                  --------------------------------------------
                  Bouldin & Lawson, Inc.                 86
                  --------------------------------------------
                  Brandie Rose, Inc.                     68
                  --------------------------------------------
                  Bridgestone                           804
                  --------------------------------------------
                  Burroughs-Ross-Colville               195
                  --------------------------------------------
                  Calsonic Yorozu Corp.                 785
                  --------------------------------------------
                  Carrier                             1,200
                  --------------------------------------------
                  Cookeville Tool & Mfg., Inc.           65
                  --------------------------------------------
                  Cumberland Lumber & Mfg.              130
                  --------------------------------------------
                  Dezurik                               270
                  --------------------------------------------
                  Findlay Industries                    470
                  --------------------------------------------
                  Formfit Rogers/Div.I. Appeal           74
                  --------------------------------------------
                  Magnetek/Century Electric             920
                  --------------------------------------------
                  McMinnville Mfg., Co.                 100
                  --------------------------------------------
                  McMinnville Screw Machine              80
                  --------------------------------------------
                  Metal Products Co.                     75
                  --------------------------------------------
                  Oster Specialty Products              651
                  --------------------------------------------
                  Pershield                             165
                  --------------------------------------------
                  Powermatic/Div. Devlieg Bull          200
                  --------------------------------------------
                  Tennsmith, Inc.                        70
                  ============================================

Transportation

      Centrally located in Middle Tennessee, McMinnville is 72 miles southeast of Nashville almost equal distance northwest of Chattanooga. IH-40 is 33 miles via Highway 56; IH-24 is 22 miles via Highway 55. The county is intersected by Tennessee Highways 8, 30, 55, 56, and 108, andy by U.S. Highway 70. Railroad service is provided by Caney Fork & Western and CSX Transportation. McMinnville is 75 miles from the nearest port facility in Nashville at the Cumberland River.

Medical Facilities

      Area residents are serviced by River Park Hospital, an institution fully accredited by the Joint Commission on Hospital Accreditation. In 1996, the hospital underwent a $20 million, 83,000 SF expansion, yielding a total of 143,000 SF. The facility is a 118 bed, short term, general acute hospital. River Park is owned by Columbia/HCA Healthcare Corp., a Nashville-based for-profit hospital corporation. McMinnville has

--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 14

================================================================================

44 doctors and 14 dentists. In addition, Warren County has five nursing homes totalling 300 beds.

Income & Retail Sales

      The following data was obtained from Sales & Marketing Management, August 1997.

                     Effective Buying Income & Retail Sales

================================================================================
                                                No. of               Total
                         Median EBI         Households        Retail Sales
--------------------------------------------------------------------------------
  Warren County             $25,771             14,000        $246,093,000
--------------------------------------------------------------------------------
  Tennessee                 $30,437          2,041,700     $51,705,983,000
--------------------------------------------------------------------------------
  USA                       $33,482
================================================================================

Source: Sales & Marketing Management, 1997

      The 1996 retail sales for Warren County are $271.5 million, up from the previous year $259.9 million based on the Tennessee Department of Revenue. The 1996 Warren County annual state sales tax collections are $18.5 million, up from last years $17.7 million based on the Tennessee Department of Revenue. This would indicate a 4.9% increase in annual state sales tax collections.

Government

      A Mayor and Aldermanic form of government operates the City of McMinnville. The McMinnville Division of Fire has a full-time staff of 22. There are 17 vehicles used with more than half using repeater systems. The Fire Department also has joint communication with the Police Department. The McMinnville Division of Police, centrally located in the downtown district, is staffed with 42 officers.

Utilities

      The McMinnville area is well developed and has reasonable access to public utilities. Sewer is available on a limited basis outside of the McMinnville city limits, which is typical for most counties.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 15

================================================================================

      All utilities are available and provided by the following entities:

================================================================================
    Utilities Provided                  Provider
================================================================================
Telephone               Citizens Telecom
--------------------------------------------------------------------------------
Sewer/Water             McMinnville Water and Waste Water Treatment Dept.
--------------------------------------------------------------------------------
Electricity             McMinnville Electric System - City
                        Caney fork Electric Cooperative, Inc. - Warren and
                        parts of 7 other counties
--------------------------------------------------------------------------------
Natural Gas             Middle Tennessee Natural Gas District
================================================================================

      The McMinnville Water and Waste Water Treatment Department provides water, sewer and garbage service for the city's residents. Service extends to about 6,500 customers, and the Barren Fork river is the source for the city's potable water. The county is divided into three Utility Districts - Western, North and Eastern Warren Utility Districts Electrical power for Warren County is furnished by TVA and distributed by Caney Fork Electric Cooperative (county) and McMinnville Electric System (city). McMinnville Electric System serves approximately 7,000 customers within the city limits.

Recreation

      Recreational opportunities abound in the area. The City of McMinnville Parks and Recreation Department operated the city's large, modern Civic Center, complemented by a 23 acre recreational complex. The city's Riverfront Park also offers a wide variety of recreational activities. Rock Island State Park features the spectacular cascades of the Great Falls and offers many outdoor activities, including boating, fishing, swimming, camping, and picnicking.

      Cumberland Caverns, the second largest cave system in the United States, is located on Highway 8 near McMinnville. Guided tours include the "Hall of the Mountain King", The largest cave room in eastern America. An underground dining room (available by advance reservation only with seating for up to 500), lit by a dazzling 1/2 ton crystal chandelier, is the showplace of the Caverns. Also a feature of the tours is a sound and light show, "God of the Mountain".

Communication Facilities

      McMinnville has 4 local radio stations with affiliations with the mutual Broadcasting System and American Broadcasting Company. McMinnville receives all of the Nashville network stations of ABC, CBS, NBC, PBS and FOX. McMinnville has daily newspaper service from Nashville, Knoxville and Chattanooga.

Financial Institutions

      The City of McMinnville has 5 banks. There are also several insurance and mortgage companies in the City of McMinnville.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 16

================================================================================

Trends and Conclusions of City/County Data

      The City of McMinnville has shown a sound and steady growth in population with moderate job growth in the past 5 years, and this rate of growth is anticipated to continue in the foreseeable future. Retail sales are expanding at a similar to slightly higher rate than the population. These improving trends are consistent with Middle Tennessee as well as the US economy in general. In addition there have been a number of business expansions as well as new manufacturing jobs created. The city's two major economic factors (agriculture and industry) are growing annually and are in balance. The city's economy is regarded as stable, and the factors affecting the change are well diversified. The market value and demand for real estate are expected to be favorable with no adverse influences apparent at the present time.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 17

                                  Country Map

                               [GRAPHIC OMITTED]


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 18

                                  Regional Map

                               [GRAPHIC OMITTED]


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 19

                                                 SHOPPING CENTER MARKET ANALYSIS
================================================================================

Introduction

      Trends in the shopping center market are examined in this section of the appraisal report in an effort to assess current, as well as future, influences on property value. The data most commonly utilized in the analysis of shopping center feasibility includes the supply of shopping center space and ongoing, or planned new construction. Additionally, absorption rates, occupancy levels and the direction of rental rates and expenses are viewed as critical in determining the marketability and ultimate feasibility of a project.

Information Source
Huber & Lamb:                      A survey of comparable properties in the
                                   subject's submarket was also conducted by Huber & Lamb Appraisal Group, Inc. This data is useful in delineating and identifying trends in the immediate market area of the subject as indicated by the subject and most competitive properties.

Submarket Occupancy Analysis

      McMinnville/Warren County
        Type of Shopping Center:   Shopping center markets can typically be
                                   delineated into three general categories based on physical size and tenancy. The following summarizes these classifications.

          Neighborhood:            Usually under 100,000 SF, 1 or 2 anchors,
                                   usually anchored by grocery. Typically draws shoppers from within a three mile radius.

          Community:               100,000 - 300,000 SF built around discount
                                   department store, variety store or junior department store and usually including supermarket. Draws shoppers from at least a seven mile radius.

          Regional:                Usually over 300,000 SF with at least one
                                   major department store. Typically enclosed mall type shopping centers drawing shoppers from a greater than 10-mile radius.

      As will be shown in the next section, the McMinnville retail market is limited to non-anchored strip centers, neighborhood or community centers based on the previous definitions. This is consistent with other similar cities based on population size. There is no published data tracking the McMinnville and Warren County retail market. Therefore, the analysis is limited to the Huber & Lamb retail survey that follows.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 20

================================================================================

Subject Most Competitive Market Occupancy Analysis

Description:                       Huber & Lamb has completed a survey of the
                                   most competitive properties with the subject located within the submarket. These properties are considered most direct competition of the subject and are utilized as the comparable rents in the income capitalization approach. This analysis provides insight on the micro market level of the subject as compared to the previous general market analysis.

                             Most Competitive Market
                                Occupancy Summary

================================================================================
                                             Square
Comparable Apartment               Rent No.   Feet     Year Built    Occupancy
--------------------------------------------------------------------------------
Bi - Lo Center                     Subject    51,844            1984      100%
Three Star Mall and Center             1     202,918            1980       96%
Cumberland Plaza Shopping Center*      2     145,353            1988       95%
Northgate Shopping Center              3     129,998   1971 and 1973       90%
McMinnville Plaza Shopping Center      4     101,457   1966 and 1978       90%
Hollywood Bowl Shopping Center         5      35,340            1976      100%
================================================================================
Totals/ Weighted Avgs.                --     666,910              --       94%
================================================================================

*Note: Represents economic occupancy. Wal-Mart vacated the primary anchor space, but still pays rent.

Total SF Occupied:                 628,380 SF
Total SF Vacant:                   38,530 SF

Analysis:                          The most competitive shopping center
                                   properties, including the subject have an occupancy rate at 90% or higher. The most competitive market's occupancy is obviously reflective of the good health of the market.
                                   The subject property was constructed in 1984 with an addition in 1995 based on the expansion of Bi-Lo.

McMinnville Retail Development Trends

      As noted from the previous chart, retail development in McMinnville was primarily concentrated in the early to mid-1970's and spread out over the 1980's. There has been no significant new speculative retail development in the 1990's. The most interesting factor that has effected the area retail development is the movement of Wal-Mart since the 1970's. The Hollywood Bowl Shopping Center, built in 1976, was


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 21

================================================================================

originally a single tenant Wal-Mart. In 1988, the Cumberland Plaza Shopping Center was developed with Wal-Mart as the primary anchor. In 1996, Wal-Mart moved to a new single tenant, 203,918 SF, Supercenter store in McMinnville. The Wal-Mart space in Cumberland Plaza is still vacant. This movement of Wal-Mart is common through the country. Unfortunately, McMinnville has had a Wal-Mart store since 1976 and suffered from two moves by the discount store.

Potential New Construction

      To the appraisers' knowledge, there are no current plans for new multi-tenant, speculative shopping center construction in McMinnville. The Wal-Mart Supercenter developed in 1996 is the most recent retail construction of significance in the Warren County area.

Subject Investment Desirability

      Subject % Anchor:            74.96%
                                   The percentage of anchor tenant is within the investment acceptable good quality range for property.

      Anchor Credit:               The Bi-Lo, Inc. lease is guaranteed by its
                                   parent company, Royal Ahold (Koninklijke
                                   Ahold nv). Royal Ahold, a Netherlands based company, is a leading international food retailer with 1996 sales of $21 billion and 3,000 stores and 190,000 employees worldwide.
                                   Ahold is the leading food retailer in
                                   Holland, one of the top 5 in the US, and has major operations in several countries in Southern and Central Europe, Latin America and Southeast Asia. Ahold USA is a leader on the East Coast, operating the BI-LO, Giant
                                   Food Stores (including Edwards), Tops Markets
                                   (including Finast), and Stop & Shop chains encompassing 800 stores with sales of $11 billion. Specific credit rating information was not provided; however, Royal Ahold has a debt ratio of 2.6 to 1, which is extremely high.

      Anchor Sales History:        The Bi-Lo has a good quality sales per square
                                   foot history. The following chart provides the long-term sales history. The store expanded from 28,875 SF to 38,864 SF in 1995
                                   (fiscal year 1996 in following chart). It should be further noted that the initial decline in total sales from 1989 through 1991 is probably attributed to the addition of Food Lion to the market.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 22

================================================================================

                               Bi-Lo Sales History

             ====================================================
             Fiscal Year    Total Sales    % Change    Sales/SF*
             ----------------------------------------------------
                 1997       $ 9,592,672    -4.77%       $246.83
             ----------------------------------------------------
                 1996       $10,072,923     4.85%       $259.18
             ----------------------------------------------------
                 1995       $ 9,606,671     7.85%       $332.70
             ----------------------------------------------------
                 1994       $ 8,907,082    -3.32%       $308.47
             ----------------------------------------------------
                 1993       $ 9,212,862     7.05%       $319.06
             ----------------------------------------------------
                 1992       $ 8,605,764    -5.30%       $298.04
             ----------------------------------------------------
                 1991       $ 9,087,362    -9.85%       $314.71
             ----------------------------------------------------
                 1990       $10,080,746    -9.38%       $349.12
             ----------------------------------------------------
                 1989       $11,124,578     0.75%       $385.27
             ----------------------------------------------------
                 1988       $11,041,950     1.17%       $382.41
             ----------------------------------------------------
                 1987       $10,914,667    11.24%       $378.00
             ----------------------------------------------------
                 1986       $ 9,812,233       N/A       $339.82
             ====================================================

                                   Bi-Lo's sales history reflects typical
                                   fluctuations, but a general increasing trend since 1994. Again, the decline in the Sales/SF in 1996 is the result of the tenant's expansion. Considering the very highly limited probability of new grocery store competition in the foreseeable future, the anchor should maintain recent trends in sales.

Conclusions

      The overall City of McMinnville and Warren County shopping center market has relatively static over the years since the subject property was constructed. No significant new construction has occurred, with the exception of the new Wal-Mart Superstore just northwest of the subject location. Occupancies have remained high for the last few years. Most rural Tennessee communities of this size have remained stable over the past few years, unless an outside source changes the area.

      In the final analysis, the economy is maintaining strength with increased retail sales. Neighborhood shopping centers are gaining strength, particularly well anchored centers in good locations. Speculative new development is currently limited in this market. This should result in continued high occupancies and moderate rent appreciation over the foreseeable future, or at least two years.

Subject Property Conclusions

      The subject property can be classified as an anchored neighborhood center. The subject's retail market is relatively strong with high occupancies in the newer or renovated centers as well as occupancies in the older centers. The tenant mix for the


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 23

================================================================================

subject is appropriate for the local market it serves. Thus, the subject property is considered an average quality investment property with the most probable buyer being a regional buyer.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 24

                                                           NEIGHBORHOOD ANALYSTS
================================================================================

Neighborhood Defined

      A neighborhood, as defined by the 9th edition of The Appraisal of Real Estate is "a grouping of complementary land uses" effected by similar operation of the four forces that affect property value. These forces include social, economic, governmental and environmental factors. A neighborhood is further defined by the revised edition of Real Estate Appraisal Terminology as being a portion of a larger community, or an entire community, in which there is a homogeneous grouping of inhabitants, buildings or business enterprises. Neighborhood boundaries may consist of well-defined natural or manmade barriers or they may be more or less defined by a distinct change in land use or in the character of the inhabitants. The overriding purpose of describing and analyzing a particular neighborhood is to observe and/or quantify data indicating discernible patterns or urban growth, structure and change that may enhance or detract from property values.

Neighborhood Boundaries

North: McMinnville City Limits
East:  Barren Fork River
South: Barren Fork River
West:  Red Road

      Comments: The boundaries for the subject neighborhood were chosen because they contain homogeneous and dependent land uses delineated by distinct man-made boundaries.

General Neighborhood Data

Distance from CBD:                  2 miles to the northeast
Distance from Airport:              75 miles to the northwest (Nashville)
Percent Built-Up:                   75%
General Land Uses:
   Single Family:                   20%; 5 to 50 years old; $40,000 to $100,000
                                    typical value range
   Apartment:                       10%; 5 to 20 years old
   Retail, Office:                  50%; 1 to 20 years old; predominantly
                                    located along McMinnville By-Pass and New
                                    Smithville Road

Industrial, heavy commercial:       20% in neighborhood

Types of Commercial Tenancies:
   Predominant:                     Single tenant
   Secondary:                       Multi-tenant
Predominant Property Age Range:     1960's to 1990's for residential
                                    1970's to 1990's for commercial
Neighborhood Life Cycle Stage:      Stable
Public Transportation:              None


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 25

================================================================================

Major Traffic Arteries/Access

================================================================================
Street Name              Type                   Direction     No. of Lanes
--------------------------------------------------------------------------------
McMinnville By-          Primary artery         east-west     4 lane + turn lane
  pass/US-70
--------------------------------------------------------------------------------
New Smithville           Neighborhood artery    north-south   4 lane
  Road/SR-56
--------------------------------------------------------------------------------
North Chancery Street    Neighborhood artery    north-south   2 lane
================================================================================

      Accessibility: The major traffic arteries provide average ingress and egress for the neighborhood. The subject property is located on the primary neighborhood artery, New Smithville Road/SR-56 with direct access via one curb cut.

Neighborhood Utilities & Infrastructure

================================================================================
  Item             Adequacy   Provider                        Cost
--------------------------------------------------------------------------------
  Sewer            Adequate   Public                          Typical
--------------------------------------------------------------------------------
  Water            Adequate   Public                          Typical
--------------------------------------------------------------------------------
  Gas              Adequate   Middle Tennessee Natural Gas    Typical
                              District
--------------------------------------------------------------------------------
  Power            Adequate   Public                          Typical
--------------------------------------------------------------------------------
  Telephone        Adequate   Citizens Telecom                Typical
--------------------------------------------------------------------------------
  Interior Roads   Adequate   Public                          N/A
================================================================================

      Comments: The neighborhood utilities and infrastructure are considered typical for the area and no negative influences are noted.

Trends

      General Neighborhood History: The subject neighborhood is characterized as a retial/commercial neighborhood with concentrations of commercial development along the primary neighborhood traffic arteries. The commercial development typically consists of retail and neighborhood professional office uses serving the needs of the neighborhood. The predominant commercial development serving the neighborhood is along McMinnville By-pass/US-70 and New Smithville Road on the northside of the neighborhood. Cumberland Plaza Shopping Center which is located in the northwest quadrant of McMinnville By-pass/US-70 and New Smithville Road was constructed in 1988.

      New Development: In general, the subject neighborhood has only experienced occasional redevelopment. With limited vacant land available, the majority of new development has been redevelopment of sites with older improvements. The most significant new development has been the redevelopment and assemblage of 20 acres on


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 26

================================================================================

the southwest corner of McMinnville By-pass/US-70 and North Chancery Street by Wal-Mart for a superstore location. Across North Chancery Street from the new Wal-mart Superstore, Ryan Family Steakhouse's has purchased 3.70 acres for a new restaurant.

Conclusions

      In summary, the subject neighborhood is best described as a lower middle income area with reasonably high concentrations of residential and commercial development, particularly for a small community such as McMinnville. Commercial development in the area of the subject is predominantly influenced by the retail/commercial development. The area is significantly built-up with only limited potential for new development. The access to the neighborhood via New Smithville Road and McMinnville By-pass is considered positive influences. The subject neighborhood does not have any significant negative influences and has the potential for continued moderate appreciation in the long-term commensurate with the overall Middle Tennessee market.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 27

                                Neighborhood Map

                               [GRAPHIC OMITTED]


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 28

                                                                   SITE ANALYSIS
================================================================================

Location:                          835 New Smithville Road/Highway 56; Northeast
                                   corner of North Chancery Street and New
                                   Smithville Road/Highway 56

Size:
      Primary Acreage:             5.110
      Square Feet (SF):            222,583 SF
      Source:                      Metes & bounds description

Shape:                             Irregular

Frontage:
      New Smithville Road:         440.74'
           Street Type:            Primary local artery

      North Chancery Street:       633.35'
           Street Type:            Secondary local artery

Visibility:                        Good. No limiting factors noted

Ingress/Egress:                    Good. No limiting factors noted; 2 curb cuts
                                   from New Smithville Road and 2 curb cuts from North Chancery Street

Topography:                        Level

Subsoil Conditions & Drainage:     The appraisers are not aware of an
                                   engineering study made to determine the
                                   subsoil conditions. Upon inspection of the subject and surrounding improvements, conditions appear adequate to support the subject structure. Drainage appears to be adequate.

Flood Plain:                       No
      FEMA Map #:                  470177C0090 C
      Effective Date:              March 16, 1988
      Net Usable Acreage:          5.110

Nuisances & Hazards:
Environmental:                     Based on our site inspection, the appraisers
                                   did not observe any hazardous materials on the subject site. However, the appraisers are not qualified to detect such substances and would recommend an environmental audit be performed by an expert in this field to determine the possible existence of any potentially hazardous substances. No responsibility is assumed by the appraisers for any such conditions and the value estimate contained in this report is predicated on the assumption that there


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 29

================================================================================

                                   are no such hazardous materials existing on the site.

      General: No other nuisances or potential hazards were noted.

Easements:                         Neither the survey nor the on-site inspection
                                   of the property indicated any unusual or detrimental easements other than typical utility easements.

Utilities & Services:              All typical public utilities including sewer,
                                   water, gas, electric and telephone are
                                   available and in use at the site. Capacity is considered adequate for any potential feasible development of the site.

Surrounding Land Uses:             The subject tract is surrounded on the north,
                                   south and east across and along New
                                   Smithville Road by retail/commercial uses.
                                   New Smithville Road is a primary
                                   north-to-south retail/commercial corrider on the Northside of McMinnville. To the southwest of the subject property are some commercial service uses along North Chancery
                                   Street. The northwest side of the subject property is bounded by single-family residences. North of the subject along New
                                   Smithville Road are several fast food
                                   restaurants including Arby's, Pizza Hutt and Captain D's as well as a local branch bank.
                                   The outparcels on the corner of North
                                   Chancery and New Smithville Road are
                                   convenience/gasoline stores.

      Conclusion: The subject property is compatible with surrounding parcels both in physical features and use. The subject base site is functionally adequate for the existing improvements and development of any potential feasible development consistent with surrounding land uses. There is no evidence of any other negative site factors that would hamper the existing use, value, or marketability of the subject site.

      The reader is directed to the site analysis exhibits provided on the following pages.


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 30

                                    PLOT PLAN

                               [GRAPHIC OMITTED]


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

                                  TAX PLAT MAP

                                [GRAPHIC OMITTED]


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

                                 FLOOD PLAIN MAP


                                [GRAPHIC OMITTED]


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 33

                                                     DESCRIPTION OF IMPROVEMENTS
================================================================================

      The data and analysis included in this report section describes the building and improvement data relevant to the appraisal problem. Sources of the data are identified and information not available to the appraiser is noted where necessary. The data presented is analyzed based upon the functional utility and physical condition relative to their influence on the value conclusion of this assignment.

Property Type and Character

Property Type:                     Neigborhood shopping center

Building Age:

      Year Built:                  1984 with an addition in 1995
      Actual Age:                  13 years
      Total Economic Life:         50 years*
      Effective Age:               7 years*
      Remaining Economic Life:     43 years*
      *  See Condition Analysis to follow

      Comment: The addition in 1995 accommodated the expansion of Bi-Lo. Bi-Lo expanded into 6,000 SF of existing space and required new construction expansion of 3,989 SF.

No. of Stories:                    1

Size:

      Gross Building Area (GBA):   51,844 SF
      Net Rentable Area (NRA):     51,844 SF
      Source:                      Rent roll
      Floor-to-Area Ratio:         0.23:1

Typical Small Shop Bay Depth:      60' to 80'

Typical Small Shop Bay Width:      25' to 35'

Anchor Space:
      Tenants:                     Bi - Lo Grocery Store
      Total Size:                  38,864 SF
      % Anchor:                    74.96%

      Comment: The subject anchor space is specifically designed for the anchor tenant. The owner added an addition for the anchor in 1995. A loading dock is located in the rear of this space.


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 34

================================================================================

Tenancy:
      No. of Tenants:              6
      Type Occupancy:              Multi-tenant
      Current Physical Occupancy:  100%

General Construction Components

Data Sources:

      Building Plans Provided:     Plans and specifications were not made
                                   available to the appraisers.

      Other: Property inspection by the appraisers, discussions with representatives of the property owner and information available from the Tax Assessor's office.

Foundation:                        Concrete slab

Structural System:                 Concrete block

Roof System:                       Built-up composition cover over metal rib
                                   decking on steel-bar joists

Exterior Walls:                    The exterior walls are brick on store fronts
                                   and painted concrete block on the rear. The storefronts are all storefront glass.

Exterior Doors:                    Storefront glass in aluminum frame

Exterior Windows:                  Glass in aluminum frame

Electrical:                        Electrical fixtures and systems were noted to
                                   be in average quality. Average commercial service. Assumed to comply with all governing codes and good industry standard practice.

H.V.A.C.:                          Each lease space has an electric package
                                   heating and cooling units. Ground level.

Plumbing:                          Each lease space has a men's and women's
                                   restroom. All restaurants have special
                                   plumbing for sinks and restrooms.


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 35

================================================================================

      Comment: The design of the property is a single building that is all parallel to New Smithville Road, the primary traffic artery frontage. The design of the building and development on outparcels do not obstruct the view of the local shop space and the property has adequate ingress and egress.

Site Improvements

Signage:                           One lighted sign on New Smithville Road

Parking Area:                      Asphalt paved with adequate parking spaces;
                                   average condition. Heavy duty concrete in the rear of the center for truck loading area.

      No. of Spaces:               255
      No./1,000 SF of GBA:         4.92/1,000 SF

Concrete Walks:                    Concrete along the front of the retail area,
                                   under the covered walkway.

Condition/Quality

Construction Quality:              Average and typical of the local market

Condition of Improvements:         Good recently renovated

Deferred Maintenance:              None significant; new owner plans to upgrade
                                   the storefronts of the local shop space to match the quality of Bi-Lo.

Recent Significant
  Capital Expenditures:            None significant, with the exception of the
                                   Bi-Lo expansion in 1995

Effective Age Analysis

      The improvements actual age is 13 years. This is not unusual in this neighborhood. The typical economic life for similar structures is 50 years. The condition, quality of construction and effective maintenance program by the current owner has maintained the economic life of the property. Based on the condition/quality analysis presented, a 43 year remaining economic life is considered reasonable before significant capital expenditures would be required to extend the economic life. This yields an estimated 7 year effective age.

Functional Utility Analysis


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 36

================================================================================

      The overall property is considered to have average functional utility based upon the property type and use. The straight line shape of the center is considered to be a functional shape with good visibility from the road. Individual spaces have good functional utility based on shape or location within the center. The local space bay depths are considered to be optimal for the market.


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 37

                                    PLOT PLAN

                               [GRAPHIC OMITTED]


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 38

                                                 PHOTOGRAPHS OF SUBJECT PROPERTY
================================================================================

                                 [PHOTO OMITTED]

             Front view of the subject on New Smithville Road/SR-56.


                                 [PHOTO OMITTED]

         Front view of subject looking to the north of the subject site.


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 39

================================================================================

                                 [PHOTO OMITTED]

      View of New Smithville Road/SR-56 looking south with subject on left.


                                 [PHOTO OMITTED]

      View of New Smithville Road/SR-56 looking north with subject on left.


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 40

================================================================================

                                 [PHOTO OMITTED]

          View of the rear of the building from North Chancery Street


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 41

                                                         SUBJECT PROPERTY ZONING
================================================================================

Subject Zoning Data Summary

Subject Zoning Designation:        C-2 General Commercial District

Zoning Authority:                  The City of McMinnville

Purpose of Zoning District:        Intended to provide for a wide range of
                                   commercial uses and concerned with retail trade and consumer services. The uses in these districts service a wide market area and, therefore, ease of automotive access is a requisite. Appropriate open space between commercial and residential areas is required unless appropriate design features are accomplished under the planned unit development procedures for this district.

Permitted Uses:                    Commercial activities that are permitted by
                                   right are convenience sales and services, automotive parking, food service, medical service, general personal service, financial services, consulting and administrative services, business and communication services, undertaking service, drive-in food service, automotive services, general retail sales and service, consumer laundry and repair, retail business supply, automotive repair and cleaning, animal care, wholesale sales, and construction sales and service.

Regulations

Yard Fronting any Street:          40'
Side Yard:                         15'
Rear Yard:                         15'
Maximum Floor Ratio (FAR):
  Base FAR:                        None

Maximum Building Height:           50' or 4-stories may be permitted if
                                   automatic sprinkler systems are provided.

Improvements Conformity:           Improvements appear to conform to the zoning
                                   regulations.

Other Private, Public or Legal Restrictions

Deed Restrictions:                 None known to the appraisers

Public Restrictions:               None known to the appraisers


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 42

================================================================================

      The reader's attention is directed to the zoning map exhibit presented on the following page.

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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 43

                                   ZONING MAP

                               [GRAPHIC OMITTED]


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 44

                                                            HIGHEST AND BEST USE
================================================================================

Introduction

      In highest and best use analysis, an appraiser identifies the most profitable, competitive use to which a property can be utilized. Highest and best use may be defined as:

      The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value.(1)

      Proper analysis includes consideration of the highest and best use of a given property 1) as if vacant, and 2) as improved. The purpose of determining the highest and best use of land as though vacant is to identify a site's potential use, which governs its value. The purpose of determining the highest and best use of property as improved is to identify the use that is expected to produce the greatest overall return on the capital invested, and to assist the appraiser in the selection of comparable properties.

      A property's highest and best use must be 1) physically possible, 2) legally permissible, 3) financially feasible, and 4) maximally productive. These criteria will be considered sequentially and conditionally in this section of the appraisal report.

      The highest and best use analysis and conclusions form the foundation for the application of the three approaches to value and the reconciliation and final value estimate. The data presented in the previous sections of this report is analyzed and used as support for establishing the opinion of highest and best use. Therefore, only the more distinctive characteristics from each section that have substantial impact on the highest and best use are analyzed. The reader is referred to the previous sections for the detailed data.

Highest and Best Use as Vacant

      The initial step in analyzing the highest and best use of the appraised property is to consider the land as if vacant. Highest and best use of land or a site as vacant assumes that a parcel of land is vacant or can be made vacant by demolishing any improvements.

1.    Physically Possible

      The size, shape, location, topography, and surrounding land use pattern of a parcel of land affects its physical utility and adaptability. These and other physical characteristics are considered in analyzing the physical capabilities of the site and most probable uses.

      Report Section Reference: Site Analysis and Neighborhood Analysis

----------

      (1) The Appraisal of Real Estate, Ninth Edition, (Chicago: American Institute of Real Estate Appraisers, 1987), p. 269.


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 45

================================================================================

      General Site Features:
        Physical Characteristics:  The irregular shape, good frontage, level topography, soil conditions and 5.110 acre size are functional for almost any type of development consistent with neighborhood trends. No unusual site development costs would be required.

        Utilities & Services:      All public utilities are available to the
                                   site in adequate supply and capacity to
                                   permit development of any probable use of the site. The site fronts on a public street that is in good condition.

        Functional Utility:        Considering the general site features, the
                                   functional utility and physical adaptability of the subject site is considered average and will allow most any typical development prevalent in the area.

      Surrounding Land Uses:       The subject tract is surrounded on the north,
                                   south and east across and along New
                                   Smithville Road by retail/commercial uses.
                                   New Smithville Road is a primary
                                   north-to-south retail/commercial corrider on the Northside of McMinnville. To the southwest of the subject property are some commercial service uses along North Chancery
                                   Street. The northwest side of the subject property is bounded by single-family residences.

Limiting Factors:                  No limiting physical factors noted

      Physically Possible Conclusion: The physical characteristics of the site and available utilities and services are adequate for a variety of uses and do not significantly limit the potential development of the site except to the density which would be allowed under the current zoning.

2.    Legally Permissible Uses

      The analysis of legally permissible uses of the property includes consideration of zoning ordinances, private and deed restrictions, historic district controls and environmental regulations.

      Report Section Reference:    Zoning Analysis

      Zoning Designation:          C-2 General Commercial District

      Permitted Uses:              Commercial activities that are permitted by
                                   right are convenience sales and services, automotive parking, food service, medical service, general personal service, financial services, consulting and


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 46

================================================================================

                                    administrative services, business and
                                    communication services, undertaking service, drive-in food service, automotive services, general retail sales and service, consumer laundry and repair, retail business supply, automotive repair and cleaning, animal care, wholesale sales, and construction sales and service. See Zoning Analysis for more information.

      Deed Restrictions:            None known to the appraisers

      Public Restrictions:          No public restrictions are known.

      Possibility of
          Zoning Change:            None known to the appraisers

      Legally Permissible Uses Conclusions: Based upon the factors analyzed and the legally permissible uses for the subject, the best uses appear to be retail services.

3.    Financially Feasible

      In determining which uses are physically possible and legally permissible, an appraiser eliminates some uses from consideration. Then the uses that meet the first two criteria are analyzed further to determine which are likely to produce an income, or return, equal to or greater than the amount required to satisfy operating expenses, financial obligations and capital amortization. All uses that are expected to produce a positive return are regarded as financially feasible.

      Most Probable Uses:           Based upon the analysis of physically
                                    possible uses and legally permissible uses, the best and most probable uses are limited to the highest density of retail space physically possible.

      Feasibility:                  All of the most probable uses listed above
                                    are considered financially feasible based upon land values in the immediate area.

          Income: The use with the highest potential net operating income is retail sales, particularly a shopping center complex.

          Occupancies:              Overall occupancy for retail shop space in
                                    McMinnville is estimated to be near 94%.
                                    However, rents are relatively low indicating immediate development may be questionable.

      Feasibility Conclusion: The analysis of potential income and return on investment as well as demand (occupancy) indicates that retail services with a low percentage of office space would yield the highest return.

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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 47

================================================================================

4.    Maximally Productive

      A comparison of the financially feasible uses indicates that retail services with low office percentage would yield the highest return to the land.

Highest and Best Use
 As If Vacant Statement:            The highest and best use of the subject site
                                    assuming it is vacant is development of a neighborhood shopping center.

Highest and Best Use as Improved

      The preceding analysis of the site as vacant is also relevant to the highest and best use of the subject property, as improved. If the existing improvements are the same as those indicated for the highest and best use as vacant, the four tests for highest and best use do not have to be applied here because the conclusions reached in testing for the highest and best use of the site as though vacant are applicable to the analysis as improved.

Conformance to Highest and Best
 Use as Vacant:                     The existing improvements of the subject
                                    property generally conform to the highest and best use as vacant.

Possible Demolition, Renovation or
 Conversion in Use:                 A comparison of the land value estimate and
                                    the value estimate of the property as
                                    improved in the forthcoming valuation
                                    section indicates that the improvements
                                    contribute significant value to the
                                    property. Therefore, demolition is not
                                    justified. An economic analysis shows
                                    remodeling, renovation or conversion of the subject to another use is not economically justified.

Highest & Best Use
   As Improved Statement:           The highest and best use as improved is
                                    continued use as a neigborhood shopping
                                    center development.

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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 48

                                                        REAL ESTATE TAX ANALYSIS
================================================================================

Taxing Authorities:                 City of McMinnville and Warren County
                                    Government. The county government tax rate represents all local municipal tax charges.
                                    All municipal funding from real estate taxes are under the tax rate charged in this taxing district.

Real Estate Tax Districts

      McMinnvllle City District:    This district is generally located at the
                                    interior of the county and is the city
                                    boundaries of McMinnxville. The parcels
                                    within this district receive all municipal services available.

      Warren County District:       This district is generally located beyond
                                    the boundaries of the McMinnville City
                                    District extending to the county line. The municipal services available in this area are somewhat limited including less intense police services and other similar services.

Real Estate Tax Rates

      Tax Rate's Year:              1997
      McMinnville City District:    $1.86 per $100 of Assessed Value
      Warren County District:       $2.75 per $100 of Assessed Value
      Total for City Properties:    $4.61 per $100 of Assessed Value
      Tax Bill Due Date:            Between October and February

Assessment Ratio

      The taxing authority applies an assessment ratio to each property's tax appraised value for the calculation of taxes. The assessment ratio applied is determined by the property type as follows:

       Residential Property         25%
       Commercial Property          40%

Subject Real Estate Tax Data

       Real Estate Tax District:    City of McMinnville and Warren County
       Real Estate Tax Rate:        $4.61 per $100 of Assessed Value
       Assessment Ratio:            40%
       Tax Appraised Value:         $1,620,000

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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 49

================================================================================

Tax Comparables

================================================================================
                   Appraised    Assessed  Tax Rate    Tax        Size     Taxes
  Comparables        Value       Value     /$100    Expense      (SF)      /SF
--------------------------------------------------------------------------------
Cumberland Plaza  $2,650,000  $1,060,000   $4.61     $48,866    145,353   $0.34
Shopping Center
--------------------------------------------------------------------------------
Three Star Mall   $6,250,000  $2,500,000   $4.61    $115,250    202,918   $0.57
& Center
--------------------------------------------------------------------------------
Northgate         $2,421,700    $968,680   $4.61     $44,656    129,998   $0.34
Shopping Center
--------------------------------------------------------------------------------
Subject           $1,620,000    $648,000   $4.61     $29,873     51,844   $0.58
================================================================================

     Note: The assessed value is calculated based on a 40% assessment ratio.

Subject Tax Expense Analysis:       The subject is at the top of the tax expense
                                    per unit range indicated by the comparable properties. Northgate is an older property and reasonably lower than the subject.
                                    Cumberland Plaza was built in 1988 compared to the subject being built in 1984. The lower tax rate is probably attributed to a higher percentage of big box tenant space.
                                    Thus, the subject taxes appear to be
                                    reasonable.

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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 50

                                                             APPRAISAL PROCEDURE
================================================================================

Introduction

      The estimation of market value of a property that is being appraised is accomplished by the comparison and analysis of as many techniques as are appropriate. Three approaches are generally used to produce value indications.

Cost Approach:                      This valuation technique is based on the
                                    premise that the value of a property can be indicated by the current cost to construct a reproduction or replacement of the improvements minus the amount of depreciation evident in the structures from all causes plus the value of the land and entrepreneurial profit. The Cost Approach is particularly useful for appraising new or nearly new improvements. Current costs for constructing improvements are derived from cost estimators, cost publications, builders or contractors. Depreciation is measured by market research and/or through the application of specific mathematical procedures. Land value is estimated separately by direct sales comparison.

Sales Comparison Approach           This approach is most viable when an
                                    adequate number of properties of similar type have been sold recently or are currently offered for sale in the subject market. The application of this approach produces a value indication for a property through comparison with similar properties, called comparable sales. The sale prices of properties judged to be most comparable tend to set a range in which the value indication for the subject falls.

Income Capitalization Approach:     This approach to value is applicable to
                                    properties capable of producing a net income stream. By using the income capitalization approach, the appraiser measures the present value of the future benefits of property ownership. Income streams and the value of property upon resale (reversion) are capitalized or converted into a present, lump-sum value. Research and analysis of data for this approach are conducted against a background of supply and demand relationships. This background provides information on trends and market anticipation that must be verified for data analysis.

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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 51

================================================================================

Reconciliation of Approaches:      The strengths and weaknesses of each approach
                                   used are weighed in the final analysis. The approach or approaches offering the greatest quantity and quality of supporting data are typically given most consideration and the final estimate of value is correlated.

Approaches Utilized
      In This Assignment:          The Cost, Sales Comparison and Income
                                   Capitalization Approaches to value have each been utilized in estimating the market value of the subject property as of the effective date of appraisal.

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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 52

                                                                  LAND VALUATION
================================================================================

Introduction

      A reliable value indication for the subject parcel is provided by an analysis and comparison of other comparable sites which have sold in the marketplace. Many factors influence the price of land. The technique involved in the value estimate of the land uses the principle of substitution as the basis for analysis, and the methodology includes an analysis of what buyers in the area have been paying for similar properties. Therefore, the value of the subject site is derived from sales and listings of comparable properties in the area. The comparable land sales included in this report are analyzed with respect to market conditions (time), location, physical characteristics (functional utility) and size.

      Dollar or percentage adjustments are made to the sale price of each comparable. Positive adjustments are made for deficiencies in the comparable property relative to the subject site. Negative adjustments are made for superior characteristics of the sale relative to the subject. When sufficient sales data is available, a "paired sales" analysis is utilized. This is a procedure in which sales are compared in pairs to identify the effect of specific differences on sale price. When such data is unavailable or inconclusive, adjustments are made based on discussions with active market participants (buyers, sellers, investors and developers), historical sales data, or the appraiser's experience in valuing similar properties.

      The sales on the following pages are considered to have a reasonable degree of comparability to the land being appraised. Information pertaining to these transactions has been verified by either the buyer, seller, broker, or other sources considered reliable and having knowledge of the particular transaction.

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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 53

================================================================================





                                                      Comparable Land Sales Data
================================================================================

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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 54

                                                     LAND SALE COMPARABLE NO. 1:
================================================================================

PROPERTY DATA

   Location:   SWC of North Chancery Street and Bypass 70S, McMinnville, TN

   County:     Warren

   Grantor:    McGugin Oil Co., Inc., etal

   Grantee:    Wal-Mart Stores, Inc.

   Map(s):     059K-D

   Parcel(s):  001.00

   Sale Date:  07/18/95             Book/Page:           284 / 890


SITE DATA

   Size (Acres):     20.00

   Size (SF):        871,200

   Zoning:           C-2

   Utilities:        All available

   Frontage:         Along North Chancery Street and Bypass 70S

   Shape:            Irregular

   Topography:       Level

   Easements:        None detrimental

   Improvements:     None of value at sale date

   Intended Use:     Future Wal-Mart Store

TRANSACTION DATA

   Consideration:      $1,800,000                  Price/SF:         $2.07

   Cash Equivalent:    $1,800,000             Adj. Price/SF:         $2.07

   Financing:          All cash to seller.

   Verified By:        Homer Kirby (931-473-3181)

   Comp__Code:         1330

COMMENTS:              Wal-Mart built a 203,918 SF one story masonry store on
                       this site in 1996. This transaction is an assemblage of 8 tracts into one.

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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 55

                                                     LAND SALE COMPARABLE NO. 2:
================================================================================

PROPERTY DATA

   Location:    SEC of North Chancery Street and Bypass 70S, McMinnville, TN

   County:      Warren

   Grantor:     Mrs. McKinley Wilson

   Grantee:     Ryan's Family Steakhouse

   Map(s):      059F-D

   Parcel(s):   010

   Sale Date:   12/10/96                  Book/Page:            292 / 486

SITE DATA

   Size (Acres):     3.70

   Size (SF):        161,172

   Zoning:           C-2

   Utilities:        All available

   Frontage:         170' along North Chancery Street

   Shape:            Irregular

   Topography:       Slightly Sloping

   Easements:        None detrimental

   Improvements:     None of value at sale date

   Intended Use:     Ryan's Family Steakhouse

TRANSACTION DATA

   Consideration:       $370,000                   Price/SF:         $2.30

   Cash Equivalent:     $370,000              Adj. Price/SF:         $2.30

   Financing:           All cash to seller.

   Verified By:         Jana Miller (931-473-8337)

   Comp Code:           1331

COMMENTS:               This site is located 217 feet south of the intersection
                        of North Chancery Street and Bypass 70S.

--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 56

                                                     LAND SALE COMPARABLE NO. 3:
================================================================================

PROPERTY DATA

   Location:   3109 Sparta Street, McMinnville, TN

   County:     Warren

   Grantor:    Juanita King

   Grantee:    Rene C. Del Valle, et ux

   Map(s):     058

   Parcel(s):  027.02

   Sale Date:  11/18/94                   Book/Page:            281 / 652

SITE DATA

   Size (Acres):     3.52

   Size (SF):        153,331

   Zoning:           C-2 General Commercial District

   Utilities:        All available to site

   Frontage:         Along Sparta Street

   Shape:            Rectangular

   Topography:       Sloping

   Easements:        None detrimental

   Improvements:     45 year old house w/little value

   Intended Use:     Future medical office

TRANSACTION DATA

   Consideration:      $74,500                     Price/SF:         $0.49

   Cash Equivalent:    $78,000                Adj. Price/SF:         $0.51

   Financing:          All cash to seller

   Verified By:        Rene Del Valle (615-473-6632)

   Comp__Code:         880

COMMENTS:              There was a small house on this tract at the time of
                       sale, it was removed at a cost of $3,500.

--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 57

                                  Land Sale Map

                                [GRAPHIC OMITTED]

--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 58

                                         COST APPROACH - LAND VALUATION ANALYSTS
================================================================================

Comparable Land Sales Summary

     ----------------------------------------------------------------------
                      Subject       Sale # 1      Sale # 2      Sale # 3
     ----------------------------------------------------------------------
     Sale Date        Current       07/18/95      12/10/96      11/18/94
     ----------------------------------------------------------------------
     Size/Acre         5.11          20.00          3.70          3.52
     ----------------------------------------------------------------------
     Zoning             C-2            C-2           C-2           C-2
     ----------------------------------------------------------------------
     SP/SF              N/A          $2.07         $2.30         $0.51
     ----------------------------------------------------------------------

Introduction

      A search for comparable land sales within the subject neighborhood and competitive locales was conducted by the appraiser. The appraiser consulted with local real estate agents knowledgeable of the subject market and researched public records for pertinent information. The sales used herein represent the most comparable data available at the time of the report. Adjustments to these land prices for market financing, market conditions (time), location, physical characteristics (functional utility) and size, as they relate to the subject property, are made accordingly.

      Following is a discussion of the major factors which influence the value of the subject site. It should be noted that financing, conditions of sale and time adjustments are made first to each of the comparables in order to reflect authentic and current pricing trends, The net percentage of the remaining adjustments for location, physical characteristics (utility) and size is then applied to the "time adjusted" sales price to reflect the indicated value of the subject.

Unit of Comparison:                  SP/SF; sales price per square foot

      Analysis:                      Discussions with brokers and developers in
                                     the subject market indicated that this is the basic unit of comparison from which they make their acquisition decisions for land similar to the subject.

Financing:                           The transactions are either all cash
                                     transactions or are considered to represent typical market financing and do not require an adjustment for non-market financing. As such, no adjustments are made for factors relating to financing.

Conditions of Sale:                  All of the comparable sales are considered
                                     to have typical conditions of sale,
                                     therefore no adjustments were made.

--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 59

================================================================================

Market Conditions:

      Description:                   This adjustment, often referred to as the
                                     "time adjustment", reflects the direction of change in the market from the sale date of the comparable to the valuation date of the subject property.

      Analysis:                      All of the comparable sales have a similar
                                     age. As such, no adjustments are deemed
                                     appropriate for the comparables.

Location:

      Description:                   Locational features include visibility,
                                     access and proximity to other quality
                                     development.

      Analysis:                      Two of the sales are located in close
                                     proximity to the subject property. However, Sale No. 3 is in a far removed location of McMinnville on the northeast side away from the main retail/commercial locations. The adjustments required by matched pairs comparison are so large, it is considered unnecessary to actually apply the adjustment in the grid.

Physical Characteristics

      The analysis of physical attributes considers shape, frontage, topography, zoning and the availability of public utilities. Only those physical characteristics which impact the sales price of the comparable relative to the subject will be addressed. The physical elements of the sales as they relate to the subject are addressed as follows.

       Shape

         Description:                The shape of a site will determine its
                                     adaptability to possible uses. Some
                                     configurations may restrict structural
                                     design or limit the buildable/usable area of the parcel. A site must have adequate depth to accommodate the layout of the improvements, but should not be excessive in relation to the parcel's frontage and size.

         Analysis:                   All of the comparable sales have a shape
                                     adequate for their intended use. As such, no adjustments are deemed appropriate for factors relating to shape for all of the comparables.

      Frontage:

         Description:                The amount of street frontage is important
                                     to commercial properties and, in
                                     particular, retail properties.

         Analysis:                   All of the comparable sales have a adequate
                                     street frontage for their intended use. As such, no

--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 60

================================================================================

                                     adjustments are deemed appropriate for
                                     factors relating to frontage for all of the comparables.

      Topography:

         Description:                The topography of a site can significantly
                                     impact the costs of development.
                                     Consideration must be given to the contour, grade and drainage of the sale tracts in relation to the appraised property.

         Analysis:                   The subject tract has a level topography.
                                     All of the comparable sales were considered to have similar topographical characteristics at the time of sale. Thus, no adjustments for topography are deemed necessary to the sales.

      Zoning:

         Description:                Zoning is often the most basic criteria in
                                     selecting comparables. Sites zoned the same as the subject property are the most appropriate comparables. When sufficient sales in the same zoning category are not available, data from similar categories may be used after adjustments have been made.
                                     These adjustments are based on the
                                     allowable uses, permitted density and
                                     restrictions within the ordinance in
                                     comparison to the subject.

         Analysis:                   All of the sales utilized in this land
                                     valuation have the same or comparable
                                     zoning designation as the subject.

      Utilities:

         Description:                The availability and proximity to public
                                     utilities (water, sewer, electricity, gas and telephone) is an important attribute to the development of any property. This adjustment reflects the difference in sales price caused by the distance and capacity of utility services to the comparable sites and also considers the cost of bringing utilities to the tract.

         Analysis:                   All utilities were available to the
                                     comparable sites at the time of their sale, as they are to the subject. No adjustment is made for factors associated with utilities.

      Size:

         Description:                Most types of development have an optimal
                                     site size. If a site is larger than
                                     optimal, the value of the excess land tends to decline at an accelerating rate. As a result, larger tracts of land typically sell for less per unit of comparison than smaller parcels, all other factors being equal.

--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 61

================================================================================

          Analysis:                  The subject land contains 5.110 acres of
                                     land. The comparable sales have land sizes ranging from 3.52 to 20.00 acres. Sale No.
                                     1 is considered far larger than optimal and slight adjustments are made for size.

      On the following page is an adjustment grid of the comparable sales utilizing the adjustments noted in the previous analysis.

--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 62

                      Comparable Land Sales Adjustment Grid

                              Subject     Sale #1     Sale #2     Sale #3
                                       --------------------------------------
Sale Price                                 $2.07       $2.30        $0.51
                                       --------------------------------------
Elements of Comparison
                                       --------------------------------------
Date Of Sale                              07/18/95    12/10/96    11/18/94
                                       --------------------------------------
    Comparison                            Similar     Similar     Similar
                                       --------------------------------------
    Adjustment                               0%          0%          0%
                                       --------------------------------------

                                       --------------------------------------
Adjusted Price                             $2.07       $2.30       $0.51
                           --------------------------------------------------
Location                       Good        Good        Good       Average
                           --------------------------------------------------
    Comparison                            Similar     Similar     Inferior
                                       --------------------------------------
    Adjustment                               0%          0%          0%
                           --------------------------------------------------
Shape                       Irregular    Irregular   Irregular   Rectangular
                           --------------------------------------------------
    Comparison                            Similar     Similar     Similar
                                       --------------------------------------
    Adjustment                               0%          0%          0%
                           --------------------------------------------------
Frontage                       Good        Good        Good       Average
                           --------------------------------------------------
    Comparison                            Similar     Similar     Similar
                                       --------------------------------------
    Adjustment                               0%          0%          0%
                           --------------------------------------------------
Topography                    Level        Level      Slightly    Sloping
                                                      Sloping
                           --------------------------------------------------
    Comparison                            Similar     Similar     Similar
                                       --------------------------------------
    Adjustment                               0%          0%          0%
                           --------------------------------------------------
Zoning                         C-2          C-2         C-2         C-2
                           --------------------------------------------------
    Comparison                            Similar     Similar     Similar
                                       --------------------------------------
    Adjustment                               0%          0%          0%
                           --------------------------------------------------
Utilities                       All           All         All         All
                             available     available   available   available
                           --------------------------------------------------
    Comparison                            Similar     Similar     Similar
                                       --------------------------------------
    Adjustment                               0%          0%          0%
                           --------------------------------------------------
Size/Acre                      5.11        20.00        3.70        3.52
                           --------------------------------------------------
    Comparison                            Inferior    Similar     Similar
                                       --------------------------------------
    Adjustment                              10%          0%          0%
                           --------------------------------------------------
Other                          N/A
                           --------------------------------------------------
    Comparison                            Similar     Similar     Similar
                                       --------------------------------------
    Adjustment                               0%          0%          0%
                                       --------------------------------------
Net Adjustment                              10%          0%          0%
                                       --------------------------------------
Final Adjustment Sale Price                $2.28       $2.30       $0.51
                                       --------------------------------------

--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 63

================================================================================

Reconciliation

      The sales prices ranged from $0.51 to $2.30 per square foot before the adjustment process. Excluding Sale No. 3, which has a substantially inferior location, the indicated value of the subject property ranged between $2.28 and $2.30 per square foot after analysis. The adjusted value range is considered very narrow and provides consistent and reliable data from which to estimate the subject's land value. The most weight is placed on Sale No. 2 because of it's size and location. In the final analysis, the subject's land value was based on the high end of the range of sales.

      Based on this analysis, a value of $2.30/SF is considered highly supportable. Thus, the market value of the fee simple interest in the subject parcel as if vacant, contingent to the assumptions and limiting conditions stated herein, as of October 21, 1997 is calculated below:

                               Land Value Estimate

                   Land Size (SF)                    222,583

                   Estimated Value/SF      x           $2.30
                                                       -----
                   Estimated Value                  $511,941

                   Rounded                          $512,000

--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 64

                                                                   COST APPROACH
================================================================================

Introduction

      The principle of substitution is basic to the Cost Approach. The principle affirms that no prudent investor would pay more for a property than the amount for which the site can be acquired and for which improvements that have equal desirability and utility can be constructed without undue delay. An indication of value may be produced by adding the depreciated value of the improvements to the land value estimated by market (direct sales) comparison. The depreciated value of the improvements is determined by first estimating the reproduction or replacement cost new and subtracting depreciation from all causes, if any.

      In providing complete building cost estimates, an appraiser must consider direct (hard) costs, and indirect (soft) costs. Both types of costs are essential for a reliable reproduction or replacement cost estimate. In addition, any entrepreneurial profit likely to be realized from the building project must be estimated.

Cost Data

      Source: Marshal Valuation Service Manual - calculator cost

      About the Source: This publication is a widely accepted cost data source in the appraisal industry. The cost data presented in this manual are based on years of valuation experience, thousands of appraisals and continual analysis of the costs of new buildings. This publication has been recognized as an authority in the appraisal field for over fifty years.

      Costs Included In Source: The base calculator costs depicted in the Marshal Valuation Service Manual include the following:

      1.    Architects's and engineer's fees;

      2. Normal interest on only the building improvement funds during the period of construction and processing fee or service charge;

      3.    Sales taxes on materials;

      4. Normal site preparation including finish, grading and excavation for foundation and backfill;

      5.    Utilities from structure to lot line figured for typical setback;

      6. Contractor's overhead and profit including job supervision, workmen's compensation, fire and liability insurance, unemployment insurance, equipment , temporary facilities, security, etc.

--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 65

================================================================================

      Costs Not Included In Source: The base calculator costs depicted in the Marshal Valuation Service Manual do not include the following:

      1. Costs of buying or assembling land such as escrow fees, legal fees, property taxes, right of way costs, demolition, storm drains, or rough grading, are considered costs of doing business or land improvement costs.

      2.    Pilings or hillside foundations;

      3.    Interest or taxes on the land;

      4.    Feasibility studies, appraisal or consulting fees, etc.;

      5. Discounts or bonuses paid for financing, project bond issues, development overhead or fixture and equipment purchases, etc.;

      6. Yard improvements including signs, landscaping, paving, walls, yard lighting, pools or other recreation facilities;

      7. Off site costs including roads, utilities, park fees, jurisdictional hook-up, tap, impact or entitlement fees and assessments, etc.;

      8. Marketing costs to create first occupancy including model or advertising expenses, leasing or broker's commissions or temporary operation of property owners associations.

Subject's Marshall Valuation Cost Data

      Summary of Subject General Building Characteristics:

          Property Type:             Neigborhood shopping center
          Structure:                 Masonry
          No. of Stories:            1
          Gross Building Area:       51,844 SF

      Classification                Class C Neighborhood Center

      Type (Quality)                Average

      Region/Climate                Central/Moderate

      Page Reference                Section 13, Page 27

      Page Reference Date           September 1995

      Current Multiplier Page       September 1997

      Local Multiplier Page Date    October 1997

      Cost Method                   Calculator; therefore, replacement cost

      The reader is directed to the base cost and adjustments presented on the following page.

--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 66

================================================================================

      MVS Base Cost & Adjustments

               ============================================================
                 1   Base Square Foot Cost                  $46.08
               ------------------------------------------------------------
                 2   Square Foot Refinements
               ------------------------------------------------------------
                 3   Heating Cooling, ventilation           $0.00
               ------------------------------------------------------------
                 4   Elevator                               $0.00
               ------------------------------------------------------------
                 5   Sprinkeler System                      $1.25
                                                            -----
               ------------------------------------------------------------
                 6   Total SF Refinements                  $47.33
               ------------------------------------------------------------

                     Height & Size Refinements
               ------------------------------------------------------------
                 7   Number of Stories Multiplier           1.00
               ------------------------------------------------------------
                 8   Height per story multiplier            1.00
               ------------------------------------------------------------
                 9   Floor area-perimeter multiplier        0.81
                                                            ----
               ------------------------------------------------------------
                10   Combined multipliers (7x8x9)           0.81
               ------------------------------------------------------------

                                   Final Calculations
               ------------------------------------------------------------
               11    Refined SF Cost (Line 6x10)          $38.34
               ------------------------------------------------------------
               12    Current cost multiplier                1.06
               ------------------------------------------------------------
               13    Local multiplier                       0.90
                                                            ----
               ------------------------------------------------------------
               14    Final SF Cost (Line 11 x 12 x 13)    $36.57
               ============================================================

     Site Improvements
       & Other Hard Costs:           Site improvement cost and other hard costs
                                     related to the improvements must be added to the base structural cost estimate. The reader is directed to the Cost Summary exhibit at the end of this report section for a summary of these costs.

     Indirect Costs:                 Indirect costs not included in the Marshall
                                     Valuation base costs include loan interest on land, lease-up costs and professional fees. Calculations for the loan interest on land and lease-up costs are presented below.

--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 67

================================================================================

      Land Loan Interest Calculations:

                                Land Value Estimate                   $ 512,000

                                Construction Interest Rate        x        9.00%

                                Construction Period (Years)       x        0.75
                                                                           ----
                                 Land Interest                    =     $34,560

      Lease-up Cost Calculations:

                                 Commissions

                                  Market Rent/SF                          $9.12

                                  Net Rentable Area (SF)          x      51,844

                                  Commissions %                   x        6.00%

                                  Average years of leases         x        5.00
                                                                           ----
                                 Commission Cost, Rounded         =    $141,800

                                 Plus: Other (marketing, etc.)    +           0
                                                                           ----
                                 Total Lease-up Costs             =    $141,800

Total Replacement Cost New
(Improvements, Profit & Land):   $5,026,000

Analysis of Depreciation

Introduction - Accrued Depreciation

      Accrued depreciation is a loss in value from the reproduction or replacement cost of improvements due to any cause as of the date of appraisal. The value difference may emanate from physical deterioration, functional obsolescence, external obsolescence, or any combination of these sources. A description of each of these forms of depreciation as they apply to the appraised property is detailed as follows:

Physical Deterioration

      Physical deterioration is the result of wear, tear and weathering. This form of depreciation can be divided into two categories - curable and incurable.

      Physical Curable:
          Description:               Refers to items of deferred maintenance
                                     which are in need of repair on the date of the appraisal in order to restore occupancy or marketability. Deferred maintenance includes minor refurbishing of painted, tiled or carpeted surfaces. It also includes deferred repairs of mechanical systems,

--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 68

================================================================================

                                     the building exterior roof cover and the parking areas.

          Subject Analysis:          This is an 13-year old property; no
                                     deferred maintenance.


      Physical Incurable:
          Description:               Involves an estimate of deterioration that
                                     is not practical or currently feasible to correct. It pertains to structural elements that were not listed in the physically curable category. Generally, incurable physical deterioration is a product of the aging of major structural components such as the foundation, framing, walls, plumbing, electrical, mechanical and roof systems. In order to estimate the depreciation charged for this category, the physical age-life method is applied to the current reproduction or replacement cost of the entire structure less the components treated as curable.

          Subject Analysis:          The reader is directed to the Description
                                     of Improvements Analysis for the analysis of effective age and economic life.
                                     Employing the physical age-life (straight line) method of estimating physical incurable deterioration, the calculations are made as follows:

                                       Physical Incurable Calculations

                                         Actual Age                          13

                                         Effective Age                       10

                                         Divide by Economic Life             50
                                                                             --
                                         Incurable Physical %             20.00%

                                         Remaining Economic Life             40



                                       Calculations:

                                         Replacement Cost New        $4,514,097

                                         Less Physical Curable                0
                                                                             --
                                         Subtotal                    $4,514,097

                                         Incurable Physical %                20%
                                                                             --
                                         Incurable Physical Estimate   $902,819

--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 69

================================================================================

Functional Obsolescence

      This is the adverse effect on value resulting from defects in design. It can also be caused by changes that, over time, have made some aspect of a structure, material or design obsolete by current standards. Functional obsolescence is generally attributable to deficiencies or superadequacies inherent in the improvements and the defect may be curable or incurable.

      Functional Curable
          Description:               To be curable, the cost of replacing the
                                     outmoded or unacceptable aspect must be at least offset by the anticipated increase in value. The measure of curable functional obsolescence is the cost to effect the cure.

          Subject Analysis:          The physical inspection of the subject
                                     indicated the property has no functional curable obsolescence.

      Functional Incurable
          Description:               Involves an estimate of obsolescence that
                                     is not practical or currently feasible to correct. It pertains to structural elements that were not listed in the functional curable category. Capitalization of the net income loss is the commonly accepted approach to the measurement of incurable functional obsolescence.

          Subject Analysis:          The inspection of the subject property and
                                     a review of the plans provided indicate
                                     that the two-story design of the subject improvements is functional. Therefore, no functional incurable obsolescence was noted in the subject property.

External Obsolescence

      External obsolescence, which is the result of the diminished utility of a structure due to negative influences from outside the site, is always incurable. It can be caused by a variety of factors - neighborhood decline, the property's location in a community, or market conditions. Only the portion of the loss that is applicable to the improvements is deducted from the current replacement cost since the effect of external influences on land value is calculated in the land valuation. In the absence of comparable sales subject to the same negative influence, the best method of measuring external obsolescence is by capitalization of the rent loss or discounting of the rent loss over the affected time period.

      Subject Analysis:              The subject has good access and conforms to
                                     surrounding development. Considering the general market rent levels and high occupancy of the

--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 70

================================================================================

                                     neighborhood retail centers, no external obsolescence exits.

Accrued Depreciation Summary

                                       Physical Curable                       $0

                                       Physical Incurable               $902,819

                                       Functional Curable                     $0

                                       Functional Incurable                   $0

                                       External                               $0
                                                                              --
                                        Total Accrued Depreciation      $902,819

--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 71

COST APPROACH SUMMARY
================================================================================

Direct Costs                                                  Marshall Valuation
                                                              Cost Estimates
                                                              --------------

Structural Improvements

    Property Size 51,844 SF @          $36.57 /SF   =                $1,896,131

Special Tenant Improvements*

BiLo                 38,864  SF @      $24.00  /SF  =                  $932,736
No tenant                 0  SF @       $0.00  /SF  =                        $0
No tenant                 0  SF @       $0.00  /SF  =                        $0
Small Shop Allowar   12,980  SF @      $24.00  /SF  =                  $311,520

Site Improvements

Asphalt Paving       170,000 SF @       $1.50 /SF   =     $255,000
Fence                      0 LF @      $13.00 /LF   =            0
Signage & Lighting:                                         25,000
Landscaping:                                                30,000
Site Preparation                                            30,000
Traffic Light Installation:                                      0
Additional Fees & Permits                                   25,000
                                                        ----------

                    Subtotal Site Improvements:                         365,000
                                                                     ----------
                    Total Direct Costs:                              $3,505,387

Indirect Costs

                    Land Loan Interest:                    $34,560
                    Lease-Up Costs:                        141,800
                    Professional Fees:                      80,000
                                                        ----------
                      Total Indirect Costs:                             256,360
                                                                     ----------
Total Direct and Indirect Costs:                                     $3,761,747

Entrepreneurial Profit as % of Direct/Indirect Costs, Rd.       20%     752,349
                                                                     ----------
Total Cost New of Improvements and Profit:                           $4,514,097

Less: Accrued Depreciation                                             (902,819)
                                                                     ----------
Depreciated Cost of Improvements:                                    $3,611,278

Plus: Estimated Land Value by Market Comparison:                        512,000
                                                                     ----------
Value Indicated by the Cost Approach:                                $4,123,278

                    Stabilized Value Estimate, Rounded               $4,100,000
                    Less: Lease-Up Costs to Stabilization                     0
                                                                     ----------
                    Cost Approach As Is Value Estimate:              $4,100,000

--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 72

                                                       SALES COMPARISON APPROACH
================================================================================

Introduction

      The application of this approach produces an estimate of value by comparing the subject with properties which recently sold or which are currently offered for sale in the same or competing areas. This approach is most viable when an adequate number of properties of similar type have been sold recently. The sales comparison approach is essential to almost every appraisal of real property.

      In applying the sales comparison approach, the appraiser must complete five steps:

      1. Seeks out similar properties for which pertinent sales, listings, offerings, and/or rental data are available.

      2. Ascertains the nature of the conditions of sale, including the price, terms, motivating forces, and its bona fide nature.

      3. Analyzes each of the comparable properties' important attributes with the corresponding ones of the property being appraised, under the general divisions of conditions of sale, financing terms, market conditions (time), location, physical characteristics and income characteristics.

      4. Considers the dissimilarities in the characteristics disclosed in Step 3, in terms of their probable effect on the sale price.

      5. Formulates, in light of the comparison thus made, an opinion of the relative value of the subject property as a whole, or where appropriate, by applicable units, compared with each of the similar properties.

      After completing the necessary research, the property sales on the following pages are considered the most comparable available transactions for analysis and comparison with the subject.

--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 73

================================================================================



                                                  Comparable Improved Sales Data
================================================================================

--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 74

                                             RETAIL CENTER SALE COMPARABLE NO.1:
================================================================================


                            PHOTOGRAPH NOT AVAILABLE


PROJECT DATA

     Comp__Code:   222

   Project Name:   Plaza South Shopping Center

       Location:   815 South Tennessee Blvd.; SE/s of S. Tennessee Blvd., S of
                   Mercury, Murfreesboro, TN Blvd.

         County:   Rutherford

        Grantor:   Orlanda Hills Associates

        Grantee:   JDN Realty

PROPERTY DATA

      Net Rentable Area (SF):     71,028

                   Land Size:     9.00 Acres

         Land/Building Ratio:     5.5:1

                  Year Built:     1984

                   Occupancy:     100%

                Construction:     1-story concrete block

                   Condition:     Average

              Anchor Tenants:     Kroger Grocery (64%)

      Date of Sale:      07/22/97       Book/Page:       602 / 006

--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 75

================================================================================

   Map(s):          103H          103I-B

   Parcel(s):       014

TRANSACTION DATA

   Actual Consideration:    $3,488,100           Cash Equivalent:    $348,100

   Financing:               All cash to seller

   First Mortgage:          $0

   Other Mortgages:         $0

   Total Mortgages:         $0                      Actual Equity:    $3,488,100

   Verified By:             Laurie Farris (615-292-5288)

        OPERATING DATA:                  Total $          Per SF      % of GAI

   Gross Annual Income:                $ 552,583          $ 7.78      100.00%

          Less Vacancy:               ($  24,809)        ($ 0.35)      -4.49%
                                      ----------         -------      ------

Effective Gross Income:                $ 527,774          $ 7.43       95.51%

         Less Expenses:               ($ 157,485)        ($ 2.22)      -28.5%
                                      ----------         -------      ------

  Net Operating Income:                $ 370,289          $ 5.21       67.01%

          Debt Service:                      N/A          $ 0.00        0.00%
                                      ----------         -------      ------

             Cash Flow:                $ 370,289          $ 5.21       67.01%


UNITS OF COMPARISON                         Actual

                           GIM:              6.31

                 Effective GIM:              6.61

                  Overall Rate:             10.62%

               Equity Dividend:             10.62%

            Sales Price Per SF:            $49.11

COMMENTS:             This center is located on the northeast side of
                      Murfreesboro close to the Middle Tennessee State
                      University campus. Murfreesboro has recently undergone an explosive population growth. The expenses are based on taxes of $1.04/SF, CAM of $0.61, insurance of $0.17 and a management fee of 4%. The reserves are estimated by the appraisers at $0.10/SF. Kroger only had 7 years remaining on the lease term.

--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 76

                                             RETAIL CENTER SALE COMPARABLE NO.2:
================================================================================



                            PHOTOGRAPH NOT AVAILABLE


PROJECT DATA

    Comp__Code:    204

  Project Name:    North Nixson Marketplace Shopping Center

      Location:    Hixson Place and Camp Columbus Road, Chattanooga, TN

        County:    Hamilton

       Grantor:    North Nixson, LLC

       Grantee:    Amberjack, Ltd.

PROPERTY DATA

    Net Rentable Area (SF):    63,270

                 Land Size:    9.24 acres

       Land/Building Ratio:    6.4:1

                Year Built:    1995

                 Occupancy:    96%

              Construction:    1-story with split face block

                 Condition:    Good

            Anchor Tenants:    Winn Dixie & Big "B" Drugs (83%)

   Date of Sale:     03/15/96      Book/Page:    N / A

--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 77

================================================================================

   Map(s):           N/A

   Parcel(s):        N/A

TRANSACTION DATA

   Actual Consideration:    $4,760,000           Cash Equivalent: $4,760,000

   Financing:               All cash to seller.

   First Mortgage:          $0

   Other Mortgages:         $0

   Total Mortgages:         $0                      Actual Equity:  $4,760,000

   Verified By:             Dick Schmalz (205-871-23617)

        OPERATING DATA:                  Total $           Per SF       % of GAI

   Gross Annual Income:                 $ 623,083         $   9.85      100.00%

          Less Vacancy:                 ($ 13,057)        ($  0.21)      -2.10%
                                        ---------         --------      ------
Effective Gross Income:                 $ 610,026         $   9.64       97.90%

         Less Expenses:                 ($127,697)        ($  2.02)     -20.49%
                                        ---------         --------      ------

  Net Operating Income:                 $ 482,329         $   7.62       77.41%

          Debt Service:                 $       0         $   0.00        0.00%
                                        ---------         --------      ------

             Cash Flow:                 $ 482,329         $   7.62       77.41%

            UNITS OF COMPARISON           Actual

                           GIM:             7.64

                 Effective GIM:             7.80

                  Overall Rate:            10.13%

               Equity Dividend:            10.13%

            Sales Price Per SF:           $75.23

COMMENTS:      This is a one-story neighborhood shopping center with split-face concrete block exterior walls and synthetic stucco on a steel stud canopy. Other tenants are Movie Gallery and Sally's Beauty
               Salon. Tenant expenses are CAM, taxes and insurance. At the time of sale, there were two vacant local shops containing 2,400 SF.
               Expense contributions included in potential gross income and local vacancy. The vacancy is based on 10% of local shop income plus expense contributions. The expenses are based on 4% management, excluding contributions, $1.59/SF for taxes, CAM and insurance plus $0.10/SF for reserves. The estimated expenses

--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 78

================================================================================

               were consistent with Grantor's proforma. Average local shop space rent for leased space was $10.45/SF.

--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 79

                                            RETAIL CENTER SALE COMPARABLE NO. 3:
================================================================================

                            PHOTOGRAPH NOT AVAILABLE


PROJECT DATA

      Comp__Code:   210

    Project Name:   Market Place Shopping Center

        Location:   U.S. Highway 74, Shelby, NC

          County:   Cleveland

         Grantor:   ING and Bosch Properties

         Grantee:   Mid-America Capital

PROPERTY DATA

    Net Rentable Area (SF):    197,787

                 Land Size:    23.27 acres

       Land/Building Ratio:    5:1

                Year Built:    1987

                 Occupancy:    100%

              Construction:    1-story masonry

                 Condition:    Good

            Anchor Tenants:    Wal-Mart, Bi-Lo, Goody's and Revco (85%)

    Date of Sale:       05/14/96        Book/Page:          N / A

--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 80

================================================================================

   Map(s):           N/A

   Parcel(s):        N/A

TRANSACTION DATA

   Actual Consideration:   $8,350,000           Cash Equivalent: $8,350,000

   Financing:              All cash to seller.

   First Mortgage:         $0

   Other Mortgages:        $0

   Total Mortgages:        $0                     Actual Equity:  $8,350,000

   Verified By:            Grantee

        OPERATING DATA:                   Total $           Per SF     % of GAI

   Gross Annual Income:                $ 1,103,124         $   5.58     100.00%

          Less Vacancy:                ($   33,094)        ($  0.17)     -3.00%
                                       -----------         --------     ------

Effective Gross Income:                $ 1,070,030         $   5.41      97.00%

         Less Expenses:                ($  220,000)        ($  1.11)    -19.94%
                                       -----------         --------     ------

  Net Operating Income:                $   850,030         $   4.30      77.06%

          Debt Service:                $         0         $   0.00       0.00%
                                       -----------         --------     ------
             Cash Flow:                $   850,030         $   4.30      77.06%

            UNITS OF COMPARISON            Actual

                           GIM:              7.57

                 Effective GIM:             7.80

                  Overall Rate:            10.18%

               Equity Dividend:            10.18%

            Sales Price Per SF:            $42.22

COMMENTS:      This property is located in a rural community and serves as the primary retail facility for a large trade area. The block building was completed in 1987 and renovated in 1994. Overall, the property has good market appeal. Occupancy was 100% at the time of sale. Anchor spaces comprise nearly 85% of the total center space. The center reportedly included one vacant out parcel, however, information regarding the Grantee's perceived value of the out parcel was not available.

--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 81

                                            RETAIL CENTER SALE COMPARABLE NO. 4:
================================================================================

                            PHOTOGRAPH NOT AVAILABLE

PROJECT DATA

    Comp __ Code:   203

    Project Name:   Village at Moody Shopping Center

        Location:   NEC of IH-20 and US Highway 411, Moody, AL

          County:   St. Clair

         Grantor:   FS Partnership, Ltd.

         Grantee:   Birmingham Realty

PROPERTY DATA

    Net Rentable Area (SF):  60,800

                 Land Size:  8.43 acres

       Land/Building Ratio:  6:1

                Year Built:  1995

                 Occupancy:  Good

              Construction:  1-story masonry

                 Condition:  100%

            Anchor Tenants:  Winn Dixie (72.4%)

    Date of Sale:     02/14/96      Book/Page:      261 / 313

--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 82

================================================================================

   Map(s):           59-26-2-10-              0-1

   Parcel(s):        16.000

TRANSACTION DATA

   Actual Consideration:    $4,485,000           Cash Equivalent:    $4,485,000

   Financing:               Loan assumption.

   First Mortgage:          $3,000,000

   Other Mortgages:         $0

   Total Mortgages:         $3,000,000              Actual Equity:    $1,485,000

   Verified By:             Paul Spina (205-733-1131)

        OPERATING DATA:                 Total $           Per SF       % of GAI

   Gross Annual Income:                $ 533,922          $   8.78      100.00%

          Less Vacancy:                ($  9,920)         ($  0.16)      -1.86%
                                       ---------          --------      ------

Effective Gross Income:                $ 524,002          $   8.62       98.14%

         Less Expenses:                 ($90,572)         ($  1.49)     -16.96%
                                       ---------          --------      ------

  Net Operating Income:                $ 433,430          $   7.13       81.18%

          Debt Service:                $       0          $   0.00        0.00%
                                       ---------          --------      ------

             Cash Flow:                $ 433,430          $   7.13       81.18%

UNITS OF COMPARISON                         Actual

                           GIM:              8.40

                 Effective GIM:              8.56

                  Overall Rate:             9.66%

               Equity Dividend:               N/A

            Sales Price Per SF:            $73.77

COMMENTS:      This in-line one-story masonry neighborhood shopping center has brick veneer on the front and sides. Concrete block covers the rear. At the time of sale, this center was less than one year old and did not have a complete year of operating history. Potential gross income includes contract rent plus estimated expense contributions. The expenses include a 4% management fee, taxes at $0.58/SF. This center is located at the northeast corner of IH-20 and US Highway 411 in Moody Alabama. This area is a rapidly growing commercial district in the Birmingham/Atlanta interstate corridor.

--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 83

                                             RETAIL CENTER SALE COMPARABLE NO.5:
================================================================================


                            PHOTOGRAPH NOT AVAILABLE


PROJECT DATA

     Comp__Code:   219

   Project Name:   Pine Valley Shopping Center

       Location:   3600 South College Road, Wilmington, NC

         County:   New Hanover

        Grantor:   Prime Properties Ventures, LLC

        Grantee:   Pine Valley Commercial Center Number One

PROPERTY DATA

    Net Rentable Area (SF): 60,000

                 Land Size: 5.38

       Land/Building Ratio: 3.9:1

                Year Built: 1990

                 Occupancy: 100%

              Construction: 1-story masonry with stucco cover

                 Condition: Good

            Anchor Tenants: Food Lion and Revco (71%)

   Date of Sale:       04/28/96      Book/Page:           2024 / 927

--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 84

================================================================================

   Map(s):           N/A

   Parcel(s):        N/A

TRANSACTION DATA

   Actual Consideration:    $4,400,000           Cash Equivalent: $4,400,000

   Financing:               All cash to seller.

   First Mortgage:          $0

   Other Mortgages:         $0

   Total Mortgages:         $0                     Actual Equity:    $4,400,000

   Verified By:             Phil Krauss

        OPERATING DATA:                  Total $          Per SF        % of GAI

   Gross Annual Income:                $ 478,952          $ 7.98         100.00%

          Less Vacancy:                ($ 14,369)         ($0.24)        -3.00%
                                       ---------          ------         ------

Effective Gross Income:                $ 464,583          $ 7.74          97.00%

         Less Expenses:                ($ 24,583)         ($0.41)         -5.13%
                                       ---------          ------         ------

  Net Operating Income:                $ 440,000          $ 7.33          91.87%

          Debt Service:                $       0          $ 0.00           0.00%
                                       ---------          ------         ------

             Cash Flow:                $ 440,000          $ 7.33          91.87%

            UNITS OF COMPARISON             Actual

                           GIM:              9.19

                 Effective GIM:              9.47

                  Overall Rate:             10.00%

               Equity Dividend:             10.00%

            Sales Price Per SF:            $73.33

COMMENTS:      This neighborhood center is in a good location in a growth corridor south of Wilmington. The buyer indicated that approximately 85% of the cash flow was derived from a credit tenant base. The buyer also indicated that the center was purchased on a 10% overall capitalization rate. The appraisers only had access to the NOI. Therefore, the appraisers have estimated the gross income, vacancy and expenses.

--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 85

                               Comparable Sale Map

                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 86

                                            SALES COMPARISON APPROACH - ANALYSIS
================================================================================

Comparable Improved Sales Summary


Sale No.          Subject             1             2             3            4            5
==============================================================================================
Name/Address                Plaza South  North Nixson  Market Place   Village at  Pine Valley
                               Shopping   Marketplace      Shopping        Moody     Shopping
                                 Center,     Shopping        Center,    Shopping       Center,
                           Murfreesboro,       Center,   Shelby, NC       Center,  Wilmington,
                                     TN   Chattanooga,                 Moody, AL           NC
                                                   TN
----------------------------------------------------------------------------------------------
Sale Date         Current      07/22/97      03/15,96      05/14/96     02/14/96     04/28/96
----------------------------------------------------------------------------------------------
Year Built           1984          1984          1995          1987         1995         1990
----------------------------------------------------------------------------------------------
Occupancy            100%          100%           96%          100%         100%         100%
----------------------------------------------------------------------------------------------
Size(SF)           51,844        71,028        63,270       197,787       60,800       60,000
----------------------------------------------------------------------------------------------
% Credit/Anchor       75%           64%           83%           85%          72%          71%
----------------------------------------------------------------------------------------------
SP/SF                 N/A        $49.11        $75.23        $42.22       $73.77       $73.33
----------------------------------------------------------------------------------------------
NOI/SF              $8.56         $5.21         $7.62         $4.30        $7.13        $7.33
----------------------------------------------------------------------------------------------
GIM                   N/A          6.31          7.64          7.57         8.40         9.19
----------------------------------------------------------------------------------------------
NOI/GPI            93.15%        67.01%        77.41%        77.06%       81.18%       91.87%
==============================================================================================

Note: All transaction data in the chart reflects cash equivalency and/or other adjustments applied in the comparable sale summary sheets.

Introduction

      A search for comparable sales within the subject neighborhood and competitive locales was conducted by the appraiser. The appraiser consulted with local real estate agents knowledgeable of the subject market and researched public records for pertinent information. The sales used herein represent the most comparable data available at the time of the report.

Comparison of Important Factors Affecting SP/SF

      All property characteristics of the comparable sales and the subject property have been analyzed by the appraisers. The following summarizes the comparison of primary factors of the comparable sales affecting value as compared to the subject.

Subject:

       Primary Negative Factors:        None

       Primary Positive Factors:        Good % of anchor; 18 year remaining term
                                        of anchor; good level of retail sales by anchor.

--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 87

================================================================================

Sale No. 1 - Plaza South Shopping Center, Murfreesboro, TN:
      Inferior Factors
       Compared to Subject:     Anchor lease to expire on 7 years; condition;
                                age
      Superior Factors
       Compared to Subject:     None
      Overall Comparison
       to Subject:              Inferior before and after adjustments

Sale No. 2 - North Nixson Marketplace Shopping Center, Chattanooga, TN:
      Inferior Factors
       Compared to Subject:     Slightly inferior NOI/SF
      Superior Factors
       Compared to Subject:     New property
      Overall Comparison
       to Subject:              Slightly inferior after adjustments and similar
                                after

Sale No. 3 - Market Place Shopping Center, Shelby, NC:
      Inferior Factors
       Compared to Subject:     Slightly inferior NOI/SF
      Superior Factors
       Compared to Subject:     Three major anchors
      Overall Comparison
       to Subject:              Slightly inferior after adjustments and similar
                                after

Sale No. 4 - Village at Moody Shopping Center, Moody, AL:
      Inferior Factors
       Compared to Subject:     Slightly inferior NOI/SF
      Superior Factors
       Compared to Subject:     New property
      Overall Comparison
       to Subject:              Slightly inferior after adjustments and similar
                                after

Sale No. 5 - Pine Valley Shopping Center, Wilmington, NC:
      Inferior Factors
       Compared to Subject:     Slightly inferior NOI/SF
      Superior Factors
       Compared to Subject:     None
      Overall Comparison
       to Subject:              Slightly inferior after adjustments and similar
                                after

 Most Comparable Sales:         Nos. 2 through 5

      Comment: With the exception of the NOI/SF, Sale Nos. 2 through 5 are generally similar to the subject property based on quality and quantity of anchor and other

--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 88

================================================================================

factors. However, as will be evident in the forthcoming analysis, Sale No. 4 consistently is well above the adjusted value ranges of the other most comparable sales.

Sale Price Per Square Foot Method

Description:                         The Price Per Square Foot indicator is a
                                     general common denominator which
                                     encompasses all influences without
                                     specifically identifying their impact. It is most affected by location, size, age/condition, and existing leases at above or below market levels, if a rental property. This indicator is derived by dividing the sales price by the net rentable area.

NOI/SF Adjustment Technique:         A wide range produced by this method
                                     indicates that the comparable sales have varying income-producing capabilities attributable to differences in age, location, size and quality. In order to adjust for these differences, a multiplier is obtained by dividing the subject's
                                     NOI/SF by the NOI/SF of each comparable
                                     sale. The resulting multiplier is then
                                     applied to the sales price/SF of each
                                     comparable resulting in an indicated sale price/SF for the subject property. The following grid displays this technique.

NOI/SF Adjustment Analysis

         Sale No.      NOI/SF           SP/SF        Multiplier     Adj. SP/SF
         --------      ------           -----        ----------     ----------
             3         $4.30            $42.22         1.9905         $84.04
             1         $5.21            $49.11         1.6429         $80.68
             4         $7.13            $73.77         1.2005         $88.56
             5         $7.33            $73.33         1.1677         $85.63
             2         $7.62            $75.23         1.1233         $84.51
           Subj.       $8.56                --             --             --

                    Note: Above chart is sorted based on ascending NOI/SF's.

      Comments/Analysis: Additional subjective adjustments may be required based on unquantifiable factors not recognized in the NOI/SF adjustment. Examples are investment grade compared to owner occupancy, quality of tenants, conditions of sale and other intangible factors. Based on the adjusted sale price per square foot of the previously identified most comparable sales, the indicated market value per square foot range for the subject property is $84.00 to $86.00. The calculations are presented as follows.

--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 89

================================================================================

                            SP/SF Method Calculations

                                                             Value Est.,
                    Size               SP/SF Est.             Rounded

                51,844   SF        x     $84.00        =     $4,350,000

                51,844   SF        x     $86.00        =     $4,460,000

Gross Income Multiplier Method

Description:                         The Gross Income Multiplier illustrates the
                                     relationship between the sales price and the revenue stream of a property.
                                     Investments are often acquired on the basis of a multiple either of their current or potential income flow. Because this indicator is a good reflection of the motives of purchasers, it is considered to be a realistic assessment of market tendencies.

NOI/Gross Potential Income
  Ratio Comparison of GIM's:         GIM's are typically influenced by the
                                     relationship between the net operating
                                     income and gross potential income as
                                     measured by the net operating income to
                                     gross income ratio (NOI/GPI ratio). The
                                     sales with the most similar NOI/GPI ratios are typically considered to be the most comparable to the appraised property all other factors being equal. The following chart summarizes the comparison of the GIM's to the comparable sales' NOI/GPI ratio as well as comparing the NOI/GPI ratio of the comparable sales to the subject's NOI/GPI ratio.

                            NOI/GPI to GIM Comparison

                     Sale No.          NOI/GPI %          GIM
                     --------          ---------          ---
                         1              67.01%            6.31
                         3              77.06%            7.57
                         2              77.41%            7.64
                         4              81.18%            8.40
                         5              91.87%            9.19
                       Subj.            93.15%             --

                     Note: Above chart is sorted based on ascending NOI/GPI's.

      Comment/Analysis: Based on the comparison in the previous chart and considering the general characteristics of the transactions as compared to the subject

--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 90

================================================================================

previously discussed, the subject's GIM should be at or slightly above Sale No.
5. Thus, the GIM range estimated for the subject is 9.OOx to 9.25x after considering the factors noted above. The calculations for this method are presented below.

                                GIM Calculations

                                                              Value Est.,
                  Gross Inc.           GIM Est.                Rounded

                  $476,365        x      9.00          =      $4,290,000

                  $476,365        x      9.25          =      $4,410,000

Sales Comparison Approach - Reconciliation

                             Summary of Value Ranges

                    Method                  Value Range
                              -----------------------------------------
                    SP/SF:        $4,350,000     to     $4,460,000

                    GIM:          $4,290,000     to     $4,410,000

      Comment/Analysis: Given the 18 year remaining term on the subject anchor lease and the generally good quality of local shop tenants, the subject's value should be at the upper middle portion of the value range. Therefore, a value at the upper middle portion of range of the sales price per square foot value range is reasonable.

                            Sales Comparison Approach
                              As Is Value Estimate

                  Current Stabilized Value                 $4,400,000
                  Estimate

                  Less: Deferred Maintenance                        0

                  Less: Lease-Up Costs to
                  Stabilization                                     0
                                                           ----------
                  As Is Value Estimate                     $4,400,000
                                                           ==========

      As a result, the value estimate as indicated by the sale comparison approach, is reconciled as follows.

Sales Comparison Approach Value Estimate:         $4,400,000

      Implied SP/SF:                                  $84.87

      Implied GIM:                                      9.24

--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 91

                                                  INCOME CAPITALIZATION APPROACH
================================================================================

Introduction

      The income capitalization approach is the procedure in appraisal analysis which converts anticipated benefits (dollar income or amenities) to be derived from the ownership of property into a value estimate. Anticipated future income and/or reversions are discounted to a present worth figure through the capitalization process.

      This approach, like the cost and sales comparison approaches, requires extensive market research. Specific areas that an appraiser investigates for this approach are the property's gross income expectancy, the expected reduction in gross income from lack of full occupancy and collection loss, the expected annual operating expenses, the pattern and duration of the property's income stream, and the anticipated value of the resale of other real property interest reversions. When accurate income and expense estimates are established, the income streams are converted into present value by the process of capitalization. The rates or factors used for capitalization are derived by the investigation of acceptable rates of return for similar properties.

      The income capitalization approach is generally applied in appraising income-producing properties. The quantity, quality and durability of the income stream must be considered in estimating the economic rent of an income-producing property.

      Quantity:        Rental comparables have been gathered from similar
                       properties to show current market rents.

      Quality: This is a measure of the strength of the tenant that could be expected to occupy the subject (i.e., AAA, regional, local, etc.).

      Durability:      This is reflected in the vacancy of the area.

      In order to analyze contractual rentals of the subject and determine the economic rent potential of the available space, a survey was conducted of similar developments.

      The pages which follow will summarize the comparable rental data utilized in the appraisal of the subject property. While this study does not include all competitive space, it is useful in determining patterns of occupancy and economic levels of rent.
--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 92

================================================================================



                                                 Comparable Improved Rental Data
================================================================================

--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 93

                                                   RETAIL RENT COMPARABLE NO. 1:
================================================================================


                               [GRAPHIC OMITTED]

PROJECT DATA

   Project Name:   Three Star Mall and Center

       Location:   1402 - 1410 Sparta Street, McMinnville, TN

         County:   Warren

PROPERTY DATA

         Rentable Area (SF):   202,918

                 Year Built:   1980

               Construction:   1-story masonry

                 Bay Depths:   60'

             Anchor Tenants:   K-Mart, JC Penney, Kroger, and Goody's

RENTAL DATA

             Quoted Rate/SF:   $8.50 to $22.00

        Existing Rate Range

             Anchor Tenants:   N/A

                 Spec Space:   N/A

           Restaurant Space:   N/A

--------------------------------------------------------------------------------

C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 94

================================================================================

LEASE TERMS

                Lease Basis:   Triple-net

         Typical Lease Term:   3 to 5 years

                 CAM Charge:   $6.04/SF

           Escalator Clause:   None

                 Finish-Out:   Negotiable

          Rental Concessions   None

Occupancy Rate:      96%                   Historical Occupancy Rate: N/A

Verified By:         Sandy Hearron (601-932-0032)

Date:                10/23/97                                 Comp __ Code: 330

COMMENTS:            This community mall has varying rental rates based on the
                     type of tenant, finish-out required and lease term.
                     Occupancy has stayed at 94 to 96% for the last three years. The common area maintenance pass-through for the interior space is $4.00/SF. The higher end of the quoted range is for interior, small shop space in the mall. The lower end of the range is for exterior, non-mall tu[e space.

--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 95

                                                   RETAIL RENT COMPARABLE NO. 2:
================================================================================

                               [GRAPHIC OMITTED]

PROJECT DATA

   Project Name:   Cumberland Plaza Shopping Center

       Location:   1339 New Smithville Highway, McMinnville, TN

         County:   Warren

PROPERTY DATA

         Rentable Area (SF):   145,353

                 Year Built:   1988

               Construction:   1-story masonry

                 Bay Depths:   60'

             Anchor Tenants:   Wal-Mart, Food Lion, Revco and Dollar General

RENTAL DATA

             Quoted Rate/SF:   $7.00

        Existing Rate Range

             Anchor Tenants:   N/A

                 Spec Space:   N/A

           Restaurant Space:   N/A

--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 96

--------------------------------------------------------------------------------

LEASE TERMS

            Lease Basis:  NNN

     Typical Lease Term:  3 to 5 years

             CAM Charge:  $0.75

       Escalator Clause:  None

             Finish-Out:  $10.00/SF
                          Rental Concessions None

Occupancy Rate:  95% economic      Historical Occupancy Rate:  N/A
                 50% physical

Verified By:  -  Doug Rice (800-662-7212)
Date:            10/22/97                              Comp_Code:  331

COMMENTS:        This center used to have Wal-Mart as the major anchor tenant;
                 however, Wal-Mart moved in 1996 to a new Supercenter location.
                 The Wal-Mart space is 66,000 SF and is currently vacant. At this time, the local shop space does not appear to be negatively impacted.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 97

                                                   RETAIL RENT COMPARABLE NO. 3:
--------------------------------------------------------------------------------

                                [PHOTO OMITTED]

PROJECT DATA

  Project Name:  Northgate Shopping Center

      Location:  231 Northgate Drive, McMinnville, TN

        County:  Warren

PROPERTY DATA
     Rentable Area (SF):  129,998

             Year Built:  1971 and 1973

           Construction:  1-story masonry

             Bay Depths:  60'

         Anchor Tenants:  Big Lots, Sears, Heilig-Meyers, Say-A-Lot, Super D
                          Pharmacy

RENTAL DATA

         Quoted Rate/SF:  $7.00

     Existing Rate Range

         Anchor Tenants:  N/A

             Spec Space:  N/A

       Restaurant Space:  N/A


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 98

--------------------------------------------------------------------------------

LEASE TERMS

            Lease Basis:  Partial Gross

     Typical Lease Term:  3 to 5 years

             CAM Charge:  N/A

       Escalator Clause:  None

             Finish-Out:  None

      Rental Concessions  None

Occupancy Rate:  90%              Historical Occupancy Rate:  N/A

Verified By:     Harold Martin (931-473-4663)

Date:            10/23/97                         Camp_Code:  332

                 COMMENTS: The tenants pay their pro-rata share of the common area maintenance; however, the tenant only pays above base year taxes and insurance.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                              Page 99

                                                   RETAIL RENT COMPARABLE NO. 4:
--------------------------------------------------------------------------------

                                [PHOTO OMITTED]

PROJECT DATA

  Project Name:  McMinnville Plaza Shopping Center

      Location:  1030 New Smithville Highway, McMinnville, TN

        County:  Warren

PROPERTY DATA

     Rentable Area (SF):  101,457

             Year Built:  1966 and 1978

           Construction:  1-story masonry

             Bay Depths:  100'

         Anchor Tenants:  None

RENTAL DATA

         Quoted Rate/SF:  $3.00 to $5.00

     Existing Rate Range

         Anchor Tenants:  N/A

             Spec Space:  N/A

       Restaurant Space:  N/A


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 100

--------------------------------------------------------------------------------

LEASE TERMS

            Lease Basis: Partial Gross

     Typical Lease Term:  3 to 5 years

             CAM Charge:  N/A

       Escalator Clause:  CPI

             Finish-Out:  None
                          Rental Concessions None

Occupancy Rate:  90%              Historical Occupancy Rate:    N/A
Verified By:     Tom Dugan (931-473-2370)

Date:            10/24/97                         Camp_Code: 333

COMMENTS:        This older facility does have a small amount of finished
                 basement space. The quoted rental rates are negatiely effected by the less desirable, large, 100' bay depths as compared to the more commonly desired 60' to 70' depths. The $3.00/SF to $5.00/SF rent range equates to $5.00/SF to $8.00/SF rent, based on the same total annual rent and a 60' bay depth.


(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 101

                                                   Retail Rent Comparable No. 5:
--------------------------------------------------------------------------------

                                [PHOTO OMITTED]

PROJECT DATA

  Project Name:  Hollywood Bowl Shopping Center

      Location:  200 Hobson Street, McMinnville, TN

        County:  Warren

PROPERTY DATA

     Rentable Area (SF):  35,340

             Year Built:  1976

           Construction:  1-story masonry

             Bay Depths:  120'

         Anchor Tenants:  Tractor Supply Company and Hollywood Bowl

RENTAL DATA
         Quoted Rate/SF:  $3.00 to $4.00

    Existing Rate Range

         Anchor Tenants:  N/A

             Spec Space:  N/A

       Restaurant Space:  N/A


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 102

LEASE TERMS

            Lease Basis:  Partial Gross

     Typical Lease Term:  3 to 5 years

             CAM Charge:  N/A

       Escalator Clause:  CPI

             Finish-Out:  None

      Rental Concessions  None

Occupancy Rate: 100%              Historical Occupancy Rate:    N/A

Verified By:    Tom Dugan (931-473-2370)

Date:           10/24/97                          Camp_Code: 334

COMMENTS:        This older facility is a former Wal-Mart store with no true local shop space.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 103

                               Rent Comparable Map

                               [GRAPHIC OMITTED]


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 104

                                             ANALYSIS OF POTENTIAL GROSS INCOME0
--------------------------------------------------------------------------------

Current Subject Property Status
                       Subject Existing Rent Roll Summary

==============================================================================================
                                                          Lease
Suite                                    Lease   Lease     Term            Lease
  #    Tenant                Size (SF)   Begin    End     (Yrs.)  Rent/SF   Type   Annual Rent
----------------------------------------------------------------------------------------------
  1    BiLo                     38,864   07/85   12/15     30.5     $9.88   NNN      $383,875
----------------------------------------------------------------------------------------------
  2    Domino's Pizza           38,864   07/85   07/00      5      $11.37   NNN       $11,870
----------------------------------------------------------------------------------------------
  3    Tennessee Credit Corp.    1,800   02/95   01/98      3       $5.00   NNN        $9,000
----------------------------------------------------------------------------------------------
  4    Video Checkout            5,200   04/94   07/99      2       $6.55   NNN       $34,060
----------------------------------------------------------------------------------------------
  5    Ren Center                3,600   05/90   01/02      5       $6.75   NNN       $24,300
----------------------------------------------------------------------------------------------
  6    Heads Up Haircutters      1,380   04/95   04/03      8       $7.00   NNN        $9,660
----------------------------------------------------------------------------------------------
Total/Average                   51,844  Square Feet                 $9.12            $472,765
=============================================================================================

Notes for Rentroll Leases:
      1.    Ren Center lease escalates to $7.50/SF in 2/98 and $8.00/SF in 2/99
      2.    Heads-Up lease escalates to $7.50/SF in 2/98.

Tenancy:                               Multi-tenant
Square Feet Occupied:                  51,844 SF
Square Feet Vacant - Shell:            0 SF
Square Feet Vacant -2nd Generation:    0 SF
Rent Trend:                            Stable
Historical Tenant Finish:
     New Lease:                        None
     Refinish:                         None

      Comments/Analysis: It appears that the subject turnover has been typical for the market. The recent occupancy history has been reported to be stable over the past two years with limited vacancy between tenants. The typical expense recovery for local shop space is the standard triple net lease in which taxes, insurance and common area maintenance (CAM) is recovered from the tenant. The most recent new lease is Heads Up Haircutters in 1995, which is currently at $7.00/SF. Heads Up Haircutters lease has increases in the rental, with next year being escalated to $7.50/SF. Bi-Lo's rental rate is higher than normal for an anchor tenant in this aged property; however, this is due to the owner and tenant re-negotiating the lease in 1995 because of the Bi-Lo expansion. In addition, the renegotiated lease reset the initial term of the lease and made it a 20 year lease beginning in 1995. The tenant improvements and expansion cost where built into the lease agreement.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 105

--------------------------------------------------------------------------------

Comparable Rental Analysis/Subject Estimated Market Rents

Introduction

      In order to estimate market rent rates to apply to the subject, we surveyed similar properties in the subject neighborhood. Factors which typically influence rental rates include location, and physical attributes such as age, condition and design/appeal characteristics. The rent comparables presented in this report represent the most comparable properties to the subject with respect to age, quality of construction and location. The following chart summarizes the comparable improved rental data previously presented.

Summary of Comparable Improved Rental Data

================================================================================================
Rent No.         Subject      1            2              3             4               5
------------------------------------------------------------------------------------------------
                                       Cumberland                  McMinnville      Hollywood
                           Three Star     Plaza       Northgate        Plaza          Bowl
                 Bi - Lo    Mall and    Shopping      Shopping       Shopping       Shopping
Name/Address      Center     Center      Center        Center         Center          Center
------------------------------------------------------------------------------------------------
Size(SF)           51,844     202,918     145,353        129,998         101,457          35,340
------------------------------------------------------------------------------------------------
Year Built           1984        1980        1988  1971 and 1973   1966 and 1978            1976
------------------------------------------------------------------------------------------------
Occupancy            100%         96%         95%            90%             90%            100%
------------------------------------------------------------------------------------------------
Quoted Rate/SF        N/A       $8.50*      $7.00          $7.00  $3.00 to $5.00  $3.00 to $4.00
------------------------------------------------------------------------------------------------
Tenant Expenses       N/A  Triple-net  Triple-net  Partial Gross   Partial Gross   Partial Gross
------------------------------------------------------------------------------------------------
CAM Charge            N/A    $6.04/SF    $0.75/SF            N/A             N/A             N/A
------------------------------------------------------------------------------------------------
Rental
Concessions           N/A        None        None           None            None            None
------------------------------------------------------------------------------------------------
Effective Rate/SF     N/A       $8.50*      $7.00          $7.00  $3.00 to $5.00  $3.00 to $4.00
================================================================================================

* Note:  Excludes mall rents of up to $22.00/SF.

      All property characteristics of the comparable rentals and the subject property have been analyzed by the appraisers. The following summarizes the comparison of primary factors of the comparable rentals affecting rents as compared to the subject.

Comparison to Subject

Subject:
     Primary Negative Factors:  None

     Primary Positive Factors:  Good visibility and design relative to road frontage

Rent No. 1 - Three Star Mall and Center:
     Inferior Factors
      Compared to Subject:      Slightly older age
     Superior Factors
      Compared to Subject:      Mall property; four major anchors
     Tenant Expenses:           All tenants pay triple net and utilities


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 106

--------------------------------------------------------------------------------

      Overall Comparison
       to Subject:             Superior

Rent No. 2 - Cumberland Plaza Shopping Center:
      Inferior Factors
       Compared to Subject:    Large vacant anchor space

      Superior Factors
       Compared to Subject:    None
      Tenant Expenses:         All tenants pay triple net and utilities
      Overall Comparison
       to Subject:             Similar

Rent No. 3 - Northgate Shopping Center:
      Inferior Factors
       Compared to Subject:    Older age; 100' bay depths
      Superior Factors
       Compared to Subject:    None
      Tenant Expenses:         Partial gross
      Overall Comparison
       to Subject:             Inferior

Rent No. 4 - McMinnville Plaza Shopping Center:
      Inferior Factors
       Compared to Subject:    Older age; no anchor
      Superior Factors
       Compared to Subject:    None
      Tenant Expenses:         Partial gross
      Overall Comparison
       to Subject:             Inferior

Rent No. 5 - Hollywood Bowl Shopping Center:
      Inferior Factors
       Compared to Subject:    Older Age
      Superior Factors
       Compared to Subject:    None
      Tenant Expenses:         Partial gross
      Overall Comparison
       to Subject:             Inferior

Most Comparable Rentals:       No. 2

      Conclusions/Analysis: A comparison of the comparable rental data indicates that Rent No. 2 is the most similar to the subject property in age and location.

      Estimated Market Rate:   $7.00/SF


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 107

     Expense Recoveries:
       Analysis:            The subject and two of the most comparable retail
                            lease rates were based on a triple net basis and all of the subject existing leases are triple net.

       Conclusion:          Market lease rates based on the following expense
                            recovery: NNN.

      Inasmuch as the subject is an existing property with several leases in place, the existing contract rents and expense recoveries are utilized for occupied space are utilized in the Stabilized Operating Statement which follows the Analysis of Expenses. The only exception is the Tennessee Credit Corp. lease, which expires in January 1998, or three months from the appraisal date. Given the short remaining term, a market rate is utilized in the stabilized operating statement gross potential income. The following summarizes the stabilized operating statement rent income.

                       Subject Proforma Rent Roll Summary

==============================================================================================
                                                          Lease
Suite                                    Lease   Lease     Term            Lease
  #    Tenant                Size (SF)   Begin    End     (Yrs.)  Rent/SF   Type   Annual Rent
----------------------------------------------------------------------------------------------
  1    BiLo's                   38,864   07/85   12/15     30.5     $9.98   NNN      $383,875
----------------------------------------------------------------------------------------------
  2    Domino's Plaza            1,000   07/85   07/00     5       $11.87   NNN       $11,870
----------------------------------------------------------------------------------------------
  3    Tenneesee Credit Corp.    1,800   02/95   01/98     3        $7.00   NNN       $12,600
----------------------------------------------------------------------------------------------
  4    Video Checkout            5,200   04/94   07/99     2        $6.55   NNN       $34,060
----------------------------------------------------------------------------------------------
  5    Ren Center                3,600   05/90   01/02     5        $6.75   NNN       $24,300
----------------------------------------------------------------------------------------------
  6    Heads Up Haircutters      1,380   04/95   04/03     8        $7.00   NNN        $9,660
----------------------------------------------------------------------------------------------
Total/Average                   51,844  Square Feet                 $9.19            $476,365
==============================================================================================

Note: Reflects Tennessee Credit at market rental rate since lease expires in three months.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 108

                                                            ANALYSIS OF EXPENSES
================================================================================

Vacancy & Collection Loss
  Expense Description:       Vacancy & collection loss is an allowance for
                             reductions in potential income attributable to vacancies, tenant turnover and nonpayment of rent.
                             The allowance is usually estimated as a percentage of potential gross income, which varies depending on the type and characteristics of the physical property, the quality of tenants, current and projected supply and demand, and general and local economic conditions. The percentage rate recognized reflects typical investor expectations over the specific holding period assumed or projected.

  Subject Data:
    Tenancy:                 Multi-tenant
    Current Occupancy:       100%

  Market Data:
    Submarket:               94%
    Submarket Years Supply:  Equilibrium

  Analysis:                  Based on a review of the local market data a
                             vacancy and collection loss of 5% of local shop space is believed to appropriately recognize potential tenant turnover and collection loss over the holding period.

  Estimated Vacancy &
    Collection Loss:         5% of local shop space

Management:
  Expense Description:       The subject must be considered as an investment
                             under prudent management. A charge is made to reflect either the owner's input of time and attention or that of a professional agent. The expense would include the collection of rents, supervision of all maintenance, etc.

  Analysis:                  The proforma annual management fee for the subject
                             property is 4.0% of the Effective Gross Income.
                             This is consistent with local practices.

  Estimated Management:      4.0%

Real Estate Taxes:           See previously presented Real Estate Tax Analysis
                             for detailed analysis and expense history.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 109

--------------------------------------------------------------------------------

    Estimated Real Estate
      Taxes:                  $29,873, or $0.58/SF

Insurance:
    Expense Description:      The subject property will be insured against
                              losses arising out of fire, casualty, and liability. Other various extended coverages are also provided for under this policy.

    Analysis:                 Based on a competitive analysis of other retail
                              centers and the subject's historical expense, an estimate of $0.10/SF annually is judged appropriate for the subject.

    Estimated Insurance:      $0.10/SF

Common Area Maintenance (CAM):

    Expense Description:      The common area maintenance charge covers all
                              trash removal, common area maintenance, certain recoverable administrative expenses, landscaping charges and common area utilities and any other common area expenses.

    Analysis:                 Based on a competitive analysis of other retail
                              centers an estimate of $0.40/SF annually is judged appropriate for the subject.

    Estimated CAM:            $0.40/SF

Administration:
    Expense Description:      The administrative expense consists of
                              non-recoverable administrative expenses such as legal expenses and other miscellaneous expenses that are not passed through to the tenant in the common area expense recovery.

    Analysis:                 Based on a competitive analysis of other retail
                              centers an estimate of $0.02/SF annually is judged appropriate for the subject.

    Estimated Administration: $0.02/SF

Reserves:

    Expense Description:      A reserves or replacement allowance provides for
                              the periodic replacement of building components that wear out more rapidly than the building itself and must be replaced periodically during the building's economic life. Examples of these components are roof cover, HVAC compressors, parking areas and other site improvements.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 110

--------------------------------------------------------------------------------

    Analysis:                 The reserves expense estimate is based primarily
                              on the typical expense recognized by buyers as compared to a calculated type estimate. Based upon the age and condition of the property and typical buyer actions, the reserves expense estimate is $0.10/SF.

    Estimated Reserves:       $0.10/SF

Estimated Expense Summary

                              Management            4.0% EGI  =     $21,073
                              Taxes:              $0.58 /SF   =     $29,873
                              Insurance:          $0.10 /SF   =      $5,184
                              CAM:                $0.40 /SF   =     $20,738
                              Administration:     $0.02 /SF   =      $1,037
                              Reserves:           $0.10 /SF   =      $5,184
                                                  -----             -------
                         Subtotal Expenses:       $1.60 /SF   =     $83,090


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 111

STABILIZED OPERATING STATEMENT
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Gross Rental Income Potential:
                                        Lease
                        Size (SF)       Rate
                        ---------       ----
   Anchors                 38,864  @    $9.88 /SF           =          $383,875
   Local Shop Space        12,980  @    $7.13 /SF           =          $ 92,490
                           ------       -----                          --------
   Gross Rent Income       51,844  @    $9.19 /SF           =          $476,365
   (See Rent Roll for Rent Allocation)

Plus: Expense Recovery
   Anchor @         NNN                                                $ 41,826
   Local Shop @     NNN                                                $ 13,969
                                                                       --------
   Total Expense Recovery                                              $ 55,795

Total Income By Tenant Type Classification
  Anchor @                                                             $425,701
  Local Shop @                                                         $106,459
  Total Gross Annual Income:                                           $532,160

Less: Vacancy/Collection Loss
   Anchor Income @                          0%                         $      0
   Local Shop Income @                      5%                         $ (5,323)

Effective Gross Income:                                                $526,837

Less Expenses

   Management          4.0%  EGI    $21,073
   Taxes:             $0.58  /SF    $29,873
   Insurance:         $0.10  /SF    $ 5,184
   CAM:               $0.40  /SF    $20,738
   Administration:    $0.02  /SF    $ 1,037
   Reserves:          $0.10  /SF    $ 5,184
                      -----         -------
Subtotal Expenses:    $1.60  /SF    $83,090                            $(83,090)
                                                                       --------
Net Operating Income:                                                  $443,747
                                                                       ========

   NOI/SF:               $8.56
   NOI/Gross Income      93.15%

                                   CAPITALIZATION TECHNIQUE
                     --------------------------------------------------

                     --------------------------------------------------
                        NOI       /      OAR       =     Value Estimate
                     $443,747     /     10.00%     =       $4,437,473

                     Current Stabilized Value Estimate     $4,440,000
                     Less: Deferred Maintenance                     0
                     Less: Lease-Up Costs to Stabilization          0
                                                           ----------
                     As Is Value Estimate                  $4,440,000


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 112

                                          ANALYSIS OF DIRECT CAPITALIZATION RATE
================================================================================

Introduction

      Direct capitalization is a method used to convert a single year's income estimate into a value indication. The capitalization rate utilized in the income capitalization approach combines input from the marketplace in conjunction with a review of mortgage/equity positions. Although the appraiser can estimate an overall capitalization rate by using various techniques, derivation of the rate from comparable sales is generally preferred when sufficient data are available from transactions of similar, competitive properties. In order to provide a consistent basis for comparison, the net operating income from each comparable is calculated and estimated in the same manner as that for the subject property. Additionally, the appraiser must conclude that neither non-market financing terms nor different market conditions have affected the transaction prices of the comparables. When these requirements are met, the appraiser estimates the overall rate by dividing each property's net operating income by its sale price.

Improved Sales' Overall Rate Summary

================================================================================================
Sale No.          Subject               1              2              3           4            5
------------------------------------------------------------------------------------------------
                                            North Nixson
                              Plaza South   Marketplace    Market Place  Village at  Pine Valley
                               Shopping       Shopping       Shopping      Moody       Shopping
                                Center,       Center,         Center,     Shopping      Center,
                             Murfreesboro,  Chattanooga,    Shelby, NC     Center,   Wilmington,
Name/Address                     TN             TN                       Moody, AL       NC
------------------------------------------------------------------------------------------------
Sale Date         Current        07/22/97       03/15/96      05/14/96    02/14/96      04/28/96
------------------------------------------------------------------------------------------------
Year Built           1984            1984           1995          1987        1995          1990
------------------------------------------------------------------------------------------------
Occupancy            100%            100%            96%          100%        100%          100%
------------------------------------------------------------------------------------------------
Size(SF)           51,844          71,028         63,270       197,787      60,800        60,000
------------------------------------------------------------------------------------------------
% Credit/ Anchor      75%             64%            83%           85%         72%           71%
------------------------------------------------------------------------------------------------
Overall Rate          N/A          10.62%         10.13%        10.18%       9.66%        10.00%
================================================================================================

Note: All transaction data in the chart reflects cash equivalency and/or other adjustments applied in the comparable sale summary sheets.

Comparison of Important Factors Affecting OAR

      All property and conditions of sale characteristics of the comparable sales and the subject property have been analyzed by the appraisers. The following summarizes the comparison of primary factors of the comparable sales affecting value as compared to the subject.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 113

--------------------------------------------------------------------------------

      Note: The reader is reminded that this is a comparison of overall rates and not the sales price per square foot. Therefore, the terms of comparison to the subject of each sale may be different than those used in the previously presented Sales Comparison Approach, which was based on the quantity of income and subsequent adjustments to the sales price per square foot. While the overall rate recognizes physical factors, intangible factors such as quality of tenants, conditions of sale, occupancy at time of sale, and investment quality tend to have stronger influence on the overall rate comparison. As an example, two properties with different locations and quality of improvements may have significantly different per square foot sales prices, but very similar overall rates. Thus, the comparison to the subject includes the intangible factors influencing overall rates.

Subject:
      Primary Negative Factors:  None

      Primary Positive Factors:  Good % of anchor; 18 year remaining term of anchor; good level of retail sales by anchor.

Most Comparable Sales:           Nos. 2 through 5

      Comment/Analysis: All of the most comparable sales have similar percentage of anchor tenants as compared to the subject. The previously described Primary Positive Factors for the subject are all very positive factors, particularly the 18 year remaining term of the anchor tenant. Based on the relatively narrow range indicated by the most comparable sales, the appropriate overall rate for the subject is 10.00%.

Concluded OAR:                   10.00%

Analysis of Subject's Potential Mortgage Terms

Preliminary Analysis:            Several factors affect the potential real
                                 estate mortgage terms of any given property.
                                 These factors include, credit worthiness of the borrower, quality of tenants, length of term, amortization and other factors considered by lenders when analyzing the relative risk of a loan. However, lenders typically have general parameters or guidelines established for real estate loans. The appraisers have had discussions with local mortgage brokers about long-term financing terms and bank loan officers about short term financing.

      Long-Term Financing:       Institutional lenders are typically
                                 establishing interest rates on the basis of 200 to 250 basis points above the comparable term
                                 U.S. Treasury Bond with a 7 to 10 year term, 20
                                 to 25 year amortization and 70% to 75%
                                 loan-to-value ratio. While these terms may vary from lender to lender, the ultimate test for a particular loan is the debt coverage ratio.

      Bank Short-Term


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 114

--------------------------------------------------------------------------------

      Financing:                 Banks are typically utilizing the prime rate as
                                 the index for loans. Mortgage interest rates are typically 150+/- basis points above the prime rate. The mortgage terms are preferably a three year call based on a 20 to 25 year amortization and 70% to 75% loan-to-value ratio; however, banks will provide a five year term in some situations.

   Summary of Subject's Potential Mortgage Terms

      Mortgage Type:             Long-term;
        Analysis:                This appraisal contemplates a typical long-term
                                 loan instead of a bank short-term loan. While the bank loan is common, a long-term loan is more consistent with the typical holding period for real estate.

      U.S. Treasury Bond
        10 Year Rate(1):         6.00%

      Loan Term:                 10 years

      Amortization:              25 years
      Loan-to-Value Ratio:       75%
      Approx. Interest Rate:     8.00%

Debt Coverage Ratio (DCR) Analysis: A Test of Reasonableness

                                                      Final Report
                                Direct Cap Value             Value

   Direct Capitalization Value        $4,440,000        $4,400,000

   Loan Amount @ L-to-V of  75%       $3,330,000        $3,300,000

   Monthly Payment                    $   25,701        $   25,470

   Estimated NOI                      $  443,747        $  443,747

   Divided by Annual Payment          $  308,418        $  305,639
                                      ----------        ----------

   Implied Debt Coverage Ratio              1.44              1.45

      Comment/Analysis: The implied debt coverage ratios for the direct capitalization method value estimate and the final report value (based on correlation of all three approaches) are acceptable and reasonable.

----------

      (1) Note: The rate is an approximation on a rounded basis due to the weekly change in the rate.


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 115

                                                   DISCOUNTED CASH FLOW ANALYSIS
--------------------------------------------------------------------------------

Introduction

      In a discounted cash flow analysis (DCF) the quantity, variability, timing and duration of the cash flows to a property are analyzed. Each cash flow is discounted to a present value and then all the present values are added to obtain the total value of the income to the real property interest being appraised. The future value of that interest, the reversion, is forecast at the end of the projection period and is also discounted.

      This method is particularly appropriate for properties with irregular cash flows. This is particularly appropriate in the case of properties with below stabilized occupancy, below or above market rental rates, and other unusual circumstances.

      In order to utilize this analysis, certain assumptions must be made. A summary of all such assumptions used as a basis for the DCF analysis will follow. Projections regarding market (economic) rental rates, occupancy levels, expenses and absorption rates are all market-derived and have been discussed in previous sections of this report. Consideration is also given to several investment surveys provided by regional/national research companies. These investor surveys included the Real Estate Investor Survey published by Peter F. Korpacz & Associates, Inc.. This report provides a summary of the expected rates of return, property selection criteria, and investment outlook of a representative sampling of large institutional investors in the United States.

      The DCF technique will follow the assumptions and forecasts listed below. This projected economic model carries no warranties, expressed or implied, that the scenario will actually be achieved by the subject property.

Assumptions & Forecasts

Projection Period:
      Analysis:                  The appraisers have relied upon conversations
                                 with market participants and a review of investor surveys to determine the appropriate holding period for the subject property.
                                 Additionally, significant consideration is given to the remaining economic life of the property, the current economic climate of the region and changes in the tax laws. Noting that investment properties have historically been held for a period of 7 to 15 years, and that the survey data provided by P.F. Korpacz indicate expectations of a similar time frame, a ten year investment period is projected. The cash flow for the subject is presented on a fiscal year with the first year beginning in the month of the effective date of appraisal
                                 (October 21, 1997).

      Estimate:                  10 years

Gross Income Estimates:          Gross annual income is based on the contractual
                                 income from the existing leases, and the market


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 116

--------------------------------------------------------------------------------

                                 rental rate on the vacant space. Existing leases are forecasted to roll over at market rates.

Market Rental Rates:             See Analysis of Potential Gross Income for
                                 details and analysis.

      Market Rent:               $7.00/SF

Expense Recovery:                NNN; The anchor expense recovery for the center
                                 is the standard triple net lease in which taxes, insurance and common area maintenance
                                 (CAM) is recovered from the tenant.

Rent Appreciation:
      Description:               Support for the rental rate appreciation is
                                 based upon several factors. Items to be
                                 considered include historical and forecasted consumer price index data, current supply and demand factors (market vacancy & market rent trends), and investors' perceptions (investor surveys).

      CPI Index Recent History:  2% to 3%
      Economists' Consensus
       CPI Forecast:             3%+/- in short-term, moderate increase
                                 long-term Under current Federal Reserve
                                 leadership, inflation is anticipated to be reasonably maintained and under control.

      General Occupancy Trends:
        Property Type:           Neigborhood shopping center

        Submarket:               94.2%

      Market Rent Trends:        Increasing


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 117

--------------------------------------------------------------------------------

      Investor Surveys:
        Source:                  Korpacz Real Estate Investor Survey; Third
                                 Quarter 1997

        Property Type:           National Strip Shopping Center Market
        Rent Appreciation
        Range:

                                 -----------------------------------------------
                                 Key Indicators           Current Quarter
                                 -----------------------------------------------

                                 Market Rent Change Rate

                                 Range                    0.00%          6.00%
                                 Average                          2.73%

      DCF Rent Appreciation
        Forecast:

         Years 1-3:              3.00%
         Years 4-11:             4.00%

      Comments/Analysis: The market occupancy is strong; however, there is no evidence of enough demand to yield rent appreciation higher than anticipated inflation over the holding period. Thus, rent appreciation is forecasted to be at general inflationary rates in the short-term and slightly below in the long-term.

Vacancy & Collection Loss:
      Analysis:                  The subject will undergo a loss in potential
                                 gross income attributable to lease-up, normal vacancy, collection losses, tenant default and turnover. The appraisers have considered the historical performance of the subject, the amount of unleased space in the competitive market and planned new construction in the projection of vacancy over the holding period.
                                 The DCF analysis assumes competent and
                                 professional management of the property at the previously cited market rental rates.

      Subject Occupancy:         See Analysis of Expenses for details and
                                 analysis
        Current Occupancy:       100%
        Stabilized Vacancy:      5% (local shop space only)

      General Occupancy Trends:
        Property Type:           Neigborhood shopping center

        Submarket:               94.2%
        Submarket Years Supply:  Equilibrium


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 118

--------------------------------------------------------------------------------

Tenant Turnover:
      Vacancy at Turnover:       3 months
      Probability of Renewal:    75%

      Special Existing Tenant
        Turnover Situations:     None

Operating Expenses
  Proforma Year 1:               $1.60/SF

Appreciation:                    As in the market rental rate appreciation
                                 analysis, the appraiser must consider
                                 historical and forecasted CPI data and
                                 investors perceptions.

      CPI Data:                  See Rent Appreciation analysis

Investor Surveys:

        Source:                  Korpacz Real Estate Investor Survey; Third
                                 Quarter 1997
        Property Type:           National Strip Shopping Center Market
        Expense Appreciation
        Range:

                                 -----------------------------------------------
                                 Key Indicators           Current Quarter
                                 -----------------------------------------------

                                 Expense Change Rate

                                 Range                    0.00%          5.00%
                                 Average                          3.67%

      DCF Expense Appreciation
        Forecast:
          Years 1-3:             3.00%
          Years 4-11:            4.00%

      Comments/Analysis: The investor survey expense change data actually reflects a stratified expense appreciation segregated into a low rate in the early years and higher rate in later years. For the subject property, the expense appreciation is anticipated to be highly similar to the general inflation rate and similar to the income appreciation.

Leasing Commissions:
      Analysis:                  Leasing commissions are charged when any given
                                 lease renews or if a new lease is signed for vacant or vacated tenant space. The leasing commission for new leases is different than renewal leases. As existing leases roll over, the discounted cash flow applies a blended or weighted average of the two


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

                                          Discounted Cash Flow Analysis, cont'd.
--------------------------------------------------------------------------------

                                 leasing commissions based on the probability of renewal/vacating. Charged as capital expense below NOI.

                                 Subject Broker & Outside Broker: The new tenant commission is based on a typical 4% commission when the only broker involved in the transaction is the subject's leasing agent. When an outside broker is utilized, the total commission is typically 6% with 4% paid to the outside broker and 2% to the subject broker. Discussions with brokers indicated a 50% probability of an outside broker involvement is reasonable. The following table presents the calculations of the leasing commissions utilized in the discounted cash flow.

      DCF Leasing Commissions Calculations

      --------------------------------------------------------------------------
      New Lease Rate Calculations
      --------------------------------------------------------------------------

                                                                   Weighted
                               % Comm.         Probability         Rate

      w/ Outside Broker        6.00%       x       50%      =      3.00%

      No Outside Broker        4.00%       x       50%      =      2.00%
                                                                   -----

      Composite Rate                                               5.00%

      --------------------------------------------------------------------------
      DCF Leasing Commission
      Calculations
      --------------------------------------------------------------------------

      New Lease Rate           5.00%       x       25%      =      1.25%

      Renewal Lease Rate       2.00%       x       75%      =      1.50%
                                                                   -----

      Blended Leasing Rate                                         2.75%

Tenant Improvements/Retrofit (TI's):
      Analysis:                  As vacant space is leased and existing tenant
                                 space rolls over, the landlord incurs a capital expense for tenant improvements. Different
                                 TI's/SF can be expected for two types of events
                                 - 1) renewal of existing tenant and 2) existing vacant or vacated lease space by a tenant The table presented below indicates the TI's/SF for the two events and the blended rate charged in the discounted cash flow.


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 120

--------------------------------------------------------------------------------

DCF Tenant Improvement Calculations

      --------------------------------------------------------------------------
      Blended TI Calculations
      --------------------------------------------------------------------------

                                                                   Weighted
      Rollover Event           TI's/SF         Probability         $/SF

      Vacate                   $2.00       x       25%      =      $0.50

      Renewal                  $1.00       x       75%      =      $0.75
                                                                   -----

      Blended TI's/SF                                              $1.25

Reversion:
      Description:               Income-producing properties typically provide
                                 two types of financial benefits - periodic income and the future value obtained from sale of the property or reversion of the property interest at the end of the holding period. In the case of the subject, the appraisers have projected the reversion as the proceeds of resale, or the net difference between the transaction price and any selling expenses, which may include brokerage commissions, legal fees, title policies, surveys, fix-up costs and the like. The reversion value is calculated by applying an overall rate to the 11th year's
                                 NOI.

      Analysis:                  The reversion overall rate is typically higher
                                 than the going-in overall rate to reflect higher risk associated with a forecast in the extended future and to reflect the older age of the property. A review of the overall capitalization rates provided by the investor surveys cited previously indicated that terminal capitalization rates are typically projected at 50 to 100 basis points higher than the going-in cap rates. The typical reversion rate for a property with similar quality investment characteristics as the subject would be 50 basis points higher because of its current age.

      Estimated Reversion OAR:   10.50%

      Reversion Sales Costs:     4%

Yield or Discount Rate:
      Description:               The selection of the appropriate rate requires
                                 the verification and interpretation of the attitudes and expectations of market participants including buyers, sellers, advisers and brokers. Although the


--------------------------------------------------------------------------------

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                                          Discounted Cash Flow Analysis, cont'd.
--------------------------------------------------------------------------------

                                 actual yield on an investment cannot be
                                 calculated until the investment is sold, an investor may set a target yield for the investment before or during ownership. Historical yield rates derived from comparable sales may be relevant, but they reflect past, not future, benefits perceived by the investor and are not reliable indicators of current yield. Therefore, the selection of yield rates for discounting cash flows should focus on the prospective or forecast yield rates anticipated by typical buyers and sellers.

                                 The appropriate yield or discount rate is based upon a combination of factors and considerations. These include current mortgage interest rate levels, yield rates on government and corporate bonds, the anticipated rate of future inflation; the management, risk and illiquidity aspects of the subject property; and the expressed objectives of major investors in investment properties. Because of the importance of the proper selection of a yield rate in the DCF, the appraisers have attempted to estimate the rate by two independent techniques as follows:

      Build-up Method
        Introduction:            It is generally accepted that all investments
                                 are predicated on the expectation of receiving a return on capital that represents the time value of money with an appropriate adjustment for perceived risk. In the build-up method the appraisers attempt to recognize the premiums attached to the yield rate of a real estate investment compared to a safer, more liquid and marketable investment. The minimum rate of return for invested capital is sometimes referred to as the "safe" or "riskless" rate.
                                 Theoretically, the difference between the yield rate applied to real estate and the safe rate may be considered a premium to compensate the investor for risk, anticipated inflation, the burden of management, and the illiquidity of invested capital.

        Safe Rate:               The safe rate used in this analysis is
                                 considered the yield applicable to government securities for a comparable term as the subject investment.

        Illiquidity & Marketability
          Premiums:              There are several hypothetical measurements for
                                 the add on premiums for illiquidity and risk, such


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

                                          Discounted Cash Flow Analysis, cont'd.
--------------------------------------------------------------------------------

                                 as comparison of corporate bonds to government bonds. In our analysis, the premium for illiquidity and marketability is measured by the difference in yield rates depicted by government bonds and long term real estate mortgages. The more subjective adjustment for risk is based on this appraiser's interpretation of market expectations for this property type.

                                 Illiquidity & Marketability Calculation

                                 ===============================================
                                 Long-Term Mortgage Rates(1)             8.00%
                                 -----------------------------------------------
                                 10-Year Treasuries(1)                   6.00%
                                                                         -----
                                 -----------------------------------------------
                                 Spread (Premium for illiquidity &
                                 marketability)                          2.00%
                                 ===============================================

                                 (1) See Analysis of Direct Capitalization,
                                 Subject's Potential Mortgage Terms for analysis and details.

                                 The lender's return reflects less risk on the loan capital as compared to the total investment in a property because of the cushion provided in the loan-to-value ratio. The lower risk position is considered to best reflect illiquidity and marketability.

      Risk: As a correlation, the risk of the overall capital investment, above and beyond the safe rate and illiquidity and marketability premium, should be at or higher than the spread presented in the previous chart. Given the subject's age and quality of investment, the risk premium should be higher than the illiquidity and marketability risk.

      Concluded Risk
        Premium:                 2.50%

      Build-up Method Calculation

                                 Safe Rate - 10 Yr. Treasuries          6.00%

                                 Plus: Premium for Illiquidity and
                                 Marketability                          2.00%

                                 Plus: Premium for Risk                 2.50%
                                                                       ------

                                   Indicated Discount Rate             10.50%

                                   Rounded,                            10.50%
                                                                       ======

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(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 123

--------------------------------------------------------------------------------

      Investor Survey:
        Introduction:            The appraisers reviewed the investor surveys
                                 provided by P.F. Korpacz. This is a nationally recognized research company that provide ex ante return expectations or goals of investors contemplating acquisitions of real estate. This survey provides a timely insight into the yields, return criteria, and risk adjustments of national/institutional investors when making acquisition decisions. The general parameters depicted by the data are provided as follows:

        Source:                  Korpacz Real Estate Investor Survey; Third
                                 Quarter 1997

        Property Type:           National Strip Shopping Center Market
        IRR Range:

                                 -----------------------------------------------
                                 Key Indicators            Current Quarter
                                 -----------------------------------------------

                                 Free & Clear IRR

                                 Range                   10.00%        14.00%

                                 Average                        11.53%

        Analysis:                The subject is 75% occupied by the anchor
                                 tenant; however, it has the unusual situation of having 80% of the rental income being generated by the anchor. Typically, the anchor income percentage is less than the physical occupancy percentage. Considering this factor, an overall rate slightly below the average IRR noted above is reasonable.

        Investor Survey Discount Rate
          Conclusion:            11.00%

        Discount Rate
          Reconciliation:        The appraisers have given nearly equal weight
                                 to the two techniques above in selecting the appropriate discount rate for the appraised property with least weight placed on the build-up method. Also considered in the analysis was the age and construction quality of the subject, the current occupancy, quality of tenants and the economic constraints of the submarket in which it competes.


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(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 124

--------------------------------------------------------------------------------

        Discount Rate
          Conclusion:            11.00%

      The following discounted cash flow analysis is the summary of the individual tenant's income and the forecasted expenses to be incurred over the holding period. The individual lease analysis and discounted cash flow program generated assumptions and forecasts are presented in the Addenda section of this report.

      The reader is directed to the Discounted Cash Flow Analysis located on the following pages.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 125

                                                    Discounted Cash Flow Summary
--------------------------------------------------------------------------------

Software       :ARGUS Ver. 7.0.01
File           :Bi-Lo_ct                                                     Bi-Lo Center
Property Type  :Retail                                             835 New Smithville Road/Hwy 56
Portfolio      :Newton Oldcare McDonald                              McMinnville, Tennessee 37110
                                                                  SCHEDULE OF PROSPECTIVE CASH FLOW
                                                     In Inflated Dollars for the Fiscal Year beginning 10/1/1997

                                       Year 1      Year 2      Year 3      Year 4      Year 5      Year 6      Year 7      Year 8
For the Years Ending                 Sep-1998    Sep-1999    Sep-2000    Sep-2001    Sep-2002    Sep-2003    Sep-2004    Sep-2005
                                    ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
POTENTIAL GROSS REVENUE
 Base Rental Revenue                $ 477,425   $ 481,527   $ 484,247   $ 480,543   $ 481,705   $ 483,504   $ 491,484   $ 492,988
 Absorption & Turnover Vacancy         (1,050)     (3,124)       (619)         --      (3,615)     (4,581)       (724)         --
                                    ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
 Scheduled Base Rental Revenue        476,375     478,403     483,628     480,543     478,090     478,923     490,760     492,988

 Expense Reimbursement Revenue
  Real Estate Taxes:                   29,790      30,515      31,705      32,970      33,988      35,279      37,026      38,570
  Property Insurance:                   5,170       5,296       5,502       5,721       5,898       6,123       6,426       6,693
  CAM-Common Area Mainenance           20,680      21,184      22,010      22,887      23,594      24,489      25,703      26,775
                                    ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------

 Total Reimbursement Revenue           55,640      56,995      59,217      61,578      63,480      65,891      69,155      72,038

                                    ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------

TOTAL POTENTIAL GROSS REVENUE         532,015     535,398     542,845     542,121     541,570     544,814     559,915     565,028
 General Vacancy                       (4,318)     (2,454)     (5,137)     (5,604)     (2,050)     (1,199)     (5,518)     (6,357)
                                    ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
EFFECTIVE GROSS REVENUE               527,697     532,944     537,708     536,517     539,520     543,615     554,397     558,669
                                    ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------

OPERATING EXPENSES
 Real Estate Taxes:                    29,873      30,769      31,692      32,960      34,278      35,649      37,075      38,558
 Property Insurance:                    5,184       5,340       5,500       5,720       5,949       6,187       6,434       6,692
 CAM - Common Area Mainenance:         20,738      21,360      22,001      22,881      23,796      24,748      25,737      26,767
 Administration:                        1,037       1,068       1,100       1,144       1,190       1,237       1,287       1,338
 Management Fee                        21,108      21,318      21,508      21,461      21,581      21,745      22,176      22,347
 Reserves:                              7,506       7,731       7,963       8,282       8,613       8,957       9,316       9,688
                                    ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
TOTAL OPERATING EXPENSES               85,446      87,586      89,764      92,448      95,407      98,523     102,025     105,390
                                    ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
NET OPERATING INCOME                  442,251     445,358     447,944     444,069     444,113     445,092     452,372     453,279
                                    ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
LEASING & CAPITAL COSTS
 Tenant Improvements                    2,250       6,695       1,326                   7,748       2,059       8,067       1,613
 Leasing Commissions                    1,368       4,124         817                   4,771       1,268       4,969         994
                                    ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
TOTAL LEASING & CAPITAL COSTS           3,636      10,819       2,143                  12,517       3,327      13,036       2,607
                                    ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
CASH FLOW BEFORE DEBT SERVICE
 & INCOME TAX                       $ 438,615   $ 434,539   $ 445,801   $ 444,069   $ 431,596   $ 441,765   $ 439,336   $ 450,672
                                    =========   =========   =========   =========   =========   =========   =========   =========

                                       Year 9     Year 10     Year 11
For the Years Ending                 Sep-2006    Sep-2007    Sep-2008
                                    ---------   ---------   ---------
POTENTIAL GROSS REVENUE
 Base Rental Revenue                $ 497,081   $ 501,009   $ 509,988
 Absorption & Turnover Vacancy         (4,228)     (1,124)     (4,404)
                                    ---------   ---------   ---------
 Scheduled Base Rental Revenue        492,853     499,885     505,584

 Expense Reimbursement Revenue
  Real Estate Taxes:                   39,762      41,623      43,034
  Property Insurance:                   6,900       7,223       7,467
  CAM-Common Area Mainenance           27,601      28,895      29,873
                                    ---------   ---------   ---------

 Total Reimbursement Revenue           74,263      77,741      80,374

                                    ---------   ---------   ---------

TOTAL POTENTIAL GROSS REVENUE         567,116     577,626     585,958
 General Vacancy                       (2,337)     (5,699)     (2,883)
                                    ---------   ---------   ---------
EFFECTIVE GROSS REVENUE               564,779     571,927     583,075
                                    ---------   ---------   ---------

OPERATING EXPENSES
 Real Estate Taxes:                    40,101      41,705      43,373
 Property Insurance:                    6,959       7,238       7,527
 CAM - Common Area Mainenance:         27,838      28,951      30,109
 Administration:                        1,392       1,448       1,505
 Management Fee                        22,591      22,877      23,323
 Reserves:                             10,076      10,479      10,898
                                    ---------   ---------   ---------
TOTAL OPERATING EXPENSES              108,957     112,698     116,735
                                    ---------   ---------   ---------
NET OPERATING INCOME                  455,822     459,229     466,340
                                    ---------   ---------   ---------
LEASING & CAPITAL COSTS
 Tenant Improvements                    9,061       2,408       9,437
 Leasing Commissions                    5,582       1,483       5,813
                                    ---------   ---------   ---------
TOTAL LEASING & CAPITAL COSTS          14,643       3,891      15,250
                                    ---------   ---------   ---------
CASH FLOW BEFORE DEBT SERVICE
 & INCOME TAX                       $ 441,179   $ 455,338   $ 451,090
                                    =========   =========   =========


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 126

                                          Discounted Cash Flow Reversion Summary
--------------------------------------------------------------------------------

Software       :ARGUS Ver. 7.0.01
File           :Bi-Lo_ct                                                     Bi-Lo Center
Property Type  :Retail                                             835 New Smithville Road/Hwy 56
Portfolio      :Newton Oldcare McDonald                              McMinnville, Tennessee 37110
                                                                     PROSPECTIVE PROPERTY RESALE

                                       Year 1      Year 2      Year 3      Year 4      Year 5      Year 6      Year 7      Year 8
For the Years Ending                 Sep-1998    Sep-1999    Sep-2000    Sep-2001    Sep-2002    Sep-2003    Sep-2004    Sep-2005
                                    ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
RESALE AMOUNT
 Gross Proceeds from Sale
 Commissions & Other Costs
                                    ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------

                                    =========   =========   =========   =========   =========   =========   =========   =========

                                       Year 9     Year 10     Year 11
For the Years Ending                 Sep-2006    Sep-2007    Sep-2008
                                    ---------   ---------   ---------
RESALE AMOUNT
 Gross Proceeds from Sale                                  $4,441,333
 Commissions & Other Costs                                   (177,653)
                                    ---------   ---------  ----------
NET PROCEEDS FROM SALE                                     $4,263,680
                                    =========   =========  ==========


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 127

                                              Discounted Cash Flow Value Summary
--------------------------------------------------------------------------------

                                  Bi-Lo Center
                         835 New Smithville Road/Hwy 56
                          McMinnville, Tennessee 37110
                            PROSPECTIVE PRESENT VALUE
               Cash Flow Before Debt Service plus Property Resale
   Discounted Annually (End-point on Cash Flow & Resale) over a 10-Year Period

                  For the                      P.V. of       P.V. of
Analysis           Year            Annual     Cash Flow     Cash Flow
 Period           Ending         Cash Flow     @ 10.50%      @ 11.00%
 ------           ------         ---------     --------      --------

Year 1           Sep-1996       $  438,615    $  396,937   $  395,149
Year 2           Sep-1999          434,539       355,880      352,681
Year 3           Sep-2000          445,801       330,411      325,966
Year 4           Sep-2001          444,069       297,853      292,522
Year 5           Sep-2002          431,596       261,978      256,131
Year 6           Sep-2003          441,765       242,671      236,186
Year 7           Sep-2004          439,336       218,404      211,610
Year 8           Sep-2005          450,672       202,751      195,558
Year 9           Sep-2006          441,179       179,620      172,468
Year 10          Sep-2007          455,338       167,769      160,363
                                ----------    ----------   ----------
 Total Cash Flow                 4,422,910     2,654,274    2,598,634
 Property Resale @ 10.50% Cap    4,263,680     1,570,948    1,501,602
                                              ----------   ----------
 Total Property Present Value                 $4,225,222   $4,100,236
                                              ==========   ==========

 Rounded to Thousands                         $4,225,000   $4,100,000
                                              ==========   ==========

 Per SqFt                                          81.50        79.09

PERCENTAGE VALUE DISTRIBUTION

 Assured Income                                   55.99%       56.55%
 Prospective Income                                6.83%        6.83%
 Prospective Property Resale                      37.18%       36.62%
                                              ==========   ==========
                                                 100.00%      100.00%


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 128

                                                INCOME CAPITALIZATION APPROACH -
                                                                  RECONCILIATION
================================================================================

Introduction

      The direct capitalization and discounted cash flow analysis are the two most frequently utilized methods in appraisal practice. The Direct Capitalization Method represents the more traditional method and the Discounted Cash Flow Analysis Method is the more current for investment grade property.

Direct Capitalization              $4,440,000

      The Direct Capitalization Method utilized stabilized gross income based on existing lease income (if any) and vacant lease space at market rates. Appropriate deductions from the gross income, including vacancy & credit loss and expenses, were analyzed and supported from available data. The resulting net operating income was capitalized based on an overall rate derived from comparable sales presented in the Sales Comparison Approach.

Discounted Cash Flow               $4,100,000

      The Discounted Cash Flow model takes into account the actual cash flows that will result from the current leases (if any) as well as the future income to the property based on current and expected future market rental rates. The analysis also recognizes current investor perceptions of future appreciation rates and economic factors as well as current investors' required rates of return on invested capital. This technique is particularly useful in valuing investment grade, multi-tenant, and/or properties with below stabilized occupancies. The discounted cash flow analysis is less reliable for owner-occupied properties and small income properties which are typically purchased by less sophisticated buyers.

Reconciliation

Value Estimate Summary by Method:
      Direct Capitalization:                           $4,440,000
      Discounted Cash Flow Analysis:                   $4,100,000
        Variance:                                           8.29%

      The two methods utilized indicated a relatively narrow value range and are generally supportive of each other. The subject's investment grade quality is good with the most probable buyer being a regional investor. Recent investor trends reflect a tendancy of investors to focus on the direct capitalization approach while utilizing the discounted cash flow for additional support. In addition, a sufficient number of recent sales of similar properties is available to derive an overall capitalization rate. Thus, most consideration is given the direct capitalization approach.

      Therefore, the estimated value of the subject property by the income capitalization approach, as of October 21, 1997, as follows:

Value Indicated by the Income Capitalization Approach          $4,440,000

        Implied OAR:          9.99%


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 129

                                                          CERTIFICATION OF VALUE
================================================================================

We certify that, to the best of our knowledge and belief,...

1.    The statements of fact contained in this report are true and correct.

2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

3. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

4. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of subsequent event.

5. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice published by the Appraisal Foundation and the Standards of Professional Practice of the Appraisal Institute.

6. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

7. As of the appraisal date, James E. Lamb, MAI, has completed the requirements of the continuing education program of the Appraisal Institute.

8. Craig A. Johnson made a personal inspection of the property that is the subject of this report.

9. James E. Lamb, MAI has not made an inspection of the subject property. Mr. Lamb has reviewed the subject appraisal report and concurs with the analysis and conclusions contained in the appraisal report.

10. No one provided significant professional assistance to the person(s) signing this report.

11. This appraisal assignment was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 130

================================================================================

12. The market value of the leased fee interest in the subject property, subject to the Assumptions and Limiting Conditions stated herein, as of October 21, 1997 is estimated to be:

                       Four Million Four Hundred Thousand
                                  ($4,400,000)

/s/ James E. Lamb                     /s/ Craig A. Johnson

James E. Lamb, MAI                    Craig A. Johnson
Review Appraiser                      Associate Appraiser
State Certified General Real          State Certified General Real
  Estate Appraiser                      Estate Appraiser
Licensee #CG-557                      Licensee #CG-1200


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 131

                                                                 INTRODUCTION TO
                                               SEGREGATED MARKET VALUE ESTIMATES
================================================================================

Introduction

      In addition to the appraisal of the subject total shopping center, the client has requested additional market value estimates reflecting the segregation of the Bi-Lo lease space from the remainder of the shopping center. Market value estimates are provided each of the segregated sections. The scenario assumes that the Bi-Lo Center can be sold separately to two different buyers.

      The separate appraisals of the segregated parts previously described is considered a reasonable assumption. Furthermore, the segregation of the parts is not considered misleading for because the separate ownership of an anchor tenant within a shopping center is not an uncommon practice in the market. As an example, Kroger stores located within shopping centers are commonly sub-parceled and owned separately, even when the space is in-line space and not free standing.

      The following two sections of the appraisal report presents the data and analysis supporting the conclusions of market value for 1) the Bi-Lo assuming it is sold separately from the remainder of the shopping center and 2) the remainder of the shopping center excluding Bi-Lo. The analysis is presented in a brief format in order that descriptions and analysis is not replicated from the previous section representing the appraisal report of the total shopping center. The following analysis relies heavily on the data and analysis previously presented and must remain a part of the total shopping center appraisal report to be fully understood by the reader.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 132

                                                                    APPRAISAL OF
                                                                THE BI-LO CENTER
                                                           BI-LO (SINGLE TENANT)
================================================================================


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 133

                                        SUMMARY OF IMPORTANT FACTS & CONCLUSIONS
                                                                 BI-LO VALUATION
================================================================================

Valuation Conclusion:
  Final Value Estimate:              $4,020,000
    Cost Approach:                   Omitted
    Sales Comparison Approach:       $4,000,000
    Income Capitalization Approach:  $4,030,000

  Comment: The cost approach is omitted because of the subject's location within an existing shopping center and the difficulty in allocating common areas shared between the two properties. In addition, buyers of single tenant facilities similar to the subject focus on the credit and income generating ability of the tenant and place virtually no emphasis on the cost approach, given the long term lease that typically exists.

  Estimated Marketing Period:        12 months, assuming the subject is placed
                                     on the market at the final value estimate conclusion above

  Interest Appraised:                leased fee

  Value Estimate's Implied Units of Comparison:
    Value/SF:                        $102.92/SF
    GIM:                             10.42x
    Overall Rate:                    9.37%

Significant Appraisal Dates:
  Date of Appraisal Report:          November 20, 1997
  Effective Date Of Appraisal:       October 21, 1997
  Date of Inspection:                October 21, 1997

Location:
  Physical Location:                 Northeast corner of North Chancery Street
                                     and New Smithville Road/Highway 56 within
                                     the Bi-Lo Center
  City:                              McMinnville
  County:                            Warren
  State:                             Tennessee

Legal Description:
  Tax Map/Parcel:                    P/o 059K - D - 041.00

Property Description:
  Land Area:
    Acres:                           3.833 estimated
    Square Feet:                     166,944
    Zoning:                          C-2 General Commercial District


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 134

                                        Summary of Important Facts & Conclusions
                                                        Bi-Lo Valuation, cont'd.
--------------------------------------------------------------------------------

  Improvements:
    Property Type:                   retail
    Tenancy:                         single-tenant
    Size (Gross Building Area):      38,864 SF
    Size (Net Rentable Area):        38,864 SF
    Year Built:                      1984; 1995 Addition
    Current Physical Occupancy:      100%

Highest and Best Use:
  As Vacant:                         Hold for investment and/or development as a
                                     retail services use.

  As Improved:                       Continued use as single tenant retail
                                     anchor space.

Estimated Income Operating Data:
  Gross Potential Income:            $425,701
  Occupancy at Date of Appraisal:    100%
  Stabilized Vacancy:                5%
  Net Operating Income:              $374,954


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 135

                                            RETAIL CENTER SALE COMPARABLE NO. 1:
--------------------------------------------------------------------------------

PROJECT DATA

     Comp__Code:  226

  Project Name:   Winn Dixie Gulfport

       Location:  1444 E. Pass Road; N/s of Pass Road, approximately 400' east of Lorraine Road, Gulfport, MS

       County:    Harrison

       Grantor:   Pass Road Associates

       Grantee:   Cobb Investment

PROPERTY DATA

  Net Rentable Area (SF):  48,466

               Land Size:  5.446 Acres

     Land/Building Ratio:  4.9/1

              Year Built:  1996

               Occupancy:  100%

            Construction:  1 story masonry

               Condition:  New

          Anchor Tenants:  Winn Dixie (single tenant)

  Date of Sale:  08/23/96           Book/Page:       1346 / 128

  Map(s):        1010F-02

  Parcel(s):     028.00

TRANSACTION DATA

  Actual Consideration:  $4,345,000          Cash Equivalent:  $4,345,000

  Financing:             Cash to seller

  First Mortgage:        $0

  Other Mortgages:       $0

  Total Mortgages:       $0                  Actual Equity:    $4,345,000

  Verified By:           Grantee through local appraiser


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 136

--------------------------------------------------------------------------------

        OPERATING DATA:          Total $        Per SF       % of GAI

   Gross Annual Income:         $374,908         $7.74        100.00%

          Less Vacancy:               $0         $0.00          0.00%
                                --------      --------        -------

Effective Gross Income:         $374,908         $7.74        100.00%

         Less Expenses:         ($3,749)      $ (0.08)          1.00%
                                --------      --------        -------
  Net Operating Income:         $371,159         $7.66         99.00%

          Debt Service:               $0         $0.00          0.00%
                                --------      --------        -------
             Cash Flow:         $371,159         $7.66         99.00%

    UNITS OF COMPARISON          Actual

                   GIM:            11.59

         Effective GIM:            11.59

          Overall Rate:            8.54%

        Equity Dividend:           8.54%

     Sales Price Per SF:          $89.65

COMMENTS:   The building was completed on August 22, 1996 or one day prior to closing. The 48,466 SF consists of 44,000 SF of sales area, 1,060 SF entrance area, 1,500 SF receiving room and 1,906 SF of miscellaneous rear annex area. The lease was reported to be a typically structured
            Winn Dixie lease, or a NNN expense recovery, 20 year term with no rent escalations and the tenant responsible for structural maintenance. The expenses only include a 1% management/administrative fee and do not include a reserve. The reserve expense was excluded since the tenant is responsible for structural maintenance.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 137

                                            RETAIL CENTER SALE COMPARABLE NO. 2:
--------------------------------------------------------------------------------

PROJECT DATA

     Comp Code:  225

  Project Name:  Winn Dixie Transmitter Crossing

      Location:  South corner of Transmitter Road and US-231, Panama City, FL

        County:  Bay

       Grantor:  Transmitter Crossing, LLC

       Grantee:  West Pointe Properties

PROPERTY DATA

  Net Rentable Area (SF):  47,000

               Land Size:  7.00 Acres

     Land/Building Ratio:  6.5/1

              Year Built:  1996

               Occupancy:  100%

            Construction:  1 story masonry

               Condition:  New

          Anchor Tenants:  Winn Dixie (single tenant)

  Date of Sale:   07/09/97                Book/Page:          N / A

  Map(s):         119

  Parcel(s):      09

TRANSACTION DATA

  Actual Consideration:  $4,355,000      Cash Equivalent:   $4,355,000

  Financing:             Cash to seller

  First Mortgage:        $0

  Other Mortgages:       $0

  Total Mortgages:       $0                Actual Equity:   $4,355,000

  Verified By:           Paul Strempel (205-988-5513)


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 138

--------------------------------------------------------------------------------

OPERATING DATA:                      Total $        Per SF      % of GAI

   Gross Annual Income:             $377,778        $8.04        100.00%

          Less Vacancy:                   $0        $0.00          0.00%
                                    --------        -----        ------

Effective Gross Income:             $377,778        $8.04        100.00%

         Less Expenses:             $(3,778)        $(0.08)       -1.00%
                                    --------        -----        ------

  Net Operating Income:             $374,000        $7.96         99.00%

          Debt Service:                   $0        $0.00          0.00%
                                    --------        -----        ------

             Cash Flow:             $374,000        $7.96         99.00%

       UNITS OF COMPARISON          Actual

                      GIM:           11.53

            Effective GIM:           11.53

             Overall Rate:            8.59%

          Equity Dividend:            8.59%

       Sales Price Per SF:          $92.66

COMMENTS:   The Winn Dixie is part of the Transmitter Crossing Shopping Center on the east side of Panama City. The lease structure was reported to have no rent escalations over the 20 year term and NNN expense recovery. The tenant is responsible for structural maintenance. The only expense included in the operating statement was a management/administration charge of 1% of rental income. No reserves expense was recognized because the tenant is responsible for structural maintenance.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 139

                                            RETAIL CENTER SALE COMPARABLE NO. 3:
--------------------------------------------------------------------------------

PROJECT DATA

     Comp_Code:  196

  Project Name:  Bruno's of Bellevue

      Location:  7604 US-70S; NW quadrant of US-70S and Sawyer Brown Road,
                 Bellevue Center Mall Ring Road, Nashville, TN

        County:  Davidson

       Grantor:  Bruno's Inc.

       Grantee:  New York Life Insurance Company

PROPERTY DATA

   Net Rentable Area (SF):  54,858

                Land Size:  6.40

      Land/Building Ratio:  5.08/1

               Year Built:  1996

                Occupancy:  100%

             Construction:  Steel frame and concrete block with brick

                Condition:  Excellent

           Anchor Tenants:  Bruno's (single tenant)

  Date of Sale:  04/25/97                 Book/Page:      10438 / 524

  Map(s):        142

  Parcel(s):     299

TRANSACTION DATA

  Actual Consideration:  $7,338,666.          Cash Equivalent: $7,338,666

  Financing:             All cash to seller

  First Mortgage:        $0

  Other Mortgages:       $0

  Total Mortgages:       $0                    Actual Equity:    $7,338,666

  Verified By:           Ted Anglyn, New York Life


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 140

--------------------------------------------------------------------------------

       OPERATING DATA:              Total $         Per SF      % of GAI
  Gross Annual Income:             $660,480         $12.04       100.00%

         Less Vacancy:                   $0          $0.00         0.00%
                                   --------        -------       -------

Effective Gross Income:            $660,480         $12.04       100.00%

         Less Expenses:            $(6,605)        $(0.12)        -1.00%
                                   --------        -------       -------
  Net Operating Income:            $653,875         $11.92        99.00%

          Debt Service:                  $0         $0.00          0.00%
                                   --------        -------       -------

             Cash Flow:            $653,875         $11.92        99.00%

       UNITS OF COMPARISON          Actual

                      GIM:          11.11

            Effective GIM:          11.11

             Overall Rate:           8.91%

          Equity Dividend:           8.91%

       Sales Price Per SF:        $133.78

COMMENTS:   The sale represents a sale-lease back. The 25 year lease is absolute net and the buyer only recognized administative/management expense at 1% of income. No vacancy was charged. Income escalates 2.5% every 5 years. The building is the new prototype grocery store for Bruno's. The new Bruno's is an upscale, good quality grocery store.
            The property is located on an outparcel of the Bellevue Center mall in southwest Nashville-Davidson County. The Bellevue community is a middle to upper middle income neighborhood. Mr. Anglyn indicated that the overall rate is a


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 141

--------------------------------------------------------------------------------

            little aggressive, particularly for a BBB credit like Bruno's. However, the buyer considered the location to be very good. The sale represented deferred tax free exchange for the buyer.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 142

                                            RETAIL CENTER SALE COMPARABLE NO. 4:
--------------------------------------------------------------------------------

PROJECT DATA

     Comp_Code:  182

  Project Name:  Payless Shoesource

      Location:  2840 Bartlett Blvd, Bartlett, TN

        County:  Shelby

       Grantor:  Payless Shoesource, Inc.

       Grantee:  Gemtone, Inc.

PROPERTY DATA

  Net Rentable Area (SF):  4,576

               Land Size:  .636 / 27,704SF

     Land/Building Ratio:  6:1

              Year Built:  1996

               Occupancy:  Good

            Construction:  Masonry

               Condition:  100%

          Anchor Tenants:  Payless Shoes

  Date of Sale:  5/06/96                  Book/Page:        FW / 7620

  Map(s):        N/A

  Parcel(s):

TRANSACTION DATA

  Actual Consideration:  $766,857            Cash Equivalent:  $766,857

  Financing:             Cash to seller

  First Mortgage:        $0

  Other Mortgages:       $0

  Total Mortgages:       $0                   Actual Equity:      $766,857

  Verified By:           Terry Lynch, Developer


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 143

--------------------------------------------------------------------------------

        OPERATING DATA:              Total $         Per SF      % of GAI

   Gross Annual Income:              $73,216         $16.00       100.00%

          Less Vacancy:                   $0          $0.00         0.00%
                                    --------        -------       -------

Effective Gross Income:              $73,216         $16.00       100.00%

         Less Expenses:             $(2,000)        $(0.44)        -2.73%
                                    --------        -------       -------

  Net Operating Income:             $ 71,216        $ 15.56        97.27%

          Debt Service:                   $0          $0.00         0.00%
                                    --------        -------       -------

             Cash Flow:              $71,216         $15.56        97.27%

    UNITS OF COMPARISON      Actual

                   GIM:       10.47

         Effective GIM:       10.47

          Overall Rate:        9.29%

       Equity Dividend:        9.29%

    Sales Price Per SF:     $167.58

COMMENTS:   This property consists of a free-standing Payless Shoe store that was a build-to-suit. The building was sold and was then leased back to the tenant for an initial lease rate of $16.00/SF on an absolute net basis. Good location in the heart of Bartlett commercial district. Land value was estimated at $300,000. Front footage is 653' on Bartlett Blvd.


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 144

                              Comparable Sale Map

                               [GRAPHIC OMITTED]


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 145

                                            SALES COMPARISON APPROACH - ANALYSIS
                                                                           BI-LO
================================================================================

Comparable Improved Sales Summary

===================================================================================
Sale No.          Subject               1              2              3           4
-----------------------------------------------------------------------------------
                                              Winn Dixie
                               Winn Dixie    Transmitter     Bruno's of     Payless
Name/Address                     Gulfport       Crossing       Bellevue  Shoesource
-----------------------------------------------------------------------------------
Sale Date         Current        08/23/96       07/09/97      04/25/76     05/06/96
-----------------------------------------------------------------------------------
Year Built           1984            1996           1996          1996         1996
-----------------------------------------------------------------------------------
Occupancy            100%            100%            96%          100%         100%
-----------------------------------------------------------------------------------
Size(SF)           38,846          48,466         47,000        54,858        4,576
-----------------------------------------------------------------------------------
% Credit/ Anchor     100%            100%           100%          100%         100%
-----------------------------------------------------------------------------------
SP/SF                 N/A          $89.65         $92.66       $133.78      $167.58
-----------------------------------------------------------------------------------
NOI/SF              $9.65           $7.66          $7.96        $11.92       $15.56
-----------------------------------------------------------------------------------
GIM                   N/A           11.59          11.53         11.11        10.47
-----------------------------------------------------------------------------------
NOI/GPI            97.68%          99.00%         99.00%        99.00%       97.27%
===================================================================================

Note: All transaction data in the chart reflects cash equivalency and/or other adjustments applied in the comparable sale summary sheets.

Comparison of Important Factors Affecting SP/SF

      All property characteristics of the comparable sales and the subject property have been analyzed by the appraisers. The following summarizes the comparison of primary factors of the comparable sales affecting value as compared to the subject.

Subject:
      Primary Negative Factors:  Tenant credit (i.e., high debt ratio of parent company)

      Primary Positive Factors:  None signfidicant

Sale No. 1 - Winn Dixie Gulfport (Gulfport, MS):

      Inferior Factors
       Compared to Subject:      Lower NOI/SF
      Superior Factors
       Compared to Subject:      Absolute-net lease; Good credit tenant
      Overall Comparison
       to Subject:               Inferior before adjustments; superior after
                                 adjustments


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 146

--------------------------------------------------------------------------------

Sale No. 2 - Winn Dixie Transmitter Crossing (Panama City, FL):
     Inferior Factors
       Compared to Subject:      Lower NOI/SF
     Superior Factors
       Compared to Subject:      Absolute-net lease; Good credit tenant
     Overall Comparison
       to Subject:               Inferior before adjustments; superior after
                                 adjustments

Sale No. 3 - Bruno's of Bellevue (Nashville, TN):
     Inferior Factors
       Compared to Subject:      None
     Superior Factors
       Compared to Subject:      Higher NOI/SF
     Overall Comparison
       to Subject:               Superior before adjustments; slightly superior
                                 after adjustments

Sale No. 4 - Payless Shoesource (Memphis, TN):
     Inferior Factors
       Compared to Subject:      None
     Superior Factors
       Compared to Subject:      Higher NOI/SF
     Overall Comparison
       to Subject:               Superior before adjustments; similar after
                                 adjustments

Most Comparable Sales:           Nos. 3 and 4

      Comment: Sale Nos. 3 and 4 are the most similar because they have the most similar risk and are located in Tennessee as is the subject property. However, given the subject's tenant credit, it is most similar to No. 4.

Sale Price Per Square Foot Method

NOI/SF Adjustment Analysis

     Sale No.       NOI/SF        SP/SF       Multiplier      Adj. SP/SF
     --------       ------        -----       ----------      ----------
         1          $7.66        $89.65         1.2595         $112.91
         2          $7.96        $92.66         1.2120         $112.30
       Subj.        $9.65          --            --               --
         3         $11.92       $133.78         0.8094         $108.28
         4         $15.56       $167.58         0.6200         $103.90

                Note: Above chart is sorted based on ascending NOI/SF's.

      Comments/Analysis: Sale Nos. 3 and 4 are the most similar to the subject as previously discussed. Based on the adjusted sale price per square foot of the previously


--------------------------------------------------------------------------------
(c)1997 Huber & Lamb Appraisal Group, Inc.                              Page 147

--------------------------------------------------------------------------------

identified most comparable sales, the indicated market value per square foot range for the subject property is $104.00 to $108.00. The calculations are presented as follows.

                            SP/SF Method Calculations

                                                       Value Est.,
                  Size              SP/SF Est.           Rounded

                 38,864  SF    x     $104.00     =     $4,040,000
                 38,864  SF    x     $108.00     =     $4,200,000

Gross Income Multiplier Method

                            NOI/GPI to GIM Comparison

                    Sale No.       NOI/GPI %       GIM
                    --------       ---------       ---
                        4           97.27%        10.47
                      Subj.         97.68%        --
                        3           99.00%        11.11
                        1           99.00%        11.59
                        2           99.00%        11.53

            Note: Above chart is sorted based on ascending NOI/GPI's.

      Comment/Analysis: Sale Nos. 3 and 4 are the most similar to the subject as previously discussed. Based on the comparison in the previous chart and considering the general characteristics of the transactions as compared to the subject previously discussed, the subject's GIM should be slightly below Sale No. 4. Thus, the GIM range estimated for the subject is 10.40x to 11.00x after considering the factors noted above. The calculations for this method are presented below.

                                GIM Calculations
                                                       Value Est.,
                 Gross Inc.           GIM Est.            Rounded

                 $383,875       x      10.50     =     $4,030,000
                 $383,875       x      11.00     =     $4,220,000


--------------------------------------------------------------------------------
(c)1997 Huber & Lamb Appraisal Group, Inc.                              Page 148

--------------------------------------------------------------------------------

Sales Comparison Approach - Reconciliation

                             Summary of Value Ranges

                     Method               Value Range
                                --------------------------------
                     SP/SF:     $4,040,000     to     $4,200,000
                     GIM:       $4,030,000     to     $4,220,000

      Comment/Analysis: The indicated value ranges are relatively narrow and supportive of each other. The most comparable sale tends to support the extreme lower end of the value range for the subject property, particularly considering the tenant credit.

      As a result, the value estimate as indicated by the sale comparison approach, is reconciled as follows.

Sales Comparison Approach Value Estimate: $4,000,000

     Implied SP/SF:                          $102.92

     Implied GIM:                              10.42


--------------------------------------------------------------------------------
(c)1997 Huber & Lamb Appraisal Group, Inc.                              Page 149

                                                  INCOME CAPITALIZATION APPROACH
================================================================================

Analysis or Potential Income

                       Subject Existing Rent Roll Summary

================================================================================
                                              Lease
                               Lease  Lease    Term           Lease
Suite #  Tenant     Size (SF)  Begin    End  (Yrs.)  Rent/SF   Type  Annual Rent
--------------------------------------------------------------------------------
  1      BiLo        38,864    07/85  12/15    30.5   $9.88     NNN   $383,875
================================================================================

      Comment: The subject lease is a triple-net lease in which the tenant is responsible for common area maintenance (CAM), real estate tax and insurance expenses.

Analysis of Expenses

Vacancy & Collection Loss
    Subject Data:
        Tenancy:                   single-tenant
        Current Occupancy:         100%

    Analysis:                      Based on a review of the market data above as
                                   well as the subject's current vacancy and tenant credit, a vacancy and collection loss of 5% is considered appropriate over the holding period. The lease is a 20 year lease with a 18 year remaining term and there will be no tenant turnover. The credit of the tenant is considered to be good. The treatment of the subject vacancy must be the same as the vacancy treatment of the sales in order to derive the same type of calculated net operating income for capitalization purposes. The comparable sales utilized 5% vacancy.

Estimated Vacancy &
    Collection Loss:               5%

Management:
    Expense Description:           The subject must be considered as an
                                   investment under prudent management. A charge is made to reflect either the owner's input of time and attention or that of a professional agent. The expense would include the collection of rents, supervision of all maintenance, etc.

    Analysis:                      The proforma annual management fee for the
                                   subject property is 1.0% of the Effective
                                   Gross Income. This reflects the owners time and expense for bookkeeping and other minimal management


--------------------------------------------------------------------------------
(c)1997 Huber & Lamb Appraisal Group, Inc.                              Page 150

--------------------------------------------------------------------------------

                                   and administrative expenses since it is
                                   considered a long-term, triple-net lease.

    Estimated Management:          1.0%

Reserves:
    Expense Description:           A reserves or replacement allowance provides
                                   for the periodic replacement of building components that wear out more rapidly than the building itself and must be replaced periodically during the building's economic life. Examples of these components are roof cover, HVAC compressors, parking areas and other site improvements.

    Analysis:                      The reserves expense estimate is based
                                   primarily on the typical expense recognized by buyers as compared to a calculated type estimate. The subject has an absolute net lease which states that the tenant will be responsible for all structural maintenance including all structural components such as roof, exterior walls, HVAC, landscaping, parking areas and all site improvements.
                                   Based upon the age and condition of the
                                   property and typical buyer actions for this type of investment, no reserves expense is applied. This is consistent with the comparable Bi-Lo sales presented in this report.

    Estimated Reserves:            $0.10/SF

Estimated Expense Summary

                                   Management          1.0%  EGI  =   $4,257

                                   Taxes:             $0.58  /SF  =  $22,394

                                   Insurance:         $0.10  /SF  =   $3,886

                                   CAM:               $0.40  /SF  =  $15,546

                                   Administration:    $0.02  /SF  =     $777

                                   Reserves:          $0.10  /SF  =   $3,886
                                                      -----           ------

                                Subtotal Expenses:    $1.31  /SF  =  $50,746


--------------------------------------------------------------------------------
(c)1997 Huber & Lamb Appraisal Group, Inc.                              Page 151

--------------------------------------------------------------------------------

STABILIZED OPERATING STATEMENT- Bi-Lo Store

Gross Rental Income Potential:

                                                Lease
                           Size (SF)             Rate
                           ---------             ----
  Anchors                   38,864      @     $9.88 /SF        =       $383,875
  Local Shop Space               0      @     $0.00 /SF        =             $0
                                 -            -----                           -
  Gross Rent Income         38,864      @     $9.88 /SF        =       $383,875
  (See Rent Roll for Rent Allocation)

Plus: Expense Recovery
  Anchor @            NNN                                               $41,826
  Local Shop @        NNN                                                    $0
                                                                             --
  Total Expense Recovery                                                $41,826

Total Income By Tenant Type Classification
  Anchor @                                                             $425,701
  Local Shop @                                                               $0
                                                                             --
Total Gross Annual Income:                                             $425,701

Less: Vacancy/Collection Loss
  Anchor Income @                               0%                           $0
  Local Shop Income @                           5%                           $0
                                                -                            --

Effective Gross Income:                                                $425,701

Less Expenses

  Management                  1.0%    EGI   =      $4,257
  Taxes:                      $0.58   /SF   =     $22,394
  Insurance:                  $0.10   /SF   =      $3,886
  CAM:                        $0.40   /SF   =     $15,546
  Administration:             $0.02   /SF   =        $777
  Reserves:                   $0.10   /SF   =      $3,886
                              -----                ------
Subtotal Expenses:            $1.31   /SF   =     $50,746              ($50,746)
                                                                       --------
Net Operating Income:                                                  $374,954
                                                                       ========

  NOI/SF:                      $9.65
  NOI/Gross Income            97.68%

                            CAPITALIZATION TECHNIQUE

                     NOI        /      OAR        =     Value Estimate
                  $374,954      /      9.30%      =        $4,031,767

                  Current Stabilized Value Estimate        $4,030,000
                  Less:  Deferred Maintenance                       0
                  Less:  Lease-Up Costs to Stabilization            0
                                                                    -
                  As Is Value Estimate                     $4,030,000


--------------------------------------------------------------------------------
(c)1997 Huber & Lamb Appraisal Group, Inc.                              Page 152

--------------------------------------------------------------------------------

Analysis of Direct Capitalization

                      Improved Sales' Overall Rate Summary

================================================================================
Sale No.           Subject            1              2            3           4
--------------------------------------------------------------------------------
                                           Winn Dixie
Name/Address                 Winn Dixie    Transmitter   Bruno's of    Payless
                              Gulfport      Crossing      Bellevue    Shoesource
--------------------------------------------------------------------------------
Sale Date          Current      08/23/96     07/09/97      04/25/97    05/06/96
--------------------------------------------------------------------------------
Year Built            1984          1996         1996          1996        1996
--------------------------------------------------------------------------------
Occupancy              100%         100%         100%          100%        100%
--------------------------------------------------------------------------------
Size (SP)           38,864        48,466       47,000        54,858       4,576
--------------------------------------------------------------------------------
% Credit/ Anchor       100%         100%         100%          100%        100%
--------------------------------------------------------------------------------
Overall Rate           N/A         8.54%        8.59%         8.91%       9.29%
================================================================================

Note: All transaction data in the chart reflects cash equivalency and/or other adjustments applied in the comparable sale summary sheets.

Comparison of Important Factors Affecting OAR

      All property and conditions of sale characteristics of the comparable sales and the subject property have been analyzed by the appraisers. The following summarizes the comparison of primary factors of the comparable sales affecting value as compared to the subject.

      Note: The reader is reminded that this is a comparison of overall rates and not the sales price per square foot. Therefore, the terms of comparison to the subject of each sale may be different than those used in the previously presented Sales Comparison Approach, which was based on the quantity of income and subsequent adjustments to the sales price per square foot. While the overall rate recognizes physical factors, intangible factors such as quality of tenants, conditions of sale, occupancy at time of sale, and investment quality tend to have stronger influence on the overall rate comparison. As an example, two properties with different locations and quality of improvements may have significantly different per square foot sales prices, but very similar overall rates. Thus, the comparison to the subject includes the intangible factors influencing overall rates.

Subject:
     Primary Negative Factors:  None
     Primary Positive Factors:  Tenant credit

Most Comparable Sales:          Nos. 3 and 4


--------------------------------------------------------------------------------
(c)1997 Huber & Lamb Appraisal Group, Inc.                              Page 153

--------------------------------------------------------------------------------

      Comment/Analysis: All of the sales are single tenant facilities with long term leases. Sale Nos. 3 and 4 are considered most comparable with similar lease structures and obviously similar credit. Sale Nos. 3 and 4 have inferior credit tenants. Based on the relatively narrow range indicated by the most comparable sales, the appropriate overall rate for the subject is 9.30%.

Concluded OAR:            9.30%

Discounted Cash Flow

      This technique is omitted because sufficient market data is available to derive an overall rate. Furthermore, the subject lease is a flat rate lease throughout the term of the lease, which is the same as the most comparable sales. Thus, given the numerous forecasts and assumptions required by the discounted cash flow, the direct capitalization technique would be given the most weight in the reconciliation of the value between the two techniques.

      However, the value estimate derived by the direct capitalization technique yields a 10% internal rate of return (IRR), or discount rate. This is considered a very reasonable IRR in comparison to other similar quality single tenant investments.

Income Capitalization Approach Reconciliation

Value Estimate Summary by Method:
        Direct Capitalization:                                 $4,030,000
        Discounted Cash Flow Analysis:                            Omitted

      Therefore, the estimated value of the subject property Bi-Lo by the income capitalization approach, assuming it has been sub-parceled and sold separate from the remainder of the shopping center, as of October 21, 1997, is as follows:

Value Indicated by the Income Capitalization Approach                 $4,030,000

        Implied OAR:      9.30%


--------------------------------------------------------------------------------
(c)1997 Huber & Lamb Appraisal Group, Inc.                              Page 154

                                         CORRELATION AND FINAL ESTIMATE OF VALUE
                                                                 BI-LO VALUATION
================================================================================

Introduction:

      The two indications utilized in the appraisal of the subject property falls within an acceptable range. In the final analysis, the strengths and weaknesses of each approach must be considered and most weight must be given to the approach or approaches with the greatest quantity and quality of supporting data. Since market value is being sought, both approaches rely heavily upon supporting data from the marketplace.

Cost Approach:                     Omitted

Analysis:                          The cost approach is omitted because of the
                                   subject's location within an existing
                                   shopping center and the difficulty in
                                   allocating common areas shared between the two properties. In addition, buyers of single tenant facilities similar to the subject focus on the credit and income generating ability of the tenant and place virtually no emphasis on the cost approach, given the long term lease that typically exists.

Weighted Consideration:            Omitted

Sales Comparison Approach:         $4,000,000

General Description:               The sales comparison approach is utilized in
                                   the valuation of the subject. The appraisal utilizes the best available and verifiable
                                   Single Tenant retail property sales located in the southeastern region of the country.
                                   This approach utilized two methods to
                                   estimate a value range for the subject - 1) sales price per square foot and 2) the gross income multiplier (GIM). The adjusted selling price per square foot of building area and GIM of each comparable is utilized in comparison to the subject property. After appropriate adjustments, these sales were generally similar to the subject in quality, design, location and age.

Analysis:                          A sufficient quantity and quality of
                                   comparable sales was available to compare to the subject. Since the subject's most probable buyer is a regional or national investor, this approach is considered most reflective of a regional or nationally owned retail.

Weighted Consideration:            Significant


--------------------------------------------------------------------------------
(c)1997 Huber & Lamb Appraisal Group, Inc.                              Page 155

--------------------------------------------------------------------------------

Income Capitalization Approach:    $4,030,000

General Description:               The income capitalization approach involved
                                   the analysis of the existing rent as compared with market rent for the subject space.
                                   Additionally, a stabilized operating
                                   statement was developed. The net operating income was capitalized by the appropriate capitalization rate which was derived by sales comparison.

Analysis:                          A sufficient quantity and quality of
                                   comparable rental and sale data was available to compare to the subject. Since the subject's most probable buyer is a regional or national investor, this approach is considered most reflective of a regional or nationally owned retail. This is considered a reasonable method of estimating value.

Weighted Consideration:            Significant

Summary of Value Indications

       Cost Approach                                             Omitted
       Sales Comparison approach                              $4,000,000
       Income Capitalization Approach                         $4,030,000

Final Conclusions of Value

      The two approaches to value yield a very narrow value range and highly supportive of each other. In view of the previous analyses, equal weight has been placed on the sales comparison approach and income capitalization approach. Thus, the market value of the subject property, contingent to the Assumptions and Limiting Conditions presented herein, particularly assuming it has been sub-parceled and sold separate from the remainder of the shopping center, as of October 21, 1997, is estimated to be:

                              Four Million Dollars
                                  ($4,000,000)

Marketing Period

Analysis:                          The appraisers are required to clearly state
                                   the estimated marketing period required for the sale of the subject property. As discussed in the Highest and Best Use
                                   Analysis, the subject property is generally well suited as a Single Tenant retail property. The property is located in a developed retail area with average income demographics. The property benefits from a long term lease to a good


--------------------------------------------------------------------------------
(c)1997 Huber & Lamb Appraisal Group, Inc.                              Page 156

--------------------------------------------------------------------------------

                                   credit tenant. As evidenced in the sales comparison approach, several transactions have occurred within the past 12 months indicating buyer interest in the subject property type.

Conclusion:                        Based on discussions with local brokers and
                                   other market evidence, it is the appraisers' opinion that an approximate 12 month period of time would be required to sell the property, if subjected to a typical marketing program and if the property were listed at a price based on the conclusion of value presented above.


--------------------------------------------------------------------------------
(c)1997 Huber & Lamb Appraisal Group, Inc.                              Page 157

                                                                    APPRAISAL OF
                                                                THE BI-LO CENTER
                                                             EXCLUDING THE BI-LO
================================================================================

                                        SUMMARY OF IMPORTANT FACTS & CONCLUSIONS
                                                                 EXCLUDING BI-LO
================================================================================

Valuation Conclusion:
  Final Value Estimate:                 $750,000
    Cost Approach:                      $760,000
    Sales Comparison Approach:          $750,000
    Income Capitalization Approach:     $750,000
  Estimated Marketing Period:           12 months, assuming the subject is
                                        placed on the market at the final value
                                        estimate conclusion above

  Interest Appraised:                   Leased fee

  Value Estimate's Implied Units of Comparison:
    Value/SF:                           $57.78/SF
    GIM:                                8.44x
    Overall Rate:                       10.44%

Significant Appraisal Dates:
  Date of Appraisal Report:             November 20, 1997
  Effective Date Of Appraisal:          October 21, 1997
  Date of Inspection:                   October 21, 1997

Location:
  Address:                              835 New Smithville Road/Highway 56
  Physical Location:                    Northeast corner of North Chancery
                                        Street and New Smithville Road/Highway
                                        56
  City:                                 McMinnville
  County:                               Warren
  State:                                Tennessee

Legal Description:
  Tax Map/Parcel:                       P/o 059K - D - 041.00

Property Description:
  Land Area:
    Acres:                              1,277
    Square Feet:                        55,626
    Zoning:                             C-2  General Commercial District

  Improvements:
    Property Type:                      Neigborhood shopping center
    Tenancy:                            Multi-tenant
    Size (Gross Building Area):         12,980 SF
    Size (Net Rentable Area):           12,980 SF
    Year Built:                         1984
    Current Physical Occupancy:         100%


--------------------------------------------------------------------------------
(c)1997 Huber & Lamb Appraisal Group, Inc.                              Page 158

                                        Summary of Important Facts & Conclusions
                                                        Excluding Bi-Lo, cont'd.
--------------------------------------------------------------------------------

Highest and Best Use:
  As Vacant:                            Hold for investment and/or development
                                        as a shopping center.

  As Improved:                          Continued use as a retail shopping
                                        center on a multi-tenant basis.

Estimated Income Operating Data:
  Gross Potential Income:               $102,859
  Occupancy at Date of Appraisal:       100%
  Stabilized Vacancy:                   5%
  Net Operating Income:                 $78,281


--------------------------------------------------------------------------------
(c)1997 Huber & Lamb Appraisal Group, Inc.                              Page 159

                                                                   COST APPROACH
================================================================================

Introduction

      The following cost approach summary utilizes the same basic data utilized in the total shopping center analysis. However, it does recognize the exclusion of the Bi-Lo portion of the building and related improvements. The land value is based upon a reduction in size of land to 1.277 acres and at the same estimated market value per square foot.

      The cost approach summary excluding Bi-Lo is presented on the following page.


--------------------------------------------------------------------------------
(c)1997 Huber & Lamb Appraisal Group, Inc.                              Page 160

COST APPROACH SUMMARY - No Bi-Lo Store

Direct Costs                                                 Marshall Valuation
                                                             Cost Estimates
                                                             --------------
Structural Improvements
-----------------------
Property Size      12,980 SF @     $36.57 /SF    =                $474,728

Special Tenant Improvements*
----------------------------
No tenant               0 SF @     $24.00 /SF    =                      $0
No tenant               0 SF @      $0.00 /SF    =                      $0
No tenant               0 SF @      $0.00 /SF    =                      $0
Small Shop Allowar 12,980 SF @     $22.00 /SF    =                $285,560

Site Improvements
-----------------
Asphalt Paving      4,200 SF @      $1.25 /SF    =     $5,250
Fence                   0 LF @     $13.00 /LF    =          0
Signage & Lighting:                                    10,000
Landscaping:                                           10,000
Site Preparation                                       10,000
Traffic Light Installation:                                 0
Additional Fees & Permits                              10,000
                    Subtotal Site Improvements:        ------       45,250
                                                                    ------
                    Total Direct Costs:                           $805,538

Indirect Costs

                    Land Loan Interest:                $8,640
                    Lease-Up Costs:                    26,700
                    Professional Fees:                 20,000
                                                       ------
                       Total Indirect Costs:                         55,340
                                                                     ------
Total Direct and Indirect Costs:                                   $860,878

Entrepreneurial Profit as % of Direct/Indirect Costs,Rd. 20%        172,176
                                                                    -------
Total Cost New of Improvements and Profit:                       $1,033,053

Less: Accrued Depreciation                                         (399,594)
                                                                   --------
Depreciated Cost of Improvements:                                  $633,459

Plus: Estimated Land Value by Market Comparison:                    128,000
                                                                    -------
Value Indicated by the Cost Approach:                              $761,459

                     Stabilized Value Estimate, Rounded            $760,000
                     Less:Lease-Up Costs to Stabilization                 0
                                                                          -
                     Cost Approach As Is Value Estimate:           $760,000


--------------------------------------------------------------------------------
(c)1997 Huber & Lamb Appraisal Group, Inc.                              Page 161

SALES COMPARISON APPROACH - ANALYSIS
                                                                           BI-LO
================================================================================

Comparable Improved Sales Summary

==================================================================================================
Sale No.           Subject             1              2              3            4             5
--------------------------------------------------------------------------------------------------
Name/Address                 Plaza South   North Nixson   Market Place   Village at   Pine Valley
                                Shopping    Marketplace       Shopping        Moody      Shopping
                                 Center,       Shopping         Center     Shopping       Center,
                           Murfreesboro,        Center,     Shelby, NC      Center,   Wilmington,
                                      TN   Chattanooga,                   Moody, AL            NC
                                                     TN
--------------------------------------------------------------------------------------------------
Sale Date          Current      07/22/97       03/15/96       05/14/96     02/14/96      04/28/96
--------------------------------------------------------------------------------------------------
Year Built            1984          1984           1995           1987         1995          1990
--------------------------------------------------------------------------------------------------
Occupancy             100%          100%            96%           100%         100%          100%
--------------------------------------------------------------------------------------------------
Size(SF)            12,980        71,028         63,270        197,787       60,800        60,000
--------------------------------------------------------------------------------------------------
% Credit/ Anchor        0%           64%            83%            85%          72%           71%
--------------------------------------------------------------------------------------------------
SP/SF                  N/A        $49.11         $75.23         $42.22       $73.77        $73.33
--------------------------------------------------------------------------------------------------
NOI/SF               $6.03         $5.21          $7.62          $4.30        $7.13         $7.33
--------------------------------------------------------------------------------------------------
GIM                    N/A          6.31           7.64           7.57         8.40          9.19
--------------------------------------------------------------------------------------------------
NOI/GPI             88.06%        67.01%         77.41%         77.06%       81.18%        91.87%
==================================================================================================

Note: All transaction data in the chart reflects cash equivalency and/or other adjustments applied in the comparable sale summary sheets.

Comparison of Important Factors Affecting SP/SF

      The same comparable shopping center sales are utilized in this analysis as the total shopping center valuation. The property will still benefit from the drawing power and potential local tenant retention created by Bi-Lo; however, the analysis must recognize the exclusion of Bi-Lo lease income from the property, which yields a higher risk cash flow property. In addition, the percentage of anchor decreases to nothing.

Subject:
    Primary Negative Factors:      Lower rental rate prior to adjustments; no
                                   anchor tenants
    Primary Positive Factors:      None significant

Sale No. 1 - Plaza South Shopping Center, Murfreesboro, TN:
    Inferior Factors
      Compared to Subject:         Anchor lease to expire; condition; age
    Superior Factors
      Compared to Subject:         Anchored center
    Overall Comparison
      to Subject:                  Inferior before adjustments; similar after
                                   adjustments


--------------------------------------------------------------------------------
(c)1997 Huber & Lamb Appraisal Group, Inc.                              Page 162

--------------------------------------------------------------------------------

Sale No. 2 - North Nixson Marketplace Shopping Center, Chattanooga, TN:
    Inferior Factors
      Compared to Subject:         None
    Superior Factors
      Compared to Subject:         Anchored center; new property
    Overall Comparison
      to Subject:                  Superior before adjustment and after
                                   adjustments

Sale No. 3 - Market Place Shopping Center, Shelby, NC:
    Inferior Factors
      Compared to Subject:         None
    Superior Factors
      Compared to Subject:         Anchored with three major tenants
    Overall Comparison
      to Subject:                  Inferior before adjustments; similar after
                                   adjustments

Sale No. 4 - Village at Moody Shopping Center, Moody, AL:
    Inferior Factors
      Compared to Subject:         None
    Superior Factors
      Compared to Subject:         Anchored center; new property
    Overall Comparison
      to Subject:                  Superior before adjustment and after
                                   adjustments

Sale No. 5 - Pine Valley Shopping Center, Wilmington, NC:
    Inferior Factors
      Compared to Subject:         None
    Superior Factors
      Compared to Subject:         Anchored center
    Overall Comparison
      to Subject:                  Superior before adjustment and after
                                   adjustments

Most Comparable Sales:             No.1

      Comment: Sale No. 1 has the most similar income and risk characteristics as the subject, particularly considering the percentage of anchor space.


--------------------------------------------------------------------------------
(c)1997 Huber & Lamb Appraisal Group. Inc.                              Page 163

--------------------------------------------------------------------------------

Sale Price Per Square Foot Method

NOI/SF Adjustment Analysis

      Sale No.     NOI/SF       SP/SF      Multiplier     Adj. SP/SF
      --------     ------       -----      ----------     ----------
         3          $4.30       $42.22       1.4025         $59.21
         1          $5.21       $49.11       1.1576         $56.85
       Subj.        $6.03         --           --             --
         4          $7.13       $73.77       0.8458         $62.39
         5          $7.33       $73.33       0.8228         $60.34
         2          $7.62       $75.23       0.7915         $59.54

            Note: Above chart is sorted based on ascending NOI/SF's.

      Comments/Analysis: Sale Nos. 1 and 4 are the most similar to the subject as previously discussed. Based on the adjusted sale price per square foot of the previously identified most comparable sales, the indicated market value per square foot range for the subject property is $57.00 to $62.00. The calculations are presented as follows.

                            SP/SF Method Calculations

                                                      Value Est.,
               Size                 SP/SF Est.          Rounded
              12,980   SF     x       $57.00     =     $740,000
              12,980   SF     x       $62.00     =     $800,000

Gross Income Multiplier Method

                            NOI/GPI to GIM Comparison

                Sale No.         NOI/GPI %          GIM
                --------         ---------          ---
                    1             67.01%            6.31
                    3             77.06%            7.57
                    2             77.41%            7.64
                    4             81.18%            8.40
                  Subj.           88.06%            --
                    5             91.87%            9.19

            Note: Above chart is sorted based on ascending NOI/GPI's.

      Comment/Analysis: Sale Nos. 1 and 4 are the most similar to the subject as previously discussed. However, the subject's NOI/GPI % is much higher because the income utilized excludes expense recoveries. Sale No. 1's income includes expense recoveries. Based on the comparison in the previous chart and considering the general characteristics of the transactions as compared to the subject previously discussed, the subject's GIM should be slightly above Sale No. 4 because of lower NOI/GPI % and


--------------------------------------------------------------------------------
(c)1997 Huber & Lamb Appraisal Group, Inc.                              Page 164

--------------------------------------------------------------------------------

below Sale No. 5 because it is a superior property. Thus, the GIM range estimated for the subject is 8.30x to 9.20x after considering the factors noted above. The calculations for this method are presented below.

                                GIM Calculations

                                                            Value Est.,
               Gross Inc.            GIM Est.                 Rounded
                $88,890       x        8.30        =         $740,000
                $88,890       x        9.20        =         $820,000

Sales Comparison Approach - Reconciliation

                                    Summary of Value Ranges

                        Method             Value Range
                                  -------------------------------
                        SP/SF:    $740,000      to       $800,000
                        GIM:      $740,000      to       $820,000

      Comment/Analysis: The indicated value ranges are relatively narrow and supportive of each other. The most comparable sale, No. 1, reflects the low end of the range.

      As a result, the value estimate as indicated by the sale comparison approach, is reconciled as follows.

Sales Comparison Approach Value Estimate:           $750,000
       Implied SP/SF:                                 $57.78
       Implied GIM:                                     8.44


--------------------------------------------------------------------------------
(c)1997 Huber & Lamb Appraisal Group. Inc.                              Page 165

                                                  INCOME CAPITALIZATION APPROACH
================================================================================

Analysis of Potential Income

                       Subject Existing Rent Roll Summary

================================================================================================
                                                             Lease
Suite                                        Lease   Lease    Term            Lease
  #   Tenant                   Size (SF)     Begin     End  (Yrs.)   Rent/SF   Type  Annual Rent
------------------------------------------------------------------------------------------------
  1   BiLo                            0       7/85   12/15   30.5     $0.00     NNN           $0
------------------------------------------------------------------------------------------------
  2   Domino's Plaza              1,000      07/85   07/00      5    $11.87     NNN      $11,870
------------------------------------------------------------------------------------------------
  3   Tennessee Credit Corp.      1,800      02/95   01/98      3     $5.00     NNN       $9,000
------------------------------------------------------------------------------------------------
  4   Video Checkout              5,200      04/94   07/99      2     $6.55     NNN      $34,060
------------------------------------------------------------------------------------------------
  5   Ren Center                  3,600      05/90   01/02      5     $6.75     NNN      $24,300
------------------------------------------------------------------------------------------------
  6   Heads Up Haircutters        1,380      04/95   04/03      8     $7.00     NNN       $9,680
------------------------------------------------------------------------------------------------
Total/Average                    12,980 Square Feet                   $6.85              $88,890
================================================================================================

       Note: Vacant Space Current Rent/SF input at market rent estimates.

Tenancy:                             Multi-tenant
Square Feet Occupied:                12,980 SF
Square Feet Vacant - Shell:          0 SF
Square Feet Vacant -
  2nd Generation:                    0 SF

Analysis of Expenses

      The expenses per square foot and analysis presented in the total shopping center valuation analysis are same for this valuation, with the exception of the following expenses.

Management:

    Analysis:                      The management fee utilized in the total
                                   shopping center valuation was 4.0%. The
                                   proforma annual management fee is 4.0% of the non-Bi-Lo Effective Gross Income. This is consistent with local and regional practices.

    Estimated Management:          4.0%

Real Estate Taxes:                 The real estate taxes have been adjusted to
                                   reflect the exclusion of Bi-Lo and are
                                   expensed at a similar expense rate.


--------------------------------------------------------------------------------
(c)1997 Huber & Lamb Appraisal Group. Inc.                              Page 166

--------------------------------------------------------------------------------

    Estimated Real Estate
        Taxes:                     $7,479, or $0.58/SF

Reserves:

    Analysis:                      In the total shopping center valuation, the
                                   $0.10/SF reserve expense was applied to the Alternative SF excluding Bi-Lo. In this valuation, it is applied to the total center size.

    Estimated Reserves:            $0.10/SF

Estimated Expense Summary

                                   Management          4.0%  EGI  =   $3,909

                                   Taxes:             $0.58  /SF  =   $7,479

                                   Insurance:         $0.10  /SF  =   $1,298

                                   CAM:               $0.40  /SF  =   $5,192

                                   Administration:    $0.02  /SF  =     $260

                                   Reserves:          $0.10  /SF  =   $1,298
                                                      -----           ------
                               Subtotal Expenses:     $1.50  /SF  =  $19,436


--------------------------------------------------------------------------------
(c)1997 Huber & Lamb Appraisal Group, Inc.                              Page 167

--------------------------------------------------------------------------------

STABILIZED OPERATING STATEMENT - No Bi-Lo Store
================================================================================
Gross Rental Income Potential:

                                           Lease
                     Size (SF)             Rate
                     ---------             ----
Anchors                     0   @       $0.00 /SF        =                   $0
Local Shop Space       12,980   @       $6.85 /SF        =              $88,890
                       ------           -----                           -------
Gross Rent Income      12,980   @       $6.85 /SF        =              $88,890
(See Rent Roll for Rent Allocation)

Plus: Expense Recovery
  Anchor @            NNN                                                    $0
  Local Shop @        NNN                                               $13,969
                                                                        -------
  Total Expense Recovery                                                $13,969

Total Income By Tenant Type Classification
  Anchor @                                                                   $0
  Local Shop @                                                         $102,859
                                                                       --------
Total Gross Annual Income:                                             $102,859

Less: Vacancy/Collection Loss
  Anchor Income @                        0%                                  $0
  Local Shop Income @                    5%                             ($5,143)
                                                                        --------
Effective Gross Income:                                                 $97,716

Less Expenses

    Management            4.0%   EGI   =     $3,909
    Taxes:               $0.58   /SF   =     $7,479
    Insurance:           $0.10   /SF   =     $1,298
    CAM:                 $0.40   /SF   =     $5,192
    Administration:      $0.02   /SF   =       $260
    Reserves:            $0.10   /SF   =     $1,298
                         -----               ------
Subtotal Expenses:       $1.50   /SF   =    $19,436                    ($19,436)
                                                                       ---------
Net Operating Income:                                                   $78,281
                                                                     ===========

    NOI/SF:                    $6.03
    NOI/Gross Income          88.06%

                            CAPITALIZATION TECHNIQUE
                  ===============================================
                    NOI      /      OAR      =     Value Estimate
                  $78,281    /    10.50%     =           $745,531


                  Current Stabilized Value Estimate      $750,000
                  Less:Deferred Maintenance                     0
                  Less:Lease-Up Costs to Stabilization          0
                                                                -
                  As Is Value Estimate                   $750,000


--------------------------------------------------------------------------------
(c)1997 Huber & Lamb Appraisal Group, Inc.                              Page 168

                                               Analysis of Direct Capitalization
--------------------------------------------------------------------------------
                      Improved Sales' Overall Rate Summary

=================================================================================================
Sale No.           Subject              1             2              3            4             5
-------------------------------------------------------------------------------------------------
                                           North Nixson
                             Plaza South    Marketplace                  Village at   Pine Valley
                              Shopping       Shopping     Market Place      Moody       Shopping
Name/Address                   Center,       Center,        Shopping      Shopping      Center,
                            Murfreesboro,  Chattanooga,     Center,        Center,    Wilmington,
                                 TN            TN         Shelby, NC     Moody, AL        NC
-------------------------------------------------------------------------------------------------
Sale Date          Current      07/22/97      03/15/96      05/14/96      02/14/96      04/28/96
-------------------------------------------------------------------------------------------------
Year Built            1984          1984          1995          1987          1995          1990
-------------------------------------------------------------------------------------------------
Occupancy              100%         100%           96%          100%          100%          100%
-------------------------------------------------------------------------------------------------
Size(SP)            12,980        71,028        63,270       197,787        60,800        60,000
-------------------------------------------------------------------------------------------------
% Credit/ Anchor         0%          64%           83%           85%           72%           71%
-------------------------------------------------------------------------------------------------
Overall Rate           N/A        10.62%        10.13%        10.18%         9.66%        10.00%
=================================================================================================

Note: All transaction data in the chart reflects cash equivalency and/or other adjustments applied in the comparable sale summary sheets.

Comparison of Important Factors Affecting OAR

      All property and conditions of sale characteristics of the comparable sales and the subject property have been analyzed by the appraisers. The following summarizes the comparison of primary factors of the comparable sales affecting value as compared to the subject.

      Note: The reader is reminded that this is a comparison of overall rates and not the sales price per square foot. Therefore, the terms of comparison to the subject of each sale may be different than those used in the previously presented Sales Comparison Approach, which was based on the quantity of income and subsequent adjustments to the sales price per square foot. While the overall rate recognizes physical factors, intangible factors such as quality of tenants, conditions of sale, occupancy at time of sale, and investment quality tend to have stronger influence on the overall rate comparison. As an example, two properties with different locations and quality of improvements may have significantly different per square foot sales prices, but very similar overall rates. Thus, the comparison to the subject includes the intangible factors influencing overall rates.

Subject:
    Primary Negative Factors:  Lower percentage of credit tenants
    Primary Positive Factors:  None significant

Most Comparable Sales:         No.1


--------------------------------------------------------------------------------
(c)1997 Huber & Lamb Appraisal Group, Inc.                              Page 169

--------------------------------------------------------------------------------

      Comment/Analysis: As previously discussed in the sales comparison approach, the primary factor considered is the percentage of anchor. Sale No. 1 is considered most comparable, but slightly inferior. Based on the range indicated by the most comparable sales, the appropriate overall rate for the subject is 10.50%.

Concluded OAR:                     10.50%

Discounted Cash Flow

      The only significant difference in the discounted cash flow analysis is the following.

Reversion Rate:                    A higher reversion rate is utilized than the
                                   total shopping center to reflect the higher going in overall rate. Thus, an 11% reversion rate is used based upon a 50 basis point increase over the going in overall rate.

Discount Rate:                     The subject's cash flow risk is higher since
                                   the good credit Bi-Lo is excluded. The
                                   discount rate is increased to a full 100 basis points to 12%.

Income Capitalization Approach Reconciliation

Value Estimate Summary by Method:
        Direct Capitalization:                                  $750,000
        Discounted Cash Flow Analysis:                          $737,400

      Therefore, the estimated value of the subject property exluding Bi-Lo by the income capitalization approach, assuming the Bi-Lo has been sub-parceled and sold separate from the remainder of the shopping center, as of October 21, 1997, is as follows:

Value Indicated by the Income Capitalization Approach                   $750,000

        Implied OAR:     10.44%


--------------------------------------------------------------------------------
(c)1997 Huber & Lamb Appraisal Group, Inc.                              Page 170

                                                    Discounted Cash Flow Summary
--------------------------------------------------------------------------------

Software      : ARGUS Ver. 7.0.01
File          : No_Bi-Lo
Property Type : Retail
Portfolio     : Newton Oldcare McDonald

                                  Bi-Lo Center
                         835 New Smithville Road/Hwy 56
                          McMinnville, Tennessee 37110
                        SCHEDULE OF PROSPECTIVE CASH FLOW
           In Inflated Dollars for the Fiscal Year beginning 10/1/1997

No anchor with this shopping center, but next to a Bi-Lo Store.

                                   Year 1     Year 2     Year 3     Year 4     Year 5     Year 6
For the Years Ending             Sep-1998   Sep-1999   Sep-2000   Sep-2001   Sep-2002   Sep-2003
                                ---------  ---------  ---------  ---------  ---------  ---------
POTENTIAL GROSS REVENUE
 Base Rental Revenue              $93,550    $97,250    $98,822    $99,425   $103,340   $106,364
 Absorption & Turnover Vacancy     (1,050)    (2,923)    (1,049)               (3,959)    (1,029)
                                ---------  ---------  ---------  ---------  ---------  ---------
 Scheduled Base Rental Revenue     92,500     94,327     97,773     99,425     99,381    105,335

 Expense Reimbursement Revenue
  Real Estate Taxes:                7,393      7,446      7,899      8,255      8,284      8,848
  Property Insurance:               1,283      1,292      1,371      1,432      1,437      1,536
  CAM - Common Area Maintenance     5,132      5,169      5,484      5,730      5,751      6,141
                                ---------  ---------  ---------  ---------  ---------  ---------
 Total Reimbursement Revenue       13,808     13,907     14,754     15,417     15,472     16,525

                                ---------  ---------  ---------  ---------  ---------  ---------
TOTAL POTENTIAL GROSS REVENUE     106,308    108,234    112,527    114,842    114,853    121,860
 General Vacancy                   (4,318)    (2,635)    (4,630)    (5,742)    (1,982)    (5,115)
                                ---------  ---------  ---------  ---------  ---------  ---------
EFFECTIVE GROSS REVENUE           101,990    105,599    107,897    109,100    112,871    116,745
                                ---------  ---------  ---------  ---------  ---------  ---------
OPERATING EXPENSES
 Real Estate Taxes:                 7,479      7,704      7,935      8,252      8,582      8,925
 Property Insurance:                1,298      1,337      1,377      1,432      1,489      1,549
 CAM - Common Area Mainenance:      5,192      5,348      5,508      5,729      5,958      6,196
 Administration:                      260        267        275        286        298        310
 Management Fee                     4,080      4,224      4,316      4,364      4,515      4,670
 Reserves:                          7,506      7,731      7,963      8,282      8,613      8,957
                                ---------  ---------  ---------  ---------  ---------  ---------
TOTAL OPERATING EXPENSES           25,815     26,611     27,374     28,345     29,455     30,607
                                ---------  ---------  ---------  ---------  ---------  ---------
NET OPERATING INCOME               76,175     78,988     80,523     80,755     83,416     86,138
                                ---------  ---------  ---------  ---------  ---------  ---------
LEASING & CAPITAL COSTS
 Tenant Improvements                2,700      6,695      1,326                 8,262      2,470
 Leasing Commissions                1,386      4,824      1,574                 6,134      1,359
                                ---------  ---------  ---------  ---------  ---------  ---------
TOTAL LEASING & CAPITAL COSTS       4,086     11,519      2,900                14,396      3,829
                                ---------  ---------  ---------  ---------  ---------  ---------
CASH FLOW BEFORE DEBT SERVICE     $72,089    $87,469    $77,623    $80,755    $69,020    $82,309
 & INCOME TAX                   =========  =========  =========  =========  =========  =========

                                   Year 7     Year 8     Year 9    Year 10    Year 11
For the Years Ending             Sep-2004   Sep-2005   Sep-2006   Sep-2007   Sep-2008
                                ---------  ---------  ---------  ---------  ---------
POTENTIAL GROSS REVENUE
 Base Rental Revenue             $108,130   $116,639   $120,981   $127,086   $131,467
 Absorption & Turnover Vacancy     (3,523)    (1,277)    (1,409)    (4,555)
                                ---------  ---------  ---------  ---------  ---------
 Scheduled Base Rental Revenue    104,607    115,362    119,572    122,531    131,467

 Expense Reimbursement Revenue
  Real Estate Taxes:                8,972      9,594      9,926     10,107     10,863
  Property Insurance:               1,556      1,664      1,721      1,753      1,884
  CAM - Common Area Maintenance     6,229      6,661      6,890      7,017      7,541
                                ---------  ---------  ---------  ---------  ---------
 Total Reimbursement Revenue       16,757     17,919     18,537     18,877     20,288

                                ---------  ---------  ---------  ---------  ---------
TOTAL POTENTIAL GROSS REVENUE     121,364    133,281    138,109    141,408    151,755
 General Vacancy                   (2,721)    (5,451)    (5,567)    (2,743)    (7,588)
                                ---------  ---------  ---------  ---------  ---------
EFFECTIVE GROSS REVENUE           118,643    127,830    132,542    138,665    144,167
                                ---------  ---------  ---------  ---------  ---------
OPERATING EXPENSES
 Real Estate Taxes:                 9,282      9,654     10,040     10,441     10,859
 Property Insurance:                1,611      1,675      1,742      1,812      1,885
 CAM - Common Area Mainenance:      6,444      6,702      6,970      7,248      7,538
 Administration:                      322        335        348        362        377
 Management Fee                     4,746      5,113      5,302      5,547      5,767
 Reserves:                          9,316      9,688     10,076     10,479     10,898
                                ---------  ---------  ---------  ---------  ---------
TOTAL OPERATING EXPENSES           31,721     33,167     34,478     35,889     37,324
                                ---------  ---------  ---------  ---------  ---------
NET OPERATING INCOME               86,922     94,683     96,064    102,776    106,843
                                ---------  ---------  ---------  ---------  ---------
LEASING & CAPITAL COSTS
 Tenant Improvements                           8,390      5,302      9,172
 Leasing Commissions                           6,045      3,853      7,117
                                ---------  ---------  ---------  ---------  ---------
TOTAL LEASING & CAPITAL COSTS                 14,435      9,155     16,289
                                ---------  ---------  ---------  ---------  ---------
CASH FLOW BEFORE DEBT SERVICE     $86,922    $80,228    $88,909    $86,487   $106,843
 & INCOME TAX                   =========  =========  =========  =========  =========


--------------------------------------------------------------------------------
(c)1997 Huber & Lamb Appraisal Group, Inc.                              Page 171

                                          Discounted Cash Flow Reversion Summary
--------------------------------------------------------------------------------

Software      : ARGUS Ver. 7.0.01
File          : No Bi-Lo                                    Bi-Lo Center
Property Type : Retail                            835 New Smithville Road/Hwy 56
Portfolio     : Newton Oldcare McDonald            McMinnville, Tennessee 37110
                                                   PROSPECTIVE PROPERTY RESALE

No anchor with this shopping center, but next to a Bi-Lo Store.

                                Year 1    Year 2    Year 3    Year 4    Year 5    Year 6    Year 7    Year 8    Year 9   Year 10
For the Years Ending          Sep-1998  Sep-1999  Sep-2000  Sep-2001  Sep-2002  Sep-2003  Sep-2004  Sep-2005  Sep-2006  Sep-2007
                             --------- --------- --------- --------- --------- --------- --------- --------- --------- ---------
RESALE AMOUNT                                                                                                           $971,300
 Gross Proceeds from Sale
 Commissions & Other Costs                                                                                               (38,852)
                             --------- --------- --------- --------- --------- --------- --------- --------- --------- ---------
NET PROCEEDS FROM SALE                                                                                                  $932,448
                             ========= ========= ========= ========= ========= ========= ========= ========= ========= =========


--------------------------------------------------------------------------------
(c)1997 Huber & Lamb Appraisal Group, Inc.                              Page 172

                                          Discounted Cash Flow Reversion Summary
--------------------------------------------------------------------------------

Software      : ARGUS Ver. 7.0.01
File          : No_Bi-Lo
Property Type : Retail
Portfolio     : Newton Oldcare McDonald

                                  Bi-Lo Center
                         835 New Smithville Road/Hwy 56
                          McMinnville, Tennessee 37110
                            PROSPECTIVE PRESENT VALUE
               Cash Flow Before Debt Service plus Property Resale
   Discounted Annually (End-point on Cash Flow & Resale) over a 10-Year Period

No anchor with this shopping center, but next to a Bi-Lo Store.

  For the      Discounted   Discounted Resale     Total        Total       Cash Flow        Resale
  Discount     Cash Flow      @11% Cap Rate     Discounted     Value      Contribution   Contribution
   Rates      Before Debt      Before Debt        Value       per SqFt     Before Debt    Before Debt
-----------  -------------  ------------------  ----------   ----------   -------------  -------------
   12.00%       $437,217         $300,223        $737,440      $56.81         59.29%         40.71%


--------------------------------------------------------------------------------
(c)1997 Huber & Lamb Appraisal Group, Inc.                              Page 173

                                         CORRELATION AND FINAL ESTIMATE OF VALUE
                                                       EXCLUDING BI-LO VALUATION
================================================================================

Introduction:

      The three indications utilized in the appraisal of the subject property falls within an acceptable range. In the final analysis, the strengths and weaknesses of each approach must be considered and most weight must be given to the approach or approaches with the greatest quantity and quality of supporting data. Since market value is being sought, both approaches rely heavily upon supporting data from the marketplace.

Cost Approach:                     $760,000

Analysis:                          The cost approach is most applicable when a
                                   property is new or proposed and represents the highest and best use of the site. Land values are documented in the marketplace and cost estimates are readily supported. The inherent weakness of this approach is that it gives no consideration to the income-producing capability of a property.

Analysis:                          Given the actual age of the subject property
                                   relative to the recent renovation, estimation of remaining economic life is difficult.

Sales Comparison Approach:         $750,000

General Description:               The sales comparison approach is utilized in
                                   the valuation of the subject. The appraisal utilizes the best available and verifiable
                                   Single Tenant neigborhood shopping center property sales located in the southeastern region of the country. This approach utilized two methods to estimate a value range for the subject - 1) sales price per square foot and
                                   2) the gross income multiplier (GIM). The adjusted selling price per square foot of building area and GIM of each comparable is utilized in comparison to the subject property. After appropriate adjustments, these sales were generally similar to the subject in quality, design, location and age.

Analysis:                          A sufficient quantity and quality of
                                   comparable sales was available to compare to the subject. Since the subject's most probable buyer is a regional or national investor, this approach is considered most reflective of a regional or nationally owned neigborhood shopping center.


--------------------------------------------------------------------------------
(c)1997 Huber & Lamb Appraisal Group, Inc.                              Page 174

                                         Correlation and Final Estimate of Value
                                                        Excluding Bi-Lo, Cont'd.
--------------------------------------------------------------------------------

Weighted Consideration:            Significant

Income Capitalization Approach:    $750,000

General Description:               The income capitalization approach involved
                                   the analysis of the existing rent as compared with market rent for the subject space.
                                   Additionally, a stabilized operating
                                   statement was developed. The net operating income was capitalized by the appropriate capitalization rate which was derived by sales comparison.

Analysis:                          A sufficient quantity and quality of
                                   comparable rental and sale data was available to compare to the subject. Since the subject's most probable buyer is a regional or national investor, this approach is considered most reflective of a regional or nationally owned neigborhood shopping center.
                                   This is considered a reasonable method of estimating value.

Weighted Consideration:            Significant.

Summary of Value Indications

     Cost Approach                                                 $760,000
     Sales Comparison approach                                     $750,000
     Income Capitalization Approach                                $750,000

Final Conclusions of Value

      The three approaches to value yield a very narrow value range and are highly supportive of each other. In view of the previous analyses, equal weight has been placed on the sales comparison approach and income capitalization approach. Thus, the market value of the subject property, contingent to the Assumptions and Limiting Conditions presented herein, particularly assuming it has been sub-parceled and sold separate from the remainder of the shopping center, as of October 21, 1997, is estimated to be:

                      Seven Hundred Fifty Thousand Dollars
                                   ($750,000)

Marketing Period

Analysis:                          The appraisers are required to clearly state
                                   the estimated marketing period required for the sale of the subject property. As discussed in the Highest and Best Use
                                   Analysis, the subject property is


--------------------------------------------------------------------------------
(c)1997 Huber & Lamb Appraisal Group, Inc.                              Page 175

                                         Correlation and Final Estimate of Value
                                                        Excluding Bi-Lo, Cont'd.
--------------------------------------------------------------------------------

                                   generally well suited as a multi-tenant
                                   neigborhood shopping center property. The property is located in a developed retail area with average income demographics. The property benefits from the close proximty of a Bi-Lo Store. As evidenced in the sales comparison approach, several transactions have occurred within the past 12 months indicating buyer interest in the subject property type.

Conclusion:                        Based on discussions with local brokers and
                                   other market evidence, it is the appraisers' opinion that an approximate 12 month period of time would be required to sell the property, if subjected to a typical marketing program and if the property were listed at a price based on the conclusion of value presented above.


--------------------------------------------------------------------------------
(c)1997 Huber & Lamb Appraisal Group, Inc.                              Page 176

                                                         CERTIFICATION OF VALUE
================================================================================

We certify that, to the best of our knowledge and belief, . . .

1.    The statements of fact contained in this report are true and correct.

2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

3. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

4. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of subsequent event.

5. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice published by the Appraisal Foundation and the Standards of Professional Practice of the Appraisal Institute.

6. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

7. As of the appraisal date, James E. Lamb, MAI, has completed the requirements of the continuing education program of the Appraisal Institute.

8. Craig A. Johnson made a personal inspection of the property that is the subject of this report.

9. James E. Lamb, MAI has not made an inspection of the subject property. Mr. Lamb has reviewed the subject appraisal report and concurs with the analysis and conclusions contained in the appraisal report.

10. No one provided significant professional assistance to the person(s) signing this report.

11. This appraisal assignment was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.

12.   Market Value of Bi-Lo

      The market value of the leased fee interest in the subject property, subject to the Assumptions and Limiting Conditions stated herein, particularly assuming Bi-Lo is subparceled and sold separately, as of October 21, 1997 is estimated to be:

                              Four Million Dollars
                                  ($4,000,000)


--------------------------------------------------------------------------------
(c)1997 Huber & Lamb Appraisal Group, Inc.                              Page 177

--------------------------------------------------------------------------------

13.   Market Value of Shopping Center Excluding Bi-Lo

      The market value of the leased fee interest in the subject property, subject to the Assumptions and Limiting Conditions stated herein, particularly assuming Bi-Lo is subparceled and sold separately, as of October 21, 1997 is estimated to be:

                      Seven Hundred Fifty Thousand Dollars
                                   ($750,000)

James E. Lamb, MAI                                Craig A. Johnson
Review Appraiser                                  Associate Appraiser
State Certified General Real                      State Certified General Real
 Estate Appraiser                                  Estate Appraiser
Licensee #CG-557 (Tennessee)                      Licensee #CG-1200


--------------------------------------------------------------------------------
(c)1997 Huber & Lamb Appraisal Group, Inc.                              Page 178

                                                                    APPRAISAL OF
                                                       THE BI-LO SHOPPING CENTER
                                                       ASSUMING A PORTFOLIO SALE
================================================================================


--------------------------------------------------------------------------------
(c)1997 Huber & Lamb Appraisal Group, Inc.                              Page 179

                                                                 INTRODUCTION TO
                                           PORTFOLIO SALE MARKET VALUE ESTIMATES
================================================================================

Introduction

      This analysis is presented in a brief format in order that descriptions and analysis is not replicated from the previous section representing the appraisal report of the total shopping center. The following analysis relies heavily on the data and analysis previously presented and must remain a part of the total shopping center appraisal report to be fully understood by the reader.

      In addition to the appraisal of the subject previous market value estimate, the client has requested a value estimate assuming the subject property is part of a defined portfolio sale of 18 retail properties included in the client's loan package. Since all 18 properties are in the client's loan package, the portfolio valuation assumption requested is reasonable, particularly in assisting the client in the underwriting process. A summary of the 18 properties is provided as an exhibit to this report section.

      The reader should note that Huber & Lamb has only completed appraisals on seven of the properties, which include the following:

      1.    Brownsville Plaza
      2.    Hollywood Video, Paducah, KY
      3.    Delchamps Plaza
      4.    Chicot Crossing
      5.    One Main Place
      6.    Eckerds, Franklin, TN
      7.    Hollywood Video/Jiffy Lube, Franklin, TN

      The appraiser has been provided the rentrolls for the remaining 11 properties. Since the appraiser has not appraised or inspected the remaining 11 properties, it must be assumed that these 11 properties are at least the same general quality of investment as the six properties appraised by Huber & Lamb. We have had discussions with the appraiser of the remaining 11 properties, which tends to support this assumption.

      The only reliable technique and approach to value is considered to be the direct capitalization approach of the income capitalization approach to value. This is the only approach that can adequately address the financial issues involved in the specialized value requested.

Factors Effecting Portfolio Valuations

      The appraisers have had numerous conversations with institutional lenders, brokers and retail investors to determine if a portfolio purchase could have an effect on individual property overall rates as compared to the individual, non-portfolio sales of similar properties. The question presented to each was "Does a portfolio purchase have an effect on the overall rate as compared to individual property transactions?" The surveyed individuals included the following:


--------------------------------------------------------------------------------
(c)1997 Huber & Lamb Appraisal Group, Inc.                              Page 180

                                            Portfolio Sale Market Value Estimate
--------------------------------------------------------------------------------

Institutional Lenders:                    Prudential Insurance, Vice President
                                          of Comptrollers and Valuation, Newark,
                                          NJ office

                                          New York Life, Regional Appraiser -
                                          Southeast Region

Broker: Cushman & Wakefield, Atlanta - broker specializing in shopping center sales and portfolio transactions

Investor:                                 Highwoods REIT, Vice President -
                                          primarily office and industrial
                                          investor in the southeast region of
                                          the US

                                          Itochu International, New York Office
                                          Vice President - Japanese investor
                                          representative and consultant with
                                          significant background in portfolio
                                          investments and consultations

      The following summary of general factors effecting portfolio valuations represent the general consensus of the people surveyed.

      1.    Geographic Dispersion

            Portfolios with properties in the same geographical region are preferred. However, for retail portfolios, dispersion in various locations within the region is preferred to spread out the potential risks of swings in local economies and retail markets.

      2.    Quality of Properties in the Portfolio

            The people surveyed indicated this factor can have a significant effect on the portfolio valuation. If all properties are low quality, riskier properties, the portfolio overall rates could very well be higher than the overall rate for individual property sales. However, if the quality of properties is good (i.e., well anchored centers with 10+ year remaining terms, age, location within their markets), the portfolio overall rate will be positively effected as compared to the overall rate for individual property sales.

      3.    Total Dollar of Portfolio Investment

            Assuming favorable geographic dispersion and quality of properties, the total dollar amount of the portfolio investment must be large enough to attract investors that would be willing to pay a premium for overall investment. Those surveyed respondents that indicated a dollar amount indicated the total portfolio investment would probably have to exceed $25 million.

      All of the respondents generally indicated that their opinions are based on the current market conditions. One gave the example that the same scenario approximately five years ago, during a real estate recession, would probably yield a discount on value (i.e., a higher overall rate). However, current and recent market conditions over the past two years have been very strong.


--------------------------------------------------------------------------------
(c)1997 Huber & Lamb Appraisal Group, Inc.                              Page 181

                                            Portfolio Sale Market Value Estimate
--------------------------------------------------------------------------------

      Subject Portfolio Conclusions: The general portfolio was described to each person surveyed including type of shopping center, general locations, percentage of anchor, remaining term of anchors and potential minimum of total dollar investment for the 18 property portfolio. All of the persons surveyed indicated that based on the information provided, the subject portfolio appears to be a good quality investment portfolio based on the primary criteria previously described.

Surveyed Respondents Indication of Portfolio Effect on the OAR

      The respondents all tended to agree that, based upon the description of the subject portfolio, the overall rate of a portfolio purchase should have a positive effect as compared to the individual property overall rates. The institutional lender respondents tended to be more vague in their responses. The two respondents that appeared to have the most experience in this matter and provided more detailed responses were the Cushman & Wakefield broker and the Itochu investor/consultant. The most active portfolio buyers are currently Real Estate Investment Trusts (REITs); however, other national investor types such as pension funds, life companies and foreign investors are also active in portfolio purchases. The following summarizes their individual assessments.

Cushman & Wakefield Broker:               The broker discussed potential effects
                                          on the overall rate in a broad and
                                          somewhat vague ranges. He indicated
                                          this was intentional because so many
                                          factors must be considered. One
                                          important factor is the motivation of
                                          the buyer.

                                          The broker indicated very generally
                                          that a portfolio purchase can
                                          definitely have a 25 basis point
                                          positive effect (i.e., reduction) on
                                          overall rates. If the portfolio ranks
                                          well in the quality of properties
                                          category previously discussed, it is
                                          the brokers opinion that the reduction
                                          in overall rate range is 50 basis
                                          points to about 100 basis points.

Itochu Investor/Consultant:               A true portfolio analysis truly
                                          consolidates the cash flows of all
                                          properties in the portfolio into one
                                          cash flow analysis. The consolidated
                                          cash flow analysis should probably
                                          yield an annual cash flow appreciation
                                          of 2% to 4%. This will accommodate the
                                          analysis of a true internal rate of
                                          return for the overall portfolio in
                                          total.

                                          The investor would be looking for a
                                          true internal rate of return of
                                          approximately 20% to 25%. Based on the
                                          description of the subject portfolio,
                                          a 20% internal rate of return would be
                                          the most probable targeted rate. The
                                          analysis should be based upon a
                                          hypothetical "loan" at an interest
                                          rate reflective of alternative cost of
                                          funds. This could be either 130+/-
                                          basis points above 10 year treasuries
                                          or 175+/- basis points above LIBOR.


--------------------------------------------------------------------------------
(c)1997 Huber & Lamb Appraisal Group, Inc.                              Page 182

                                            Portfolio Sale Market Value Estimate
--------------------------------------------------------------------------------

                                          Based on the respondents experience,
                                          this will probably have an approximate
                                          50+/- to 100+/- basis point reduction
                                          in the overall rate as compared to
                                          individual property overall rates.

                                          Since the appraisers did not appraise
                                          all 18 properties in the subject
                                          portfolio, we have applied these
                                          criteria to the individual subject
                                          property cash flow. The implied
                                          alternative cost of funds, or
                                          hypothetical interest rate range
                                          equates to 7% to 7.5% and the
                                          hypothetical loan was derived based
                                          upon a 1.15 debt coverage ratio. This
                                          discounted cash flow analysis values
                                          under these two scenarios ranged from
                                          9.09% to 9.44%. This compares to the
                                          original individual property sale
                                          valuation overall rate of 10.00%.
                                          Thus, a 100 basis point reduction
                                          appears to be justified.

Conclusion

      Obviously, it is difficult to utilize matched pairs comparison to determine the effect of portfolio investments on the overall rate because it can be highly subjective what the overall rate should have been assuming properties sold on an individual basis. Therefore, the appraiser had to rely on the opinions of real estate professionals experienced in this type of transaction. All persons surveyed suggested that a portfolio similar in quality to the subject portfolio should generate a lower overall rate than the overall rate assuming the properties sold individually. The two most reliable sources tended to suggest ranges of a 50+ to 100+/- basis point lower overall rate on a portfolio sale. Only one source provided a solid mathematical calculation to estimate the overall rate range. Based on the previous analysis, the most probable effect on the subject's overall rate is a 100 basis point reduction of the original individual property sale valuation overall rate of 10.00%, or 9.25%.

      The Stabilized Operating Statement net operating income utilized in the following calculation is the same as the original net operating income presented earlier in this report.


--------------------------------------------------------------------------------
(c)1997 Huber & Lamb Appraisal Group, Inc.                              Page 183

                                            Portfolio Sale Market Value Estimate
--------------------------------------------------------------------------------

                            Estimated Subject Value
                           Assuming a Portfolio Sale

        ================================================================
           NOI          /          OAR           =        Value Estimate
        ----------------------------------------------------------------
         $443,747       /         9.25%          =           $4,797,268
        ----------------------------------------------------------------

        ----------------------------------------------------------------
        Portfolio Sale Value Estimate                       $4,800,000
        ================================================================

Final Conclusions of Assumed Portfolio Sale Value

      In view of the previous analyses, the market value of the subject property, contingent to the Assumptions and Limiting Conditions presented herein, and particularly assuming the subject is part of a sale of the defined portfolio of properties, as of October 21, 1997, is estimated to be $4,800,000.

      Special Limiting Condition: The reader is reminded that the a true portfolio valuation typically derives a value estimate based on the combined cash flows of all properties within the portfolio. The total value estimate is sometimes allocated to individual properties within the portfolio and sometimes not allocated. As a result, portfolio valuation can have varying effects on individual property values within the portfolio to a minor degree in a positive or negative direction. The estimated subject portfolio sale value represents the most probable overall effect on the subject property value, within reasonable parameters, and in conjunction with the overall portfolio, given the information available and stated herein.


--------------------------------------------------------------------------------
(c)1997 Huber & Lamb Appraisal Group, Inc.                              Page 184

                                            Portfolio Sale Market Value Estimate
--------------------------------------------------------------------------------

NOM Shopping Center Portfolio Summary

                                                                                                                      Years
Name                     Location        Size (GLA)    Anchor             Anchor Size (GLA)  % Anchor    Expiration  Remaining
----                     --------        ----------    ------             -----------------  --------    ----------  ---------
Brownsville Place        Brownsville, TN     76,762    Wal-Mart                      54,962      71.6%      4/17/10     13     54962

Greenbrier Station       Anniston, AL        62,540    Winn Dixie                    44,900      71.8%      1/28/17     20
                                                       Revco Drugs                    9,240      14.8%      1/31/12     15
                                                                                      -----      ----
                                                       Total Anchor                  54,140      86.6%                         54140

59 West                  Bessemer, AL        95,591    Winn Dixie                    44,090      46.1%     07/31/16
                                                       Drugs For Less                18,000      18.8%      8/31/11
                                                                                     ------      ----
                                                       Total Anchor                  62,090      65.0%                         62090

Clanton Marketplace      Clanton, AL         57,150    Winn Dixie                    35,000      61.2%      3/10/13     16
                                                       Harco Drugs                    8,450      14.8%      3/20/06      9
                                                                                      -----      ----
                                                       Total Anchor                  43,450      76.0%                         43450

Betts Crossing           Opelika, AL         58,400    Winn Dixie                    44,000      75.3%      12/1/16     19     44000

Opp Marketplace          Opp, AL             25,350    B.C. Moore                    16,900      66.7%       8/2/06      9
                                                       Harco                          8,450      33.3%     11/15/08     11
                                                                                      -----      ----
                                                       Total Anchor                  25,350     100.0%                         25350

Russell Crossing         Phenix City, GA     72,312    Winn Dixie                    45,500      62.9%      12/7/08     11
                                                       Big B Drugs                    9,000      12.4%     11/28/03      6
                                                                                      -----      ----
                                                                                     54,500      75.4%                         54500

Parker Shopping Center   Pensacola, FL       68,680    Winn Dixie                    44,000      64.1%      6/25/17     20
                                                       Scotty's                      19,880      28.9%      2/28/06      9
                                                                                     ------      ----
                                                                                     63,880      93.0%                         63880

The Y                    Panama City.        64,848    Winn Dixie                    46,422      71.6%     11/30/14     17
                                                       Eckerd Drugs                  10,354      16.0%      7/28/09     12
                                                                                     ------      ----
                                                                                     56,776      87.6%                         56776

29 North                 Pensacola           58,040    Winn Dixie                    44,000      75.8%     11/30/17     20
                                                       Big B                          9,240      15.9%     11/30/12     15
                                                                                      -----      ----
                                                                                     53,240      91.7%                         53240

Nine Mile Plaza          Pensacola          191,787    Winn Dixie                    46,372      24.2%     08/29/06      9
                                                       Eckerds                        8,640       4.5%     09/30/05      8
                                                       TJX                           78,000      40.7%     10/31/12     15
                                                                                     ------      ----
                                                                                    133,012      69.4%                        133012

Hollywood Video          Paducah, KY          7,488    Hollywood Video                7,488     100.0%     09/26/12     15

Mandeville Marketplace   Mandeville, LA      77,785    Winn Dixie                    53,986      69.4%      9/30/16     19
                                                       FNBC                          10,500      13.5%      9/11/03      6
                                                                                     ------      ----
                                                                                     64,486      82.9%                         64486

Delchamps Plaza          Long Beach, MS      62,859    Delchamps                     35,059      55.8%      7/31/09     12
                                                       Big B Drugs                    9,000      14.3%      7/31/99      2
                                                                                      -----      ----
                                                                                     44,059      70.1%                         44059

Chicot Crossing          Pascagoula, MS     122,360    Winn Dixie                    47,300      38.7%      3/24/16     19
                                                       Harco                         10,125       8.3%      1/31/11     14
                                                       Goody's                       27,435      22.4%      3/31/06      9
                                                                                     ------      ----
                                                                                     84,860      69.4%                         84860

One Main Place           Pascagoula, MS      68,566    Brunos (Food World)           47,802      69.7%      4/30/13     16
                                                       Big B/Revco                   10,064      14.7%      8/31/05      8
                                                                                     ------      ----
                                                                                     57,866      84.4%                         57866

Hollywood Video/Jiffy Lu Franklin, TN         9,305    Hollywood Video                7,488      80.5%      8/31/12     15
                                                       Jiffy Lube                     1,817      19.5%      8/31/05     20
                                                                                      -----     -----
                                                                                      9,305     100.0%                          9305

Eckerd                   Franklin, TN        10,908    Eckerd                        10,908     100.0%     11/30/17     20     10908
                                             ------                                  ------     -----

Total Portfolio GLA                       1,190,731                                 916,884      77.0%                  13   916,884

No. of Properties                                18


--------------------------------------------------------------------------------
(c)1997 Huber & Lamb Appraisal Group, Inc.                              Page 185

                                         CERTIFICATION OF VALUE - PORTFOLIO SALE
================================================================================

We certify that, to the best of our knowledge and belief,...

1.    The statements of fact contained in this report are true and correct.

2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

3. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

4. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of subsequent event.

5. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice published by the Appraisal Foundation and the Standards of Professional Practice of the Appraisal Institute.

6. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

7. As of the appraisal date, James E. Lamb, MAI, has completed the requirements of the continuing education program of the Appraisal Institute.

8. Craig A. Johnson made a personal inspection of the property that is the subject of this report. James E. Lamb, MAI did not inspect the subject property.

9. No one provided significant professional assistance to the person(s) signing this report.

10. This appraisal assignment was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.


--------------------------------------------------------------------------------
(c)1997 Huber & Lamb Appraisal Group, Inc.                              Page 186

--------------------------------------------------------------------------------

11.   Market Value of Shopping Center Assuming Portfolio Sale

      The market value of the leased fee interest in the subject property, subject to the Assumptions and Limiting Conditions stated herein, particularly assuming the subject is sold as part of the 18 property portfolio described in the attached report, as of October 21, 1997 is estimated to be:

                   Four Million Eight Hundred Thousand Dollars
                                  ($4,800,000)


/s/ James E. Lamb                                /s/ Craig A. Johnson

James E. Lamb, MAI                               Craig A. Johnson
State Certified Real Estate Appraiser            Associate Appraiser
Licensee #CG-557 (Tennessee)                     State Certified General
                                                 Real Estate Appraiser
                                                 Licensee #CG-1200


--------------------------------------------------------------------------------
(c)1997 Huber & Lamb Appraisal Group, Inc.                              Page 187

                                                       SUMMARY OF QUALIFICATIONS
                                                              JAMES E. LAMB, MAI
================================================================================

Education

Attended the University of North Alabama, Fall 1977 through Spring 1979. Graduate of the University of Mississippi, BBA Banking and Finance, May, 1981; MBA Finance, August, 1982.

Professional Affiliations

The Appraisal Institute, The Volunteer State Chapter; MAI Designation - Certification No. 8254. Continuing education completion status - through December 31, 1997

The National Association of Realtors, Member; local affiliation - Nashville Board of Realtors.

State Certifications

State of Tennessee Certified General Real Estate Appraiser - Licensee #CG-557

Accredited Appraisal Courses
  The Appraisal Institute:

  Course    101    Introduction to Appraising Real Property
  Course    1A-1   Real Estate Appraisal Principles
  Course    1A-2   Basic Valuation Procedures
  Course    1B-A   Capitalization Theory and Techniques, Part A
  Course    1B-B   Capitalization Theory and Techniques, Part B
  Course    2-1    Case Studies In Real Estate Evaluation
  Course    2-2    Valuation Analysis and Report Writing
  Course           Standard of Professional Practice, Part A
  Course           Standard of Professional Practice, Part B
  Seminar          Hazardous Materials in Real Property
  Seminar          Persuasive Styles in Narrative Report Writing
  Seminar          Advanced Income Capitalization Overview

  Other

  Real Estate Principles
  Real Estate Finance
  Commercial and Investment Real Estate
  Project Seminar

Professional Exchange to Foreign Countries

Participated as a delegate of People to People International's Citizen Ambassador Program - Real Estate Delegation to Russia and Lithuania. Discussions focused on the privatization of real estate in these countries as they converted real estate ownership from the government to the private sector. Issues specific to this process included real estate law fundamentals, real estate tax issues, real estate valuation and attracting foreign real estate investment.


--------------------------------------------------------------------------------
(c)1997 Huber & Lamb Appraisal Group, Inc.                              Page 188

                                                       Summary of Qualifications
                                                              James E. Lamb, MAI
--------------------------------------------------------------------------------

Professional Experience

Appraisal experience includes retail, industrial, office, multi-family, mixed-use land developments and special-purpose properties. Special-purpose property assignments include hotels, manufacturing facilities, restaurants, right-of-ways and retirement facilities. Appraisals have been utilized for mortgage loans, eminent domain, feasibility analyses, gift and estate tax, and corporate management decisions.

Expert Witness

Qualified as an expert witness in several real estate court cases. Court appearances have been in Middle Tennessee, East Tennessee and West Tennessee federal bankruptcy courts. Also, Mr. Lamb has qualified as an expert in federal bankruptcy court in Pennsylvania (Philadelphia) and Georgia (Atlanta).

Mr. Lamb has appeared before an Administrative Judge for the State of Tennessee State Board of Equalization.

Employment History

Currently employed with Huber & Lamb Appraisal Group, Inc., and is a principle in the company. Mr. Lamb is the principle in charge of the commercial real estate division of the company and is the managing partner of the firm.

Previously employed as Vice President and primary MAI with Dengel, Lamb & Huber prior to purchasing the assets and operations of DLH in October 1991.

Previously employed by Crosson Dannis, Inc., a Dallas, Texas appraisal firm from March 1983 through June 1987 as a staff appraiser.


--------------------------------------------------------------------------------
(c)1997 Huber & Lamb Appraisal Group, Inc.                              Page 189

                                                       SUMMARY OF QUALIFICATIONS
                                                                CRAIG A. JOHNSON
================================================================================

Education

Attended Lincoln Land Community College of Springfield, Illinois 1973 through
1975

Professional Affiliations

      International Association of Assessing Officers
      Certified Illinois Assessing Officer
      Registered Agent with the Tennessee State Board of Equalization Licensed Certified General Appraiser with the Tennessee State Board of Real Estate Appraisers
      Institute of Property Taxation

      State of Tennessee Certified General Real Estate Appraiser - Licensee
         #CG-1200

Appraisal Courses

      International Association of Assessing Officers:
           Fundamentals of Real Property Appraisal
           Income Approach Valuation
           Development and Analysis of Narrative Appraisal Reports Assessment Administration
           Valuation of Machinery and Equipment

      Appraisal Institute
           Capitalization Theory and Techniques, Part A
           Industrial Valuation
           Standards of Professional Practice, Part A

      Illinois Property Assessment Institute
           I-A    Rural and Residential Workshop (1978)
           I-A    Rural and Residential Workshop (1980)
           Basic Assessment Practices
           Masters-Cost, Market & Income Approaches to Value
           Assessment Procedures and the Law
           Adventures in Appraising & Real Estate Investment Analysis

Professional Experience

Currently employed with Huber & Lamb Appraisal Group, Inc. as an Associate Appraiser.

Appraisal experience includes industrial, agricultural, multi-family, hotel/motel, urban renewal and special properties in 33 states throughout the nation. Appraisals have been utilized in tax assessment and tax consultation, loan application, relocation, urban renewal, legal purposes and condemnation.


--------------------------------------------------------------------------------
(c)1997 Huber & Lamb Appraisal Group, Inc.                              Page 190

                                                                Craig A. Johnson
--------------------------------------------------------------------------------

Expert Witness

Qualified as an expert witness in several real estate court cases. Court appearances have been in Middle Tennessee federal bankruptcy court.

Employment History Summary

Hollingsworth Group, Inc., in Nashville, Tennessee as an Executive Vice President, specializing in running daily operations of appraisal, real and personal property tax consulting firm.

Property Assessment Advisers, Inc., in Chicago, Illinois as a Tax Consultant, specializing in personal and real property taxes, appeals, filing returns and negotiating reductions.

DuCharme, McMillen & Associates, Inc., in Fort Wayne, Indiana as a Senior Staff Appraiser specializing in commercial and industrial narrative appraisals.

Charles R. Johnson, MAI, in Springfield, Illinois as an Associate Appraiser specializing in residential and commercial narrative appraisals.

Illinois Department of Revenue, in Springfield Illinois as Staff Appraiser specializing in commercial and industrial narrative appraisals.

Sangamon County Supervisor of Assessments Office, in Springfield, Illinois specializing in real estate appraisals.


--------------------------------------------------------------------------------
(c)1997 Huber & Lamb Appraisal Group, Inc.                              Page 191

                                                                         ADDENDA
================================================================================

Contents

Exhibit 1                         Subject Metes & Bounds Description
Exhibit 2                         Rentroll Provided by Owner
Exhibit 3                         Discounted Cash Flow Supporting Schedules
Exhibit 4                         Discounted Cash Flow Supporting Schedules - No
                                  Bi-Lo Store
Exhibit 5                         Insurable Value of the Total Center
Exhibit 6                         Financial Information on Royal Ahold, BiLo's
                                  Parent Company


--------------------------------------------------------------------------------
(c)1997 Huber & Lamb Appraisal Group, Inc.                              Page 192

                                                                       Exhibit 1
                                              Subject Metes & Bounds Description
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
(c)1997 Huber & Lamb Appraisal Group, Inc.

Being property in McMinnville, Warren County, Tennessee, being bounded by the New Smithville Highway on the east and Chancery Street on the west, more particularly described as follows:

Beginning at an iron pin on the west margin of the New Smithville Highway,
260.00 feet south of the Pizza Hut property as of record in Deed Book 180, page 1005, R.O.W.C., Tennessee;

Thence, with said highway, S 10(degrees)57'56" E, 440.74 feet to a point;

Thence, leaving said highway, S 79(degrees)02'04" W, 153.09 feet to a point;

Thence, S 10(degrees)03'00" E, 62.65 feet to a point;

Thence S 77(degrees)43'32" W, 69.78 feet to a point;

Thence, S 10(degrees)17'20" E, 10.13 feet to a point;

Thence, with a curve to the right having a central angle of 24(degrees)09'33", radius of 80.00 feet, 33.73 feet to a point;

Thence, S 13(degrees)52'13" W, 24.13 feet to a point;

Thence, with a curve to the left having a central angle of l5(degrees)54'32", radius of 130.00 feet, 36.10 feet to a point on the northerly margin of Chancery Street,

Thence, with Chancery Street, N 47(degrees)57'56" W, 633.35 feet to an iron pin;

Thence, leaving said street, N 76(degrees)47'04" E, 34.20 feet to an iron pin;

Thence N 34(degrees)21'00" E, 251.41 feet to an iron pin;

Thence, N 79(degrees)02'04" E, 360.00 feet to the point of beginning.

Containing 222,583 square feet or 5.110 acres.

Being a portion of the property conveyed to JKH Investments, a Tennessee Joint Venture, by deed from Ulus F. Davenport and wife, Velma M. Davenport, of record in Warranty Deed Book 240, page 177, Register's Office for Warren County, Tennessee, and being the same property conveyed to JKH Investements, a Tennessee joint venture, by deed from Buford Keeton and Florence M. Keeton, of record in Warranty Deed Book 240, page 175, said Register's Office.

 STATE OF TENNESSEE, WARREN COUNTY

      The foregoing Instrument and certificate were noted
      Note Book 15 Page 147 at 2:42 O'clock p.m. 11-7 1986
      and recorded in TD Book 229, Series _____ Page 165
      State Tax Paid $   --    Fee  --  Recording Fee
      [ILLEGIBLE]  Total $[ILLEGIBLE]
      Witness My Hand,
      Receipt No 53719


                            /s/ [ILLEGIBLE]
                               Registar
                                [ILLEGIBLE]

                                                                       Exhibit 2
                                                      Rentroll Provided by Owner
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
(c)1997 Huber & Lamb Appraisal Group, Inc.

PRO FORMA OPERATING STATEMENT

BI-LO Center
McMinnville, TN

July 14, 1997

                                                                                  Tenant Contributions                    Credit NOI
                                                     Minimum Annual Min.                             Total
Tenant                          Day # Status Square Feet Rent/S.F. Rent      C.A.M.  Taxes  Insurance Revenues
--------------------------------------------------------------------------------------------------------------
Bi-Lo                           Anchor LO    38,864       $9.88  $383,875  $15,546  $21,375  $3,886   $424,682             $424,682
Domino's Pizza                  A      LO     1,000      $11.87   $11,874     $400     $550    $100    $12,924
Tennessee Credit Corp.          B      LO     1,800       $5.00    $9,000     $720     $990    $180    $10,890
Richard K. Layman d/b/a
  Video Checkout                C/D    LO     5,200       $5.50   $28,600   $2,080   $2,860    $520    $34,060
REN Center                      E-F    LO     3,600       $6.75   $24,300   $1,440   $1,980    $360    $28,080
Austin and Norman Dabbs
  d/b/s Heads Up Haircutters    G      LO     1,380       $7.00    $9,660     $552     $759    $138    $11,109
--------------------------------------------------------------------------------------------------------------             --------
TOTALS                                       51,844              $467,309  $20,738  $28,514  $5,184   $521,745             $424,682
VACANCY (10% SHOP REVENUES)                                                                            ($9,706)                  $0
                                                                                                       -------             --------
NET REVENUES                                                                                          $512,039             $424,682
                                                                                                       -------             --------

ESTIMATED EXPENSES:
Common Area Maintenance                $0.40                                                $20,738              $20,738
Real Estate Taxes                      $0.55                                                $28,514              $28,514
Insurance                              $0.10                                                 $5,184               $5,184
Management Fees                        4.00%                                                $20,482              $16,987
Structural Maintenance                 $0.10                                                 $5,184               $5,184
Reserves                               $0.10                                                 $5,184               $5,184
                                                                                            -------              -------
Total Expenses                                                                                        ($85,287)            ($81,792)
                                                                                                                           ========
NET OPERATING INCOME                                                                                  $426,752             $342,890
                                                                                                      ========             ========

                                                                       Exhibit 3
                                       Discounted Cash Flow Supporting Schedules
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.

File           : Bi-Lo_cf                                         Time : 3:22 pm
Property Type  : Retail                                           Ref# : AAA
Portfolio      : Newton Oldcare McDonald                          Page : 4

                                  Bi-Lo Center
                         835 New Smithville Road/Hwy 56
                          McMinnville, Tennessee 37110
                             PROPERTY SUMMARY REPORT


TIMING & INFLATION
   Analysis Period:              October 1, 1997 to September 30, 2007; 10 years
   Inflation Method:             Fiscal
   General Inflation Rate:       3.00% for 2 years
                                 4.00% thereafter

PROPERTY SIZE & OCCUPANCY
   Property Size:                51,844 Square Feet
   Alternate Size:               1 Square Foot
   Number of rent roll tenants:  6
   Total Occupied Area:          51,844 Square Feet, 100.00%, during first month
                                      of analysis

GENERAL VACANCY
   Method:                       Percent of Revenue
   Excludes Tenant Group:        Anchors
   Amount:                       5.00%

PROPERTY PURCHASE & RESALE
   Purchase Price:               -
   Resale Method:                Capitalize Net Operating Income
   Cap Rate:                     10.50%
   Cap Year:                     Year 11
   Commission/Closing Cost:      4.00%
   Net Cash Flow from Sale:      $4,263,680

PRESENT VALUE DISCOUNTING
   Discount Method:              Annually (End-point on Cash Flow & Resale)
   Unleveraged Discount Rate:    10.50% to 11.00%, 0.50% increments
   Unleveraged Present Value:    $4,100,236 at 11.00%

File           : Bi-Lo_cf                                         Time : 3:22 pm
Property Type  : Retail                                           Ref# : AAA
Portfolio      : Newton Oldcare McDonald                          Page : 1

                                  Bi-Lo Center
                         835 New Smithville Road/Hwy 56
                          McMinnville, Tennessee 37110
                                Input Assumptions

PROPERTY DESCRIPTION                           PROPERTY TIMING
Name:          Bi-Lo Center                      Analysis Start Date:     10/97
Address:       835 New Smithville Road/Hwy 56    First Year Ends:         9/98
City:          McMinnville                       Years of Analysis:       10
State:         Tennessee
Zip:           37110
Portfolio:     Newton Oldcare McDonald
Property Type: Retail

        Area Measures
      Label       Area
-----------------------------
Property Size           51844
Alt. Prop. Size             1
Net Rentable           122360
Excluding Winn          75060

GENERAL INFLATION
Inflation Method:              Fiscal
Reimbursement Method:          Calendar reimbursement using fiscal inflation

      Year 1     Year 2     Year 3     Year 4     Year 5     Year 6    Year 7     Year 8    Year 9    Year 10    Year 11   Year 12
Rate:      0          3          3          4          4          4         4          4         4          4          4         4

REIMBURSABLE EXPENSES

Name                            Acct Code         Amount  Units      Area          Frequency       %Fixed     Inflation    Ref Acct
----------------------------    ---------         ------  -----      ----          ---------       ------     ---------    --------
Real Estate Taxes:                            .576209397  $/Area     Property Size   /Year            100
Property Insurance:                                  0.1  $/Area     Property Size   /Year            100
CAM - Common Area Maintenance:                       0.4  $/Area     Property Size   /Year            100

Gross Up for Reimbursement: No

NON-REIMBURSABLE EXPENSES

Name                            Acct Code         Amount  Units      Area          Frequency       %Fixed     Inflation    Ref Acct
----------------------------    ---------         ------  -----      ----          ---------       ------     ---------    --------
Administration:                                   0.02   $/Area      Property Size   /Year            100
Management Fee                                       4   % of EGR
Reserves:                                          0.1   $/Area      Property Size   /Year            100

GENERAL VACANCY
  Option:                    Percent of Revenue from all Tenants Except:
  Percent Based on Revenue Minus Absorption and Turnover Vacancy: No Reduce General Vacancy Result by Absorption & Turnover Vacancy: Yes
  Rate:                        5
  Excluded Tenant Group:       Anchors


RENT ROLL

Tenant Name/                 Lease   Total  Start Term/  Base/Min     Unit of    Rent   Rtl  Reimbur-      Rent  Leasing
No. Description        Suite Type     Area  Date  Expir    Rent       Measure    Chng   Sls   sements  Abatemnt   Cost
---------------        ----------     ----  ----  -----    ----       -------    ----   ---   -------  --------   ----
1 Bi-Lo Grocery          1   Retail 38,864  7/85  12/15   9.87739296  $/SqFt/Yr                 Net
2 Domino's Pizza         2   Retail  1,000  7/85  7/00         11.87  $/SqFt/Yr                 Net
3 Tennessee Credit Corp  3   Retail  1,800  2/95  1/98             5  $/SqFt/Yr                 Net
4 Video Checkout         4   Retail  5,200  4/94  7/99          6.55  $/SqFt/Yr                 Net
5 Ren Center             5   Retail  3,600  5/90  1/02        Detail                            Net
6 Heads Up Haircutters   6   Retail  1,380  4/95  4/03        Detail                            Net

Tenant Name/               Market                   Upon         Rnwl  More/
No. Description            Leasing                  Expiration   Prob  Notes
---------------                                     ----------   ----  -----
1 Bi-Lo Grocery            Bi-Lo Grocery            Market
2 Domino's Pizza           Domino's Pizza           Market
3 Tennessee Credit Corp    Tennessee Credit Corp    Market
4 Video Checkout           Video Checkout           Market
5 Ren Center               Ren Center               Market
6 Heads Up Haircutters     Heads Up Haircutters     Market

                            (continued on next page)

File           : Bi-Lo_cf                                         Time : 3:22 pm
Property Type  : Retail                                           Ref# : AAA
Portfolio      : Newton Oldcare McDonald                          Page : 2

                                  Bi-Lo Center
                         835 New Smithville Road/Hwy 56
                          McMinnville, Tennessee 37110
                               Input Assumptions
                         (continued from previous page)

    Detail Base Rent           Detail Base Rent         Tenant Groups
       Ren Center            Heads Up Haircutters
                                                       Group: Anchors
Date     Amount  Unit       Date    Amount    Unit        Bi-Lo Grocery       1
----   -----------------    ----  -----------------

2/97    6.75   $/SqFt/Yr    2/97       7 $/SqFt/Yr
2/98     7.5   $/SqFt/Yr    2/96     7.5 $/SqFt/Yr
2/99       8   $/SqFt/Yr

MARKET LEASING ASSUMPTIONS

Category: Bi-Lo
                            New Market   Renewal Mkt   Term 2   Term 3   Term 4

  Renewal Probability                            75
  Market Rent                   9.88           9.88
  Months Vacant                    4              0
  Tenant Improvements           3.00           1.00
  Leasing Commissions              4              2
  Rent Abatements                  0
NON-WEIGHTED ITEMS
  Rent Changes                    No
  Retail Sales                    No
  Reimbursements                 Net
  Term Lengths                     5


Category: Domino's Pizza
                            New Market   Renewal Mkt   Term 2   Term 3   Term 4

  Renewal Probability                            75
  Market Rent                    7.00          7.00
  Months Vacant                     3             0
  Tenant Improvements            2.00          1.00
  Leasing Commissions               5             2
  Rent Abatements                   0
NON-WEIGHTED ITEMS
  Rent Changes                     No
  Retail Sales                     No
  Reimbursements                  Net
  Term Lengths                      4


Category: Video Checkout
                            New Market   Renewal Mkt   Term 2   Term 3   Term 4


  Renewal Probability                            75
  Market Rent                    7.00          7.00
  Months Vacant                     3             0
  Tenant Improvements            2.00          1.00
  Leasing Commissions               5             2
  Rent Abatements                   0
NON-WEIGHTED ITEMS
  Rent Changes                     No
  Retail Sales                     No
  Reimbursements                  Net
  Term Lengths                      4

                                         (continued on next page)

File           : Bi-Lo_cf                                         Time : 3:22 pm
Property Type  : Retail                                           Ref# : AAA
Portfolio      : Newton Oldcare McDonald                          Page : 3

                                  Bi-Lo Center
                         835 New Smithville Road/Hwy 56
                          McMinnville, Tennessee 37110
                                Input Assumptions
                         (continued from previous page)

Category: Ren Center
                            New Market   Renewal Mkt   Term 2   Term 3   Term 4

  Renewal Probability                            75
  Market Rent                   7.00           7.00
  Months Vacant                    3              0
  Tenant Improvements           2.00           1.00
  Leasing Commissions              5              2
  Rent Abatements                  0
NON-WEIGHTED ITEMS
  Rent Changes                    No
  Retail Sales                    No
  Reimbursements                 Net
  Term Lengths                     4


Category: Retail Space
                            New Market   Renewal Mkt   Term 2   Term 3   Term 4

Renewal Probability                              75
  Market Rent                   7.00           7.00
  Months Vacant                    3              0
  Tenant Improvements           2.00           1.00
  Leasing Commissions              5              2
  Rent Abatements                  0
NON-WEIGHTED ITEMS
  Rent Changes                    No
  Retail Sales                    No
  Reimbursements                 Net
  Term Lengths                     4

Category: Heads up Haircu
                            New Market   Renewal Mkt   Term 2   Term 3   Term 4

Renewal Probability                              75
  Market Rent                   7.00           7.00
  Months Vacant                    3              0
  Tenant Improvements           2.00           1.00
  Leasing Commissions              5              2
  Rent Abatements                  0
NON-WEIGHTED ITEMS
  Rent Changes                    No
  Retail Sales                    No
  Reimbursements                 Net
  Term Lengths                     4

PROPERTY RESALE
Initial Purchase Price:   0
Option:                   Capitalize Net Operating Income
Cap Rate:                 0.105
Resale Commission (%):    4
Apply Rate to following year income: Yes
Calculate Resale for All Years: No

                      PRESENT VALUE DISCOUNTING
                     Unleveraged Discount Range
                       Low Discount Rate:           10.5
                       High Discount Rate:            11
                       Increment:                    0.5
                     Discount Method: Annually (End-point on Cash Flow & Resale)

                                                                       Exhibit 4
                      Discounted Cash Flow Supporting Schedules - No Bi-Lo Store
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.

File           : Bi-Lo_cf                                         Time : 3:25 pm
Property Type  : Retail                                           Ref# : AAA
Portfolio      : Newton Oldcare McDonald                          Page : 4

                                  Bi-Lo Center
                         835 New Smithville Road/Hwy 56
                          McMinnville, Tennessee 37110
                             PROPERTY SUMMARY REPORT

No anchor with this shopping center, but next to a Bi-Lo Store.

TIMING & INFLATION
  Analysis Period:               October 1, 1997 to September 30, 2007; 10 years
  Inflation Method:              Fiscal
  General Inflation Rate:        3.00% for 2 years
                                 4.00% thereafter

PROPERTY SIZE & OCCUPANCY
  Property Size:                 12,980 Square Feet
  Alternate Size:                75,060 Square Feet
  Number of rent roll tenants:   5
  Total Occupied Area:           12,980 Square Feet, 100.00%, during first
                                   month of analysis

GENERAL VACANCY
     Method:                     Percent of Potential Gross Revenue
     Amount:                     5.00%

PROPERTY PURCHASE & RESALE
  Purchase Price:                -
  Resale Method:                 Capitalize Net Operating Income
  Cap Rate:                      11.00%
  Cap Year:                      Year 11
  Commission/Closing Cost:       4.00%
  Net Cash Flow from Sale:       $932,448

PRESENT VALUE DISCOUNTING
  Discount Method:               Annually (End-point on Cash Flow & Resale)
  Unleveraged Discount Rate:     12.00%
  Unleveraged Present Value:     $737,440 at 12.00%

                                                                       Exhibit 5
                                                 Insurable Value of Total Center
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.

Insurance Valuation

The insurance valuation utilizes the basic cost estimates presented in the Cost Approach. However, certain cost items must be excluded as well as the land value estimate.

Cost Items Excluded

1. Basement Excavation
2. Foundations Below Ground
3. Piping Below Ground
4. Architects' Fees

Source: Marshall Valuation Service, Marshall & Swift
        Section 96, Pages 1-2

Depreciation Items Excluded

      Given the nature and purpose of the valuation, any external obsolescence is excluded as a deprecation item. In addition, functional incurable resulting from basic design parameters such as the site plan/layout of the improvements is excluded. However, functional incurable obsolescence from certain cost components may be included. All other forms of depreciation are included.

      The cost summary for insurance valuation purposes is presented on the following page.

INSURANCE VALUATION - COST APPROACH SUMMARY

Property                                  Bi-Lo Center
Address:                                  835 New Smithville Road/Highway 56
City:                                     McMinnville
State:                                    Tennessee
Customer Tracking Number:                 C35500-17

================================================================================

Direct Costs                                                 Marshall Valuation
                                                               Cost Estimates
                                                               --------------
Structural Improvements

        Property Size    51,844  SF @  $36.57  /SF  =            $1,896,131

Special Tenant Improvements

BiLo                     38,864  SF @  $24.00  /SF  =              $932,736
No tenant                     0  SF @   $0.00  /SF  =                    $0
No tenant                     0  SF @   $0.00  /SF  =                    $0
Small Shop Allowa        12,980  SF @  $24.00  /SF  =              $311,520


Site Improvements

Asphalt Paving          170,000  SF @   $1.50  /SF  =  $255,000
Fence                         0  LF @  $13.00  /SF  =         0
Signage & Lighting:                                      25,000
Landscaping:                                             30,000
Site Preparation                                         30,000
Traffic Light Installation:                                   0
Additional Fees & Permits                                25,000
                                                       --------
                     Subtotal Site Improvements:                    365,000
                                                                 ----------
                     Total Direct Costs:                         $3,505,387

Indirect Costs

                     Land Loan Interest:                $34,560
                     Lease-Up Casts:                    141,800
                     Professional Fees:                  80,000
                                                       --------
                     Total Indirect Costs:                          256,360
                                                                 ----------
Total Direct and Indirect Costs:                                 $3,761,747

Entrepreneurial Profit as % of Direct/Indirect Costs, Rd.     0%          0
                                                                          -
Total Cost New of Improvements and Profit:                       $3,761,747
Less: Accrued Depreciation (Note Recognized In Insurable Value)           0
                                                                          -
Depreciated Cost of Improvements:                                $3,761,747

Less:   Insurance Exlcusions

Basement Excavation*                      0.0%               $0
Foundations Below Ground*                 3.4%         $127,899
Architects' Fees**                        5.7%         $214,420
Site Work & Improvements                               $365,000
                                                       --------
  Total Insurance Exclusions                                       (707,319)
                                                                 ----------
Insurance Valuation by Cost Approach                             $3,054,428

                       Insurance Value Estimate, Rounded         $3,054,000

*Source: Marshall Valuation Service, Section 96
**Source: Marshall Valuation Service, Section 99

                                                                       Exhibit 6
                      Financial Information - Royal Ahold, BiLo's Parent Company
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.

Royal Ahold ADR
(Data as of l0-31-97)
                                                                       Primary
Ticker            Industry                                             Exchange
--------------------------------------------------------------------------------
AHO               RETAIL - GROCERIES                                       NYSE

--------------------------------------------------------------------------------

Royal Ahold (Koninklijke Ahold) operates supermarket chains in the Netherlands, the United States, Portugal, the Czech Republic, Latin America, and Asia. The company's retail chains include Albert Heijn, Gall & Gall liquor stores, and Etos in the Netherlands; Bi-Lo, Giant, Finast, Stop & Shop, and Edwards in the U.S.; Mana in the Czech Republic; and Pingo Doce in Portugal. Its network consists of 2,700 wholly-owned stores and 550 franchises. Ahold is the ninth-largest supermarket group in the U.S., where it has 817 supermarkets and derives roughly half of its sales.

--------------------------------------------------------------------------------

Address     : 1500 HB Zaandam Netherlands
Phone       : 75-59-9111

--------------------------------------------------------------------------------

Stock Performance                         Key Ratios

Stock Price:            25.63             ROE:                27.0
52 Week High:           31.96             Price/Earnings:     30.0
52 Week Low:            19.33             Price/Sales:         0.5
Beta:                    0.61             Price/Book:          8.0
Last Split Date:     07-30-97             Yield:               1.3
Market Cap ($Mil):   11141.96             Debt/Equity:         2.6

--------------------------------------------------------------------------------

Footnotes:

1. Stock split - Per share data adjusted
2. Converted from foreign currency

--------------------------------------------------------------------------------
Corporate Performance        1996      1995      1994      1993      1992
--------------------------------------------------------------------------------
Revenues ($Mil)           21767.4   18322.7   15877.2   14642.5   12229.6
Net Profit ($Mil)           376.8     282.5     224.1     185.2     172.7
EPS                          0.85      0.76      0.62      0.54      0.55
Net Profit Margin(%)          1.7       1.5       1.4       1.3       1.4

--------------------------------------------------------------------------------
Dividend History             1996      1995      1994      1993      1992
--------------------------------------------------------------------------------
Dividend Payout(%)           29.0      34.0      31.6      28.3      26.9

--------------------------------------------------------------------------------
Growth Rates (%)        3 yr CAGR      1996      1995      1994      1993
--------------------------------------------------------------------------------
Revenues                     10.4      23.4       2.1       7.0      25.6
Profit                       22.6      38.5      11.5      19.4      12.5
EPS                          12.7      16.8       8.6      13.0       3.4
Dividend                     13.7       0.0      16.8      25.9       9.0

--------------------------------------------------------------------------------
Quarterly Results                     4Q1996    3Q1996    2Q1996     1Q1996
--------------------------------------------------------------------------------
EPS                                     n/a       n/a       n/a       n/a
Dividend Per Share                      n/a       n/a       n/a       n/a
--------------------------------------------------------------------------------
Quarterly Results                     4Q1995    3Q1995    2Q1995     1Q1995
--------------------------------------------------------------------------------
EPS                                     n/a       n/a       n/a       n/a
Dividend Per Share                      n/a       n/a       n/a       n/a

--------------------------------------------------------------------------------

Balance Sheet ($Mil)

Assets                       1996      1995      1994      1993      1992

Cash & Equivalents          412.8     327.2
Inventory                  1563.5    1090.4
Total Current Assets       3003.4    1993.2
Total Assets               8595.3    5790.7    5007.5    4369.1    3835.0

Liabilities and Equity

Current Liabilities        3525.3    2420.0
Long Term Debt             3673.0    1969.6    1759.6       n/a       n/a
Preferred Stock               n/a       n/a       n/a       n/a       n/a
Shareholders Equity        1397.0    1401.2    1276.1    1101.5     837.7

--------------------------------------------------------------------------------
Cash Flow                   1996       1995
--------------------------------------------------------------------------------
Cash Flow                    2.07      1.86
Capital Expenditures        954.3     716.4

--------------------------------------------------------------------------------
(c) 1997 Morningstar, Inc. All rights reserved.
225 W. Wacker Dr. Chicago, IL 60606, 312-696-6000.
Although data are gathered from reliable sources, completeness and accuracy cannot be guaranteed.

1420

Corporate Executive Board Annual Report 1996                        Page 1 of 17

Message To Stockholders

In recent years Ahold has extensively transformed itself in a committed pursuit of two key goals: developing a unique leadership position in international food retailing and strengthening its profile as a long-term growth company, providing consistently superior returns to shareholders. In 1996, these years of effort and preparation were rewarded with breakthrough progress in virtually every area, benefitting our customers and other stakeholders alike.

The highlight of this watershed year was the acquisition of Stop & Shop, a highly successful New England-based supermarket chain whose stores, management philosophy and operating scope fit almost ideally with our existing US activities. We had long known and admired Stop & Shop and regarded it as a prime acquisition candidate. When, in early 1996, the opportunity at last arose, we acted quickly and decisively to bring it into Ahold USA. Besides establishing Ahold as the leading food retailer in the eastern US and one of the top 5 chains nationally, the Stop & Shop acquisition allowed us to reorganize our US activities and accelerate Project Compete, a series of interrelated programs underway to improve our US profitability and market positions. Over and above the substantial earnings contribution from Stop & Shop's existing activities, synergies and economies of scale within Ahold USA will add significantly to our bottom line.

Asia Pacific was another area of breakthrough progress for Ahold last year. Following the establishment of a local development office in 1995, Ahold now has joint ventures with strong local partners to operate modern supermarkets in Malaysia, Singapore, Thailand and China. Furthermore, we act as a technical advisor in Indonesia. Though stores in every country will be carefully adapted to local tastes and preferences, plans call for the development of a coherent regional supermarket identity under the Tops brand, complemented by a chain of discount stores under the BI-LO name. The first Tops supermarkets and BI-LO discount stores have already opened and many more will soon follow. Our existing Asian ventures and others on the way should help power the Group's growth over the next decade by enabling Ahold to benefit from the region's rapid economic growth and from the emergence of a value and convenience oriented middle class of hundreds of millions. We are also looking at other untapped areas such as Latin America where we have established a joint venture in northeastern Brazil through a substantial investment in Bompreco, a leading local food retailer operating under strong management and with excellent opportunities for further growth.

Our 190,000 associates around the world contributed vitally to Ahold's 1996 success. Their on-going efforts to adapt to changes and master new challenges laid the solid groundwork which supported our breakthroughs last year. We acknowledge these contributions, under sometimes trying circumstances, with sincere appreciation.

In Europe, our greenfield operation in the Czech Republic has grown in just 5 years to become the country's foremost food retailer. Having decisively moved into the black in 1996, it is well positioned to further build its sales and profitability. Our Portuguese food retailing joint venture once again significantly increased its earnings contribution last year. The supermarket format of Pingo Doce and the Feira Nova hypermarkets provide exceptional value to the Portuguese customer and are both poised for further strong gains. Ahold also established solid footholds in Spain and Poland in 1996 which will be further developed in the coming years.

Corporate Executive Board Annual Report 1996                        Page 2 of 17

Our activities in the Netherlands, and particularly our flagship supermarket chain Albert Heijn, also increased sales, earnings and market shares. The 1996 acquisition of the Primarkt regional supermarket chain underscores the top line growth opportunities still existing in this consolidating market. Ahold companies around the world stand to benefit from Albert Heijn's 'precision retailing' technology and its many other state-of-the-art innovations exemplified by its advanced distribution system and a new supermarket concept that has attracted worldwide industry attention as well as many new customers.

Financially too, 1996 was a banner year. Net earnings increased 38.5% to NLG
632.4 million on a 23.4% gain in sales. On a per share basis, earnings increased by 16.7%. Guilder-based shareholders enjoyed a share price increase of 66.9% in 1996, well above our 5 year average annual growth of 23.9%. Dollar-based investors had a 52.0% share price increase for 1996, compared to an annual average of 26.9% over the past 5 years.

Investors repaid Ahold's efforts on their behalf by oversubscribing to our record-breaking (NLG 3.2 billion) global equity offering to finance the Stop & Shop acquisition. As a result, we ended the year in a strong financial position with sufficient resources to finance further growth.

Most important of all has been the continued enthusiastic support of our customers, an increasingly diverse and demanding audience. However big we become, however international, we will never forget that our customers ultimately decide our success. Our most important efforts are aimed at adding value in our stores and thus enhancing customer satisfaction. We want to provide a unique and superior shopping experience, supported by state-of-the-art retail technology. But at the same time we continue to emphasize the basics of our business through clean and inviting supermarkets with a well stocked selection of quality foods, attractively priced, in an ambiance of perfected customer service.

In May 1997, Albert Heijn will retire from the Supervisory Board. For a period of almost 50 years, Albert's contributions to furthering our company have been numerous and invaluable. We would like to thank him for making the difference. We welcome Michael Meurs to the Executive Board, with effect from April 1, 1997.

Our long-term stated goal has been to double our net earnings every 5 years and to achieve a growth in annual earnings per share averaging at least 10%. Thanks to the breakthroughs made in 1996, we now expect to considerably exceed these rates of growth over the next few years.

Corporate Executive Board

Cees H. van der Hoeven
President

Operations United States

The July 1996 acquisition of Stop & Shop culminated two decades of growth for Ahold in the US, creating a new critical mass and establishing the Group as the leading supermarket company along the eastern seaboard. Cumulatively, Ahold's US activities generated 1996 sales of over $11 billion, employ over 105,000 people and operate 800 outlets serving over 10 million customers weekly in 14 states.

The Stop & Shop acquisition added major impetus to Project Compete, Ahold USA's mandate to develop and orchestrate strategic cooperation, economies of scale and synergies among the various US chains. The CEOs of the operating companies, supported by Ahold USA's expanded and strengthened management team, have established a broad range of mechanisms to ensure on-going coordination and consultation among the supermarket chains. These efforts are initially focused on information technology, logistics and distribution, private label development, coordinated

Corporate Executive Board Annual Report 1996                        Page 3 of l7

purchasing, management development and various backstage operations. Considerable progress has been made.

The objective of Project Compete is to make the US operations more profitable and more competitive. By greatly increasing the scope and depth of talent, resources and know-how available to Ahold companies in the US, the Stop & Shop acquisition will enable this program to meet its targets more quickly and surely.

In addition to its impact on the Ahold USA level, the Stop & Shop acquisition had a major direct impact on the US operating companies. A redivision of trading areas in the wake of the acquisition and the related decision to merge Edwards with Giant and Finast into Tops has left 4 strong operating companies (Tops, Stop & Shop, Giant and BI-LO) each optimally positioned to further develop its regional market leadership. The 4 operating companies retain full day-to-day operating autonomy and profit responsibility and will use their enhanced scale and synergies to benefit both customer service and earnings performance.

In 1996, the US operations increased their contribution to operating results by 59.5% to $354.2 million on a 34.9% gain in sales to $11.2 billion.

Tops Markets

Tops' 1996 sales, including sales by franchisees, increased 8.1% to $1.9 billion and operating results also improved. The gains reflect continued autonomous growth, particularly in the Buffalo and Rochester areas of upstate New York, and were achieved despite the diminished flow of customers from across the nearby Canadian border, traditionally an important segment, due to unfavorable changes in the currency exchange rates.

Following the redivision of trading areas in the wake of the Stop & Shop acquisition, Tops took over management of the Finast supermarket operations, with 1996 sales of $975 million. The combined management of activities in these 2 adjacent markets has opened the way to greater coordination and substantial cost savings. This should enable the Finast stores to cope more effectively with continued intense competition. Finast's headquarters in Cleveland were scaled down at the end of 1996 as support services for Finast stores were transferred to Tops headquarters in Buffalo. A small regional operations team remains in Cleveland.

During 1996 Tops opened 14 new outlets, 5 of which replaced existing stores. The new stores included 1 international supercenter, 5 supermarkets in New York, 3 supermarkets in Ohio, 4 Wilson Farms neighborhood food stores and 1 Vix deep discount drugstore. Two existing franchise stores, one an international supercenter, were remodeled. At year end Tops, including Finast, operated 225 units (including 17 franchise stores), representing a 9% increase in selling area. To support its growing retail network Tops opened a new 850,000 sq. ft. distribution center in Lancaster, NY, towards the end of the year. In 1997, Tops will continue to strengthen its focus in each of its marketing areas.

Stop & Shop

Long a leader in the New England market and one of the best performing supermarket chains in the US, Stop & Shop officially joined the Ahold family of companies on July 22, 1996. To satisfy state and federal regulators, Stop & Shop sold 3 of its stores to local competitors. Ahold's Edwards chain disposed of 21 units in 1996 and has sold 6 more units in 1997 for the same reason. Following the decision to merge Edwards into Giant as part of the realignment of trade areas among the US units, Stop & Shop took over 28 Edwards stores in New England and New York in October, while transferring 16 former Mel's units on Long Island, New York to the combined Edwards/Giant organization. In the first half of the year the Purity Supreme stores, acquired by Stop & Shop in November 1995, were transformed into large Stop & Shop supermarkets which generated additional

Corporate Executive Board Annual Report 1996                        Page 4 of 17

sales. Stop & Shop is well experienced in upgrading and modernizing stores, an ability which was also in evidence with the transfer of Edwards stores into Stop & Shops and a highly successful on-going program which upgrades existing supermarkets into superstores.

At the end of 1996, Stop & Shop operated 185 supermarkets in Massachusetts, Connecticut, Rhode Island and New York. Its sales contribution from the date of acquisition through the end of 1996 (22 weeks) was $2.3 billion. Operating results were fully in line with expectations at the time of acquisition. Sales growth was strong, particularly in the well established Stop & Shop superstores. In 1997, Stop & Shop will continue its store opening and modernization program. In view of its large scale and excellent record as an independent company, Stop & Shop's integration with Ahold USA's other activities is being managed with great care. Stop & Shop and its new sister companies have much to learn from each other and the objective in bringing them into harmony is to identify and generalize the best practices throughout the Group, wherever they may be found, consistent with local autonomy.

Giant Food Stores

Giant once again had an excellent year with 13.6% sales growth to $1.7 billion and operating results also increased strongly. Total selling space increased in 1996 by 12.0% to 2.4 million sq. ft., resulting mainly from the opening of 6 new stores. As part of the redivision of market areas Giant took over responsibility for the Edwards stores and former Mel's and Mayfair stores operating in New York and New Jersey as of the end of 1996. Thus a company with 141 stores was formed. The Edwards store brand and format which now encompasses the former Mel's and Mayfair stores continues to attract a growing customer base through its Every Day Low Price (EDLP) marketing strategy. Coupled with Giant's proven success in building store traffic and managing profit margins, as well as its new highly flexible store prototype, the prospects for strong progress by the combined operations are excellent. In 1997, Giant plans to open 8 new stores while further integrating the Edwards and Giant operations.

BI-LO

Under far from ideal market conditions, BI-LO showed strong profit recovery in 1996 while its sales increased 3.6% to $2.6 billion. The company had increasingly positive identical store sales during the second half of 1996. Competition in BI-LO's 'sunbelt' markets has been fierce in recent years. Last year saw some encouraging signs of improvement. BI-LO has responded by successfully implementing a new market strategy, focusing heavily on rebuilding traditional customer relationships. Older stores are being closed or remodeled into attractive state-of-the-art supermarkets and a new prototype store is in the final stages of development. The integration of the former Red Food Stores in Tennessee and Georgia has been successfully completed and these units are now doing well as integral parts of the BI-LO chain. BI-LO ended the year with 266 stores, a gain of 5. In 1997, BI-LO will continue to aggressively pursue its plan of improving the store network (concentrating on remodeling, enlarging and replacing existing stores) so that it can more effectively serve customers in its trading area. BI-LO will continue, as a part of Vision 2000, to concentrate on customer service. The marketing efforts aligned with Vision 2000 are allowing BI-LO to further develop its commitment to being a consumer-driven, market-oriented company. As these programs continue to develop throughout the year, they will add momentum to the company.

Activities In The Netherlands

In the Netherlands, Albert Heijn once again strengthened its market position through a combination of internal and external growth. Its profit contribution benefited from adequate cost control and good margin management. Customers responded enthusiastically to the extended store hours permitted for the first time in 1996. Total sales in the Netherlands rose to NLG 15.0 billion last year, up 4.4% over

Corporate Executive Board Annual Report 1996                        Page 5 of 17

1995, while operating results climbed 14.0% to NLG 498.3 million. Albert Heijn, Ahold Institutional Food Supply and the production companies achieved significantly higher operating results while wholesale company Schuitema reported virtually the same operating results as last year. At Ahold Specialty Stores, operating results were under pressure as a result of one time write-offs.

Changes in Dutch society and consumer behavior are making flexibility an ever more crucial asset in retailing. Competition in the food retailing market remains stiff, while consumers are shopping at more and more places for their grocery needs. As a result of these pressures, 1996 saw further concentration of the supermarket sector. Albert Heijn capitalized on this by acquiring 2 regional chains, Primarkt based in Breda and the Den Toom company in Rotterdam. In addition, the expanded and newly organized Albert Heijn network of 494 company-owned supermarkets and 171 franchisees responded to market changes with great resourcefulness and creativity and was very successful in building customer loyalty. As a result Albert Heijn further expanded its role as Holland's favorite food store and household service center.

Sales at Albert Heijn, including those of franchisees, rose by 5.2% to NLG 10.3 billion, realizing significantly higher operating results.

The market share for Albert Heijn among supermarkets (Nielsen measurement) was 27.7% at year end, up from 27.2% one year earlier.

An important positive development in 1996 was the extension of opening hours following changes in Dutch law: the new '8 to 8' Albert Heijn store hours were well received in most areas. Building on this, the stores increased their sales of new convenience products and services. For example, sales of store-prepared heat-and-serve meals clearly benefited, and consumer interest in convenience and experimentation increased. Albert Heijn stores are becoming more and more creative in meeting these trends. Seven months after the extension of store hours went into effect, Albert Heijn was recording approximately 15% of its sales after 6 p.m. For some stores in urban downtown areas, the figure was considerably higher.

An interesting initiative in the year under review was the opening of a new prototype Albert Heijn supermarket in Haarlem which attracted considerable domestic and international interest. Compared to its traditional predecessor, the new store has achieved encouraging growth in sales. The store is laid out like a village. On the outer fringe is the bargain aisle and, moving towards the center, products are grouped by consumption time frames so that the customer sees traditional and new options for breakfast, lunch and dinner. The produce and convenience departments have been expanded.

The heart of the store is a lively market square where fresh bread is baked, individualized pizzas are made to order and international dishes are prepared on site for a ready-made take-out service. Customer reactions to the new supermarket have been so positive that several other existing Albert Heijn stores are being partially or completely remodeled according to this concept.

An experimental opening of small Albert Heijn branches at Shell gas stations has also gone well and should result in the opening of several hundreds of such Albert Heijn outlets and provide an important boost in volume in coming years. Key to supporting the growing number and diversity of store types is Albert Heijn's 'Today for Tomorrow' distribution system. By utilizing the latest IT and logistics technology this system allows each store to customize its product offering and replenish a deliberately lean inventory on a daily basis. This provides the basis for 'Precision Retailing', an innovation which benefits both efficiency and customer service.

Ahold Institutional Food Supply (GVA), which serves wholesale customers, continued its progress and posted a strong rise in 1996 results. Operations have improved considerably and new growth, autonomously and through acquisition, is planned for. At Ahold Specialty Stores the results were under pressure as the result of one time write-offs. Gall & Gall was able to expand its position as the

Corporate Executive Board Annual Report 1996                        Page 6 of 17

country's leading wine and spirits specialist. Sales rose 4.4% to NLG 457 million. Gall & Gall's new store format, assortment and promotions contributed to the gains. In the past year, Gall & Gall added 18 stores, bringing the total number to 444 and increasing its market share.

The Etos health and beauty care chain strengthened its market position and also further expanded its franchise activities. Sales climbed 16.0% to NLG 441 million.

At the Jamin confectionery stores sales improved to NLG 138 million, 2.5% more than in 1995, but operating results declined. De Tuinen (health and natural products) has not yet achieved necessary critical mass. Private label activities were further strengthened in 1996 as the Marvelo and Meester production subsidiaries improved coordination with Albert Heijn with the aim of meeting the specific demands of the Albert Heijn customer more quickly and inexpensively. Operating results have clearly improved. Nistria had a good year while Vaco was sold by the end of 19%. The Schuitema wholesale organization, which is 73% owned by Ahold, had a reasonably good year, increasing sales by 4.0% to NLG 3.2 billion. The C1000 supermarket chain in particular showed a good performance, helping Schuitema to increase its share of the Dutch food market (Nielsen) to 10.3%.

Operating results at Schuitema were about the same as in 1995. However, net earnings improved by 6% over 1995.

Albert Heijn was the first to take advantage of extended store opening hours in the Netherlands. The new 8 to 8 opening hours are popular with the customers.

Europe Outside The Netherlands

In Europe outside the Netherlands, Ahold has built a leading food retailing company in the Czech Republic and has joint ventures in Portugal, Poland and Spain. Ahold also participates in AMS, a venture linking 12 European food retailers. Sales in Europe outside the Netherlands grew in 1996 by 33.0% to NLG
2.5 billion, primarily from the activities in Portugal and the Czech Republic. Despite start-up losses from Poland, the operating result for Europe increased 35.1% over 1995 to NLG 165 million.

In Portugal Ahold's successful joint venture, Jeronimo Martins Retail (JMR), operates 2 growing chains of supermarkets and hypermarkets across the country and now occupies the number 2 position in Portuguese food retailing. In the year under review, 20.9% sales growth was realized to total pte 190 billion (NLG 2.1 billion). The Pingo Doce supermarket chain achieved sales of pte 109 billion and the Feira Nova hypermarkets had sales of pte 77 billion. Drawing on the powerful financial and logistical support of its parent groups, JMR continues on target to achieve rapid, profitable growth in Portugal and has built a strong and defensible market position.

Last year Pingo Doce adopted a new distribution system. Pingo Doce's new, considerably more spacious and higher capacity stores and the 'just-in-time' stock supply system have greatly enhanced the shopping experience as well as operational efficiency. Pingo Doce also made good progress with private labels in the year under review and opened 8 new supermarkets. In addition, preparations were made for the opening of several new Feira Nova hypermarkets in 1998. In total JMR operated 110 Pingo Doce supermarkets and 12 Feira Nova hypermarkets as of the end of 1996.

In the Czech Republic, Ahold's Euronova subsidiary moved solidly into the black. Sales grew 69.8%, from czk 3.7 billion (NLG 0.2 billion) to czk 6.2 billion (NLG
0.4 billion) while operating results were also up significantly. Ahold now has 76 Mana supermarkets in the Czech Republic, 29 discount stores, 7 cash & carry operations and 3 mini-hypermarkets. Besides autonomous growth, which was once again considerable in 1996, the take-over of several smaller store chains at attractive locations in 1995 also clearly contributed to Euronova's development into a national chain. Its stores now serve

Corporate Executive Board Annual Report 1996                        Page 7 of 17

Czech consumers in all major cities, including Prague, as well as in numerous smaller towns across the country. The Czech management team has repeatedly demonstrated its ability to acquire and convert stores into one of the Euronova formats, achieving in each case a sharp improvement in sales volume. Czech consumers have clearly responded to attractive price levels, friendly service, good quality and ample choice. In 1996, Euronova added 12 stores, bringing the total to 108 excluding 7 cash & carry operations. The store network will continue to grow in 1997.

In Poland, Ahold has a 50/50 joint venture with the German retailer Allkauf. Operations are still in their early stages, recording supermarket and cash & carry sales of pln 166 million (NLG 101 million) and incurring a start-up loss for the year. Drawing on Ahold's experience in the neighboring Czech Republic, Ahold & Allkauf Poland aims to build a national chain. Retail store opportunities in this fast-growing market of 39 million inhabitants are extensive. The joint venture will gradually field a range of different store formats including the first Ahold & Allkauf hypermarket which is expected to open in the second half of 1997. Other hypermarket and supermarket projects, as well as cash & carrys and discount stores in residential neighborhoods, are in varying stages of preparation. Take-overs also form part of the strategy in our Polish joint venture, as demonstrated in 1996. At year end, 30 stores and 4 cash & carrys were in operation.

In Spain, Ahold began a 50/50 joint venture, Store 2000, in late 1996 together with Caprabo, a Barcelona-based food retailer. The goal of the joint venture is to establish a network of medium-sized and large supermarkets and hypermarkets in Spain over the next few years. All provinces are included in this plan except Catalonia where Caprabo has its own stores. By 1996 year end, the new joint venture had already made its first acquisition, 11 supermarkets in Madrid. Because Spain's retailing infrastructure is still underdeveloped, the two partners should be able to achieve rapid progress by pooling their local and international know-how.

The AMS venture further expanded its Euroshopper line of budget-price private label products. Benefitting from the collective volume of the AMS partners, this line offers excellent value to Albert Heijn customers. In 1996, the 12 European food chains belonging to AMS agreed on a number of new projects besides pursuing informal contacts and exchanges of information in areas of mutual interest.

The fully localized Czech management team has repeatedly demonstrated its ability to acquire and convert stores into one of the Euronova formats, achieving in each case a sharp improvement in sales volume.

Asia Pacific And Latin America

In Asia, Ahold made rapid progress last year towards its goal of becoming a regional leader in food retailing, opening its first 36 stores. Through agreements now in place with strong local partners, Ahold Asia Pacific is implementing an ambitious growth strategy to build a uniform regional chain of supermarkets under the Tops brand name. In Latin America, Ahold has taken a 50% interest in the voting share capital of Bompreco, the leading food retailer in northeast Brazil.

Asia Pacific

The Tops and BI-LO formats have been specifically developed for Asian markets and will be used, with local adaptations, for all of Ahold's Asian stores. Tops supermarkets are designed to offer the consumer a wide choice from a broad assortment, friendly service and numerous, daily fresh, local products. Tops store-brand products, sourced locally, will be increasingly available. The BI-LO discount food stores by contrast offer a limited assortment of basic grocery necessities at very low prices in a 'bare-bones' store environment.

In Malaysia, Ahold's venture with Perlis Plantations, a Kuok Group subsidiary, got underway as the

Corporate Executive Board Annual Report 1996                        Page 8 of 17

first 2 Tops supermarkets opened in October. By year end, 2 Tops supermarkets and 16 BI-LO discount stores were operational in Malaysia. In Thailand, a country with a population of 60 million, Ahold became co-owner of 31 existing supermarkets as from the beginning of 1997 through a joint venture with the prominent Central Robinson Group. Concentrated in the Bangkok area, the supermarkets are mostly located in department stores and operate under the Central and Robinson names. They will be remodeled into the Asian Tops format during the course of 1997. There are also plans for the opening of free-standing Tops stores. In addition, BI-LO discount stores will be opened in suitable smaller locations.

In Indonesia, Ahold entered into a technical assistance agreement with the PSP Group whereby Ahold will provide retailing know-how and assistance in various areas. By year end, plans were on course for the opening of the first Tops and BI-LO stores by PSP.

In Singapore, an affluent city-state of over 3 million people and a key regional financial and business center, Ahold is also teamed up with the Kuok Group to operate a small chain of Tops supermarkets. The ventureOs initial store is up and running in a prestigious central location and will convert to the Tops format in 1997. Singapore is also the home base of Ahold Asia Pacific Ltd., whose staff of local and international professionals are developing and quarterbacking the Group's growth initiatives throughout the region.

China is potentially the largest consumer market in the world with 1.2 billion people and has a rapidly growing economy. To develop a modern food retailing infrastructure in this key market, Ahold has established a joint venture with Zhonghui Supermarket Co., a subsidiary of the China Venturetech Investment Corporation. The joint venture owns 15 existing food retailing outlets in a densely populated district of Shanghai. In January 1997, just before the Chinese New Year, the first of these stores was remodeled into a Tops supermarket format and opened to great acclaim. From its opening day, sales at this first Chinese Tops unit have far outstripped those of the predecessor store. In the course of 1997, a number of additional supermarkets will be similarly remodeled into Tops formats.

By year end Ahold had 48 retail specialists and managers from the Netherlands and the US in the region to further develop the business and pass on their know-how and experience to local managers.

In Asia, Ahold has joint venture operations with local partners in Malaysia, Singapore, Thailand and China. In Indonesia Ahold has a technical assistance agreement.

Latin America

On December 23, 1996 Ahold began its initial foray into Latin America with the purchase of a 50% interest in the voting share capital of Bompreco, the leading food retailer in northeast Brazil. Bompreco owns 28 large supermarkets, 8 hypermarkets, 11 minimarkets and 3 department stores in 6 northeastern states including the city of Recife, generating 1996 sales of brl 1.3 billion (NLG 2.1 billion). Bompreco also owns a successful customer loyalty and payment card, Hypercard, and has built a reputation as one of the most successful Brazilian retailing teams. Ahold's investment and know-how will permit it to accelerate growth in 1997, both autonomously and through acquisition. In implementing its ambitious development program, Bompreco management works closely with Stop & Shop which has been teamed as a resource for knowledge and experience.

Associates

The number of associates at Royal Ahold grew 36.8% from 139,839 in 1995 to 191,267 at year end 1996. This considerable growth in employment is due chiefly to the acquisition of Stop & Shop. In

Corporate Executive Board Annual Report 1996                        Page 9 of 17

addition, the new Asian joint ventures as well as the joint venture with Bompreco in Brazil and rapidly expanding Ahold activities in the Czech Republic and Poland all contributed to the increased number of associates.

Ahold in the Netherlands and the United States showed a growth in employment last year. Expanded service to the customer, the extension of store opening hours in the Netherlands, the opening of new stores and the enlargement of existing ones have created new employment opportunities. Investments in new technology have superseded manual administrative work. For example, computer-directed automatic ordering systems linking the stores with distribution centers and suppliers have replaced previous procedures done by hand. Many labor-intensive support functions have thus been eliminated.

The new jobs are considered very attractive. A career with Ahold is viewed positively and enthusiastically, as can be seen by the explosive growth in interested applicants. The company provides associates with choice opportunities to keep their knowledge and practical experience current and to broaden and deepen it as well. Last year, a record number participated in courses and training programs, to improve their existing job skills or to master new skills and thereby enhance career opportunities.

To support Ahold's continuing rapid internationalization, much attention has been given to the transfer of know-how to countries where Ahold has begun new joint ventures with local partners. At year end, 48 Dutch and US retailing specialists were working in the 5 Asian countries where Ahold is active. In order to make such knowledge and experience available, the Corporate Executive Board has instituted an internal mentoring program under which each of the Ahold supermarket chains in the US and the Netherlands provides support for one of the new operations. Enthusiasm for this program is universally high. The management of the new joint ventures know where to turn, and the US and Dutch supermarket companies are more directly involved in the company's internationalization. Under the Ahold mentoring program, Albert Heijn is currently contributing to developments in China, Central Europe and Spain. Giant has adopted Thailand. Malaysia and Singapore receive support from Tops, and Indonesia can call on BI-LO, while Stop & Shop contributes to developments in Brazil.

Last year, the Corporate Executive Board updated and amended the Management Development (MD) program to better support Ahold's accelerating internationalization and growth. The new MD program specifies group needs and guides management development for the entire company.

The Netherlands

The average number of associates in the Netherlands last year totaled 56,419, 7.4% more than in 1995. Associate turnover remained relatively low. In the year under review, elections were held for the Associate Councils. The councils again provided useful input. The newly elected Central Associate Council (COR) consulted regularly with the Corporate Executive Board regarding developments within the company.

The Albert Heijn Dutch Customer Fund made excellent progress in 1996. The number of participants grew 29% to a total of 80,000 by year end, including more than 16,700 associates. The value of a unit increased to NLG 99.12 as of the end of 1996, a 31.3% increase. The Fund's assets totaled NLG 398 million at year end 1996, representing a 103% increase.

Total assets of the Ahold Pension Fund amounted to NLG 1.9 billion at year end 1996, up 17.3%. Some 24,000 associates contribute to the Fund, while 4,400 pensioners received payment from the Fund.

Other Europe

The Ahold ventures in Portugal, the Czech Republic and Poland employed an average of 13,471

Corporate Executive Board Annual Report 1996                       Page 10 of 17

associates, a 25.6% rise over the previous year. In all three countries intense emphasis is being placed on training.

United States

In 1996 Ahold USA employed an average of 89,242 people. The 29.0% increase was primarily attributable to the acquisition of Stop & Shop.

Tops, including Finast, now employs 22,859 people, 3.7% more than in 1995. Giant, including Edwards, has 22,411 associates, down 21.2% from 1995 due largely to the sale of 30 stores to gain Federal Trade Commission approval for the Stop & Shop acquisition. BI-LO's total number of associates rose 2.0% to 23,576.

Ahold intends to further involve its US associates more directly in the corporation's financial growth. At year end 1996, 3,190 associates held stock in Ahold through a specially developed associate stock purchase plan.

In the United States, great emphasis is being given to associate training throughout all the chains.

Ahold In Society

As an international retailer, Ahold is closely involved with the societies in which it operates and is directly affected by social and cultural changes. By achieving profitable growth in an increasing number of countries, Ahold contributes to their economic development and employment opportunities.

In well-developed consumer markets such as the Netherlands and the United States, our supermarket activities are strongly anchored in local communities. Many of our stores are treated by loyal customers as both a preferred supermarket and a meeting place for the community. This dual function is exceptionally important. Our store managers recognize this and work towards protecting and encouraging such functions. Ahold is following with keen interest developments in modern biotechnology which could affect the food supply. In Ahold's view, genetic engineering promises significant benefits to the consumer and society. However, we also believe that genetically modified new products must conform strictly with international health and safety standards. Moreover, to permit customers to make their own choice, Ahold strongly supports the appropriate labeling of such products.

The BSE crisis last year demonstrated the absence of uniform consumer protection standards in Europe. Ahold supports steps towards harmonizing health and safety standards across the continent. An important environmental effort initiated by Ahold, its industry partners and the government is the reduction of packaging materials and the promotion of recyclable packaging. In recent years Ahold's efforts, particularly with regard to its own private label lines, have led to a continuing downtrend in solid waste volumes. Much progress has also been made in assisting producers of fruit and vegetables sold in Ahold's stores to work in a more environmentally-friendly manner. Increasing road traffic congestion in Europe and many of the emerging markets is also a concern. Ahold is addressing this by optimizing its supply and delivery logistics. All Ahold operating companies pay considerable attention to energy conservation.

Financial Review

In 1996, Ahold achieved consolidated sales of NLG 36.5 billion, a 23.4% increase over 1995. Consolidated net earnings amounted to NLG 632.4 million in 1996, representing growth of 38.5%. After deducting preferred dividends, the net result attributable to common shareholders was NLG 622.9 million.

Earnings per common share increased by 16.7% to NLG 4.30 (1995: NLG 3.68). Sales and operating results benefited in 1996 from the higher average exchange rate of the dollar (NLG 1.69

Corporate Executive Board Annual Report 1996                       Page 11 of 17

vs. NLG 1.61). At a constant exchange rate, sales would have grown 20.0%, and net earnings would have increased 35.2%.

The 1996 accounts were greatly influenced by a number of important new consolidations. In the United States, the Stop & Shop supermarket chain based in New England (192 stores, annual sales $4.8 billion) was acquired on July 22, 1996 and included in the consolidation as per the same date. In early 1996, the Dutch Primarkt Group (20 supermarkets, 16 liquor stores, annual sales NLG 260 million) was acquired by Albert Heijn.

The joint venture in Poland (5 0/50 with Allkauf) was included in the consolidation, beginning in the third quarter of 1996. Our Spanish joint venture (50/50 with Caprabo) will be consolidated starting in 1997. In Asia Pacific, Ahold began activities with local partners in Singapore, Malaysia, Thailand and China. As of December 23, 1996, a 50% voting interest was acquired in the Brazilian retail corporation Bompreco (28 supermarkets, 8 hypermarkets, 11 minimarkets and 3 department stores, annual sales of NLG 2.1 billion). Bompreco was included in the consolidation effective December 29, 1996, the fiscal year end date.

Sales and operating results

Consolidated sales in guilders totaled NLG 36.5 billion, up 23.4%. In the Netherlands, sales of NLG 15.0 billion were recorded, an increase of 4.4% over 1995 (NLG 14.3 billion). Albert Heijn and the Ahold Specialty Stores (Etos and Gall & Gall) noted further increases in sales. Sales by the Schuitema wholesale organization to affiliated supermarkets also showed continued growth. Sales in the rest of Europe rose 33.0% to NLG 2.5 billion (1995: NLG 1.9 billion). In the United States, sales topped $11.2 billion, a 34.9% increase over 1995 ($8.3 billion). Excluding the effects of the Stop & Shop acquisition, the increase in the United States was about 8%.

Sales in Asia Pacific (NLG 55.9 million) were still limited. The consolidated operating result amounted to NLG 1,242.8 million (1995: NLG 915.5 million), an increase of 35.8%. In the Netherlands, the 1996 NLG 498.3 million operating result was up 14.0% from 1995's NLG 437.0 million. Albert Heijn, Ahold Institutional Food Supply and the production companies all posted significantly higher results. At Ahold Specialty Stores, the results were lower because of one-time write-offs. Schuitema's contribution to earnings was about the same as in 1995.

In the Netherlands a provision of NLG 30 million was charged to the 1996 earnings for the introduction of the Euro and the modification of computer software in anticipation of the millennium. In 1996, it was irrevocably concluded that the excise tax rate charged for wines imported from other European Union countries had been too high for a number of years. The resulting receivable has been recorded in 1996. As a result, earnings benefited from a NLG 50 million refund net of special promotional provisions.

Operating results for the rest of Europe amounted to NLG 165.5 million (1995:
NLG 122.5 million). The Portuguese chains Pingo Doce and Feira Nova showed significant growth in earnings. Euronova in the Czech Republic also had gains. Poland recorded start-up losses in 1996.

In 1996, the operating result for Asia Pacific was a loss of NLG 20.6 million, reflecting start-up costs for our activities in this region.

In the United States, operating results rose to $354.2 million (1995: $222.0 million), a 59.5% increase. Following the Stop & Shop take-over, a number of stores were transferred between Stop & Shop and Edwards, while other Stop & Shop and Edwards stores were sold to satisfy antitrust considerations. Allowing for these adjustments, Stop & ShopOs operating results advanced solidly and were fully in line with expectations. The integration of Finast and Tops and the consolidation of existing activities gave rise to approximately $25.0 million in costs and provisions which were charged against 1996 results. BI-LO, Edwards, Giant and Tops all recorded higher operating results

Corporate Executive Board Annual Report 1996                       Page 12 of 17

in 1996. Finast's results fell behind those of 1995.

Net financial expense

Despite the elimination of dividends from Argyll and Casino, income from unconsolidated subsidiaries and affiliates totaled NLG 6.2 million (1995: NLG
7.6 million), reflecting profits of unconsolidated real estate interests held by Schuitema.

Net interest expense came to NLG 324.7 million (1995: NLG 251.5 million). The increase was almost completely caused by the consolidation of Stop & Shop's interest charges. The interest coverage ratio improved in 1996 to 3.47 from 3.29 in 1995.

In 1996, NLG 248.8 million was reserved for income tax. Ahold's tax burden, expressed as a percentage of pre-tax earnings, was 26.9% (1995: 26.7%).

Net earnings after minority interests grew 38.5% to NLG 632.4 million, up from NLG 456.6 million in 1995. An unchanged exchange rate would have resulted in a 35.2% improvement in earnings.

Dividend proposal A proposal will be made to the General Meeting of Stockholders to declare a cash dividend of NLG 0.96 and $0.43 per common share (1995: NLG
0.88 and $0.36, adjusted for optional share dividends). Of these 1996 amounts, NLG 0.26 and $0.13 have been paid as interim dividends in 1996. The level of the annual cash dividend is based on a target payout ratio of 40% of the result attributable to common shareholders. Because the 1996 interim dividend was also made payable on the shares issued per July 19, 1996, the 1996 payout ratio was exceptionally above the target rate.

Furthermore, it will be proposed that stockholders once again be given the option of receiving the final dividend in cash or in stock from the tax-free additional paid-in capital. The size and composition of the optional stock dividend will be announced on April 24, 1997, after the close of trading on the Amsterdam Stock Exchange. Partly in view of the continuing internationalization of Ahold, it has been decided to discontinue dividend declarations in 2 currencies; dividends as of the financial year 1997 will be declared in guilders only.

Holders of cumulative preferred financing shares will receive a 1996 dividend of NLG 0.2369 per share of NLG 1.25 par value.

Investments and acquisitions

Investments in tangible fixed assets totaled NLG 1.6 billion in 1996, not including NLG 2.4 billion acquired through acquisitions. In addition, the company entered new capital lease commitments of NLG 107 million. Excluding acquisitions, Ahold invested NLG 537 million in the Netherlands, NLG 299 million in other European countries and $463 million in the United States. Investments in Asia Pacific were not material. Investments mainly concerned new stores and expansion and improvement of existing stores.

In early 1996, Ahold took over the Dutch supermarket chain Primarkt (20 supermarkets, 16 liquor stores, annual sales NLG 260 million). The acquisition price was NLG 111 million.

In July, Ahold acquired the US Stop & Shop supermarket chain. An amount of $3.0 billion was paid for this acquisition, including assumption of $1.3 billion in interest-bearing debt. The acquisition was financed with the proceeds of an international issue of 39.3 million common shares, which raised NLG 3.2 billion net.

At the end of December, Ahold took a 50% interest in the voting share capital of Bompreco, a Brazilian retailer at an acquisition price of NLG 475 million from available cash. Bompreco operates 50 stores in northeast Brazil and has annual sales of approximately brl 1.3 billion (NLG 2.1 billion).

Equity position

At year end 1996, the balance sheet totaled NLG 14.9 billion, an increase of NLG
5.6 billion from

Corporate Executive Board Annual Report 1996                       Page 13 of 17

the 1995 year end total. This rise primarily reflected the effect of investments and acquisitions (about NLG 4.8 billion), as well as the significantly higher year end dollar exchange rate (NLG 1.75 vs. NLG 1.60).

As of year end 1996, stockholders' equity was NLG 2.4 billion (1995: NLG 2.2 billion). Together with minority interests, this represents 18.5% of the balance sheet total (1995: 24.9%). In 1996, stockholders' equity rose due to new issues of cumulative preferred financing shares (NLG 248 million) and common shares (NLG 3,198 million). In addition, stockholders' equity increased as a result of retained earnings (NLG 333 million), optional stock dividends (NLG 193 million), the exercise of stock options (NLG 58 million), and exchange rate fluctuations (NLG 96 million). Goodwill paid on acquisitions (NLG 3,917 million) and the settlement of the cross participations (NLG 33 million) were charged to stockholders' equity.

Capital accounts were NLG 3.2 billion as of year end 1996, up from NLG 2.7 billion in 1995, representing 21.2% of the balance sheet total (1995: 29.4%). Interest-bearing debt rose to NLG 5.4 billion from NLG 3.0 billion in 1995, due mostly to the effect of consolidations.

The ratio between interest-bearing debt, including capital leases, net of cash, and stockholders' equity, including minority interests (net gearing) increased from 106% to 172%. The ratio of current assets to current liabilities was 85% (1995: 82%). Of the NLG 714 million total cash balance, approximately NLG 400 million is considered as committed to daily operations.

Financing

Acquisitions made during 1996 were financed primarily through the proceeds of a global offering of common shares and the issuance of preferred shares as well as from available funds and the sale of certain non-operating assets. Early in 1996, Argyll, Casino and Ahold decided to terminate their cross share holdings. Ahold subsequently arranged for its shares held by Argyll and Casino to be placed with 4 major Dutch financial institutions. The proceeds for Ahold resulting from the sale of its Casino and Argyll shares was NLG 198 million and generated a book loss of NLG 33 million which was charged against stockholders' equity.

Ahold also issued 40 million cumulative preferred financing shares at NLG 6.25 on June 25, 1996. Additionally, to finance the acquisition of the US supermarket chain Stop & Shop, Ahold successfully completed the global offering of 39.3 million new common shares at NLG 85 in the third quarter of 1996. Both issues generated net proceeds of NLG 3.4 billion in total.

As a result of the acquisition of Stop & Shop, several refinancing transactions were completed in the fourth quarter including a tender offer for $118 million, 11 3/4% bonds of Purity Supreme Supermarkets, a wholly owned subsidiary of Stop & Shop. This tender was successfully completed on November 1, 1996 when 92.3% of these bonds were retired at 107 3/4. To finance the retirement of these bonds as well as other pre-existing Stop & Shop debt, a NLG 500 million, 6.25%, 10-year eurobond was issued on November 28, 1996 by Ahold USA Holdings, Inc. and guaranteed by Royal Ahold.

On December 18, 1996, a new $1 billion, 7-year Multicurrency Revolving Credit Facility was executed to replace Ahold's $400 million Multicurrency Revolving Credit Facility, as well as various other pre-existing Stop & Shop bank facilities. While borrowings under this facility are at floating rates, $500 million of this facility has been swapped to fixed rates for a 5-year period ending December 18, 2001. Stop & Shop successfully completed the sale of various non-strategic real estate which was no longer used in its core business operations for approximately $100 million. The proceeds from this sale, along with other funds available from Ahold, were used to retire Stop & Shop's $200 million 10 1/8% mortgage loan which matured on December 16, 1996.

On December 23, 1996 Ahold completed the acquisition of 50% of the common shares of Bompreco in Brazil for brl 285 million (NLG 475 million). The transaction was financed from

Corporate Executive Board Annual Report 1996                       Page 14 of 17

internal funds.

The short-term guilder interest rate continued its downward trend during the course of the year, resulting in a mildly positive impact on interest expense. Through interest rate options, Ahold hedged a portion of its risk against interest rate hikes. Interest rates on Ahold's US dollar loan portfolio are effectively maintained at fixed rates.

Impact of currency fluctuations Exchange rate fluctuations, particularly between the dollar and the guilder, are reflected in Ahold's consolidated statements. In determining earnings, a quarterly average rate of exchange is used. For the full year 1996, the average dollar rate was NLG 1.69 compared to NLG 1.61 in 1995. This difference had a positive effect of approximately NLG 15.0 million on consolidated net earnings.

The balance sheet reflects the exchange rate as of the balance sheet date. At 1996 year end, this was NLG 1.75 per dollar against NLG 1.60 per dollar for 1995. This exchange rate differential resulted in an amount of NLG 96 million being added to stockholders' equity. A schedule of exchange rates used in 1996 and 1995 is given on page 48.

The currency risks arising from translation of financial statements stated in foreign currencies are not hedged.

Conversely, certain financial instruments are used to hedge interest risks, price risks on goods transactions and currency risks for specific transactions.

Outlook For 1997

Both sales and operating results in the Netherlands and other European countries will be higher in 1997 than in 1996. In the United States, sales and operating results will rise significantly, primarily due to the full year inclusion of Stop & Shop. Activities in Brazil (Bompreco) will make a positive contribution to the operating results and net earnings. In Asia Pacific futher start-up losses will occur. The consolidated net earnings for 1997 will be considerably higher than in 1996. Earnings per share will also show significant growth in 1997. Futhermore we expect stockholders' equity to rise and the solvency rate to improve.

Sales in the Netherlands are expected to rise moderately in 1997, in line with the trend of recent years. With modest inflation, growth in volume will be limited.

In this environment, Albert Heijn will again emphasize new and better services for customers. Additionally, further refinement of the goods flow process and improving the cost structure will remain key priorities. Albert Heijn once again expects higher operating results in 1997, with sales and market share also rising.

Ahold Specialty Stores also anticipates higher sales, market share and operating results in 1997. As in 1996, sales growth will come mainly from the expanding number of franchisees.

Ahold Institutional Food Supply is predicting further growth in sales and continued improvement in the operating result. Increase in the operating result is also expected at the production companies. The Schuitema wholesale organization expects results at least equal to 1996.

In Portugal and the Czech Republic, there will be further growth in sales and operating results, though the accelerated pace of recent years may slow somewhat, especially in Portugal. Sales in Poland will increase with the opening of the first hypermarket in 1997, though results in this start-up period will remain negative. Activities in Spain are also in their start-up phase and will be loss-making in 1997.

In the United States, we foresee further moderate rises in prices for food and other consumables and a limited growth in volume, though this will vary by operating area. The acquisition of Stop & Shop in 1996 gave our United States growth prospects a powerful impetus. This acquisition, along with the Edwards and Finast reorganizations completed in 1996, and the heightened cooperation among

Corporate Executive Board Annual Report 1996                       Page 15 of 17

our chains in 1997 will result in strong sales growth and a considerable increase in operating results. BI-LO, Tops, Giant and Stop & Shop all expect higher sales and operating results in 1997. In the Asia Pacific region, we foresee an important rise in sales, thanks largely to the cooperative venture underway in Thailand since early 1997. Start-up losses for the year will surpass those of 1996. Building a solid presence in these important future markets will be a moderate burden on the total results for some years to come. In 1997, our 50% participation in the Brazilian store chain Bompreco will be included in the consolidated results. Bompreco will add approximately NLG 2.3 billion in sales, while its contribution to 1997 net earnings is expected to be positive. We are optimistic about the growth prospects for Ahold in Latin America.

Our existing activities will invest about NLG 2.0 billion in tangible assets in 1997. Of this amount, approximately NLG 900 million will be spent in Europe, for the most part in the Netherlands; $600 million in the United States; and NLG 200 million in other operating areas.

We continue to seek new growth opportunities through acquisition or investment in high-quality food retailers.

Internal growth can be financed from cash flow, though external financing will be sought for major acquisitions.

Net interest expense will increase substantially, partly due to the 1996 consolidations. Nevertheless the interest coverage ratio will further improve. The tax burden will increase slightly in 1997. Retained earnings will further strengthen shareholders' equity and the solvency rate. Expansion of the store chains and new activities should create employment opportunities though structural and organizational changes currently underway at several subsidiaries will lead to the loss of some positions. On balance, we expect employment to grow modestly in 1997.

Corporate Executive Board
Zaandam, March 26, 1997

Report From The Supervisory Board

We hereby present for your approval the annual report prepared by the Corporate Executive Board and approved by us for fiscal year 1996. This annual report has been audited per our request by Deloitte & Touche. The auditor's statement may be found on page 61, in the chapter entitled 'Additional Information'.

In consultation with the Corporate Executive Board, we propose to declare a 1996 dividend of NLG 0.96 and $0.43 (1995: NLG 0.88 and $0.36) per common share of NLG 1.25 par value. Of these amounts, NLG 0.26 and $0.13 have been paid as interim dividends. The final dividend of NLG 0.70 and $0.30 (1995: NLG 0.64 and $0.25) will be paid in cash or in shares, just as with the interim dividend, from the tax-free additional paid-in capital. The size and composition of this optional stock dividend will be announced on April 24, 1997 after the close of trading on the Amsterdam Stock Exchange.

Mr. A. Heijn will resign from the Supervisory Board on May 7, 1997. Mr. Heijn's departure signals the end of an era. For nearly 50 years, 27 of those as president and 9 as a Supervisory Board member, Mr. Heijn has devoted himself to Ahold affairs. His wide-ranging international knowledge and experience have significantly contributed to the strong position Ahold currently holds in the food retailing industry. We wish to extend to him our deepest gratitude.

The membership period for 2 other Supervisory Board members, Mr. A.J. Kranendonk and Mr. R.J. Nelissen, is due to expire this year but both have indicated their desire to be renamed to the Board. We have decided to once again name Mr. Kranendonk and Mr. Nelissen until the years 2000 and 2001 respectively. Their appointments were made after seeking advice from the Shareholders

Corporate Executive Board Annual Report 1996                       Page 16 of 17

Committee and the Central Associates' Council.

Mr. J.H. Choufoer stepped down as Chairman of the Supervisory Board on May 15, 1996. He was a member of our Board for nearly 11 consecutive years, the last 9 as chairman. He has been a competent and dedicated chairman and his guidance has been greatly appreciated. We are grateful for his extraordinary devotion to Ahold.

Effective April 1, 1997, we have named Mr. A.M. Meurs to the Corporate Executive Board. Mr. Meurs (46) is presently Senior Vice President Business Development. He began his career at Ahold in 1992 as Senior Vice President Finance. On the Executive Board, Mr. Meurs will be responsible for Finance and Taxes, Financial Control and Administration, Internal Auditing and Business Development.

During the year under review, the Supervisory Board was kept informed of the state of affairs within the company and met periodically with the Corporate Executive Board. Topics discussed included corporate strategy, top structure, remuneration of the Executive Board, quarterly results and the development of the financial position. Extensive consideration was also given to the acquisitions undertaken by the company, particularly that of Stop & Shop in the United States, and the issue of new shares.

The consultation meetings of the Central Associates' Council, where the annual figures and Ahold's social policy were presented, were attended by members of our Board.

Supervisory Board
Zaandam, March 26, 1997

Investor Relations

Ahold had a rewarding year in terms of investor relations in 1996. The highlight of the year was the successful share offering through which Ahold sold 39.3 million new common shares at NLG 85 per share in order to finance the acquisition of Stop & Shop. The offering raised NLG 3.2 billion and was completed on July 19, 1996. This followed 3 weeks of presentations by 2 teams of Ahold executives who travelled to over 20 cities in Europe and North America to explain to existing and potential shareholders the expected impact of acquiring Stop & Shop. Approximately 35% of the new shares were sold to individual investors and 65% to institutional investors.

Besides the common share offering, Ahold also placed 40 million cumulative preferred financing shares (par value NLG 1.25) at a price of NLG 6.25 per share in June 1996 with Dutch institutional investors raising approximately NLG 250 million. Ahold will pay a dividend on these issued shares of 7.37% per year through 2006.

With the 2 transactions mentioned above and with a strong rise in Ahold's share price in 1996, the total capitalization of the company more than doubled, growing from NLG 8.5 billion at year end 1995 to NLG 18.5 billion at the end of 1996. During 1996, Ahold received notification of the following 5 Dutch institutional investors holding more than 5% of issued and out-standing capital:
Algemeen Burgerlijk Pensioenfonds (5,42%); AMEV/VSB 1990 NV (7,95%); ING Groep NV (7,42%); Cosperatie Achmea UA (7,21%); AEGON NV (6,11%).

While the effort to accomplish the share issues on top of ongoing investor relations activities made for a challenging year, Ahold was proud to be awarded, once again, the Bank Labouchere Prize for the best investor relations program in the Netherlands. We will strive to continue presenting the company and its strategy to investors and potential investors in a clear and open manner. In 1997, the company announced that it will be proposed to the General Meeting of Stockholders to split the shares three-for-one, change the par value of common shares to NLG 0.50 and increase the authorized share capital. The stock split, if approved, will become effective July 21, 1997.

Stock Exchange Listings

Corporate Executive Board Annual Report 1996                       Page 17 of 17

Amsterdam Stock and Option Exchange; Zurich Stock Exchange; Brussels Stock Exchange; New York Stock Exchange, in form of American Depository Receipts
(ADRs), symbol: AHO.

Share Options are traded on the European Options Exchange in Amsterdam. Source of information price of Ahold share
- Reuter Equities 2000 Service (symbol: AHLN.AS)
- Quarton (symbol: AHOL.EU.).

In October 1996, the Committee on Corporate Governance in the Netherlands published its first draft report with clear recommendations for future changes to corporate governance with respect to companies listed on the Amsterdam Stock and Option Exchange. The Board of Ahold plans to present its position on these recommendations at the 1998 General Meeting of Stockholders.

This annual report of Royal Ahold was presented at the General Meeting of Stockholders on May 6, 1997 at Grand Hotel Krasnapolsky, Amsterdam, the Netherlands.

Interim Reports for 1997 Publication Dates:

first quarter: June 12, 1997; second quarter: September 4, 1997; third quarter:
November 25, 1997.
Royal Ahold

Visitors address:
Albert Heijnweg 1, Zaandam

Mailing address:
P.O. Box 3050
1500 HB Zaandam
The Netherlands

Tel. +31 75 659 91 11
Fax +31 75 659 83 50

Trade Register Zaandam No. 35000363

Ahold Public Relations
J. Hol
Tel. +31 75 659 57 20
Fax +31 75 659 83 60
E-mail: jan.hol@corp.ahold.n1

Ahold Investor Relations
S.B. Brown
Tel. +31 75 659 56 48
Fax +31 75 659 83 59
E-mail: stuart.brown@corp.ahold.nl

Financial Information Tel. +31 75 659 59 19